UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Transocean Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE TO SHAREHOLDERS

March 11, 2019

Letter to Shareholders

To the owners of our company:

2018 will be remembered as a transformative year in Transocean’s long and storied history. Among other things:

●	We expanded and enhanced our fleet through three separate strategic acquisitions, further strengthening our industry-leading position in the ultra-deepwater and harsh environment floater markets.
●	We bolstered our backlog by booking 37 new floater fixtures in 2018, adding 19 rig years, and almost $2 billion in future work, our highest total since 2014.
●	We entered into an agreement with Chevron to construct and operate the industry’s most technically capable ultra-deepwater drillship, and the first equipped with subsea equipment rated to 20,000 psi.
●	We continued to strengthen our balance sheet and extend our liquidity runway through five discrete opportunistic financing transactions.

We accomplished all of this while delivering safe and efficient operations, including a full year without a single lost time incident, and the highest Revenue, Adjusted EBITDA and Adjusted EBITDA Margin for 2018 among all offshore drilling contractors.

We believe that 2018 may also be remembered as the start of the recovery in the offshore market. Buoyed by strong and relatively stable oil prices over the first three quarters of 2018, many of our customers generated record cash flows from operations, providing them with the liquidity that they needed to fund dividends, repurchase their own shares, service debt and invest in longer cycle offshore projects. This incremental cash, coupled with dramatically reduced breakeven costs per barrel for offshore projects, and rapidly declining reserve replacement ratios, led to a tangible increase in year-over-year contracting activity.

Even though oil prices declined sharply in the fourth quarter of 2018, creating temporary uncertainty across the industry, we continue to expect increased levels of contracting activity as we progress through 2019. Oil prices have rebounded to start the year, with Brent crude trading above $60 per barrel, and our recent customer engagements suggest that they are undeterred by the year-end volatility in commodity prices. However, we remain acutely aware that price instability could delay offshore projects currently planned for the back half of 2019, 2020 and 2021. As such, we will maintain our disciplined approach as we continue to enhance our leadership position and prepare Transocean to capitalize on the incremental demand that we expect to ultimately materialize in the ultra-deepwater market.

In preparation for that recovery, we will continue to be prudent as we take the necessary actions to strategically position Transocean to outperform throughout the cycle.

We continue to strengthen our fleet of high-specification assets through newbuilds, acquisitions and divestitures  – further enhancing our industry-leading harsh environment and ultra-deepwater fleet. In February 2018, the Deepwater Poseidon, the fourth and final contract-backed Shell newbuild, commenced its ten-year contract in the Gulf of Mexico. In addition to adding the Poseidon to our operating fleet during 2018, we closed three significant transactions – the acquisitions of Songa Offshore SE and Ocean Rig UDW Inc and an investment in a joint venture to acquire, complete, market and operate the Transocean Norge, a harsh environment semi-submersible drilling rig. The high-specification assets associated with all three of these transactions are preferred by our customers and position us to best capitalize on a market recovery.

The Songa acquisition added four high-specification, fit-for-purpose harsh environment semi-submersible drilling rigs to our fleet, while bolstering our backlog with $3.8 billion of long-term contracts.

The Ocean Rig acquisition added ten high-specification ultra-deepwater drillships to our fleet, including two world-class assets currently under construction, with deliveries scheduled for 2019 and 2020. This provides us with more of the highly efficient assets that our customers favor.

Lastly, our 33% investment in the joint venture that acquired the Transocean Norge secured us the exclusive marketing and operating rights to one of the industry’s most capable harsh environment semi-submersibles.  We have now taken delivery of this rig, and she is scheduled to commence her maiden contract in the second quarter of 2019.

We have also furthered the high-grading of our fleet through the recycling of ten older, less-competitive assets since the beginning of 2018, bringing our total over the past five years to 48 floaters. When offset by the newbuilds, and rigs added through acquisitions over those same five years, we now have a fleet of 48 floaters, including 31 ultra-deepwater, 13 harsh environment, and four midwater floaters.

While we will continue to evaluate our fleet and consider opportunities to enhance it, we are pleased to have assembled the largest and highest-specification ultra-deepwater and harsh environment floater fleet in the industry.

We continue to add new contracts to our backlog, including a contract to construct and operate the industry’s highest specification ultra-deepwater drillship. Over the course of 2018, Transocean added almost $2 billion of new backlog by securing 37 awards. By comparison to the prior year, this represents a 222% increase in total dollars booked, and a 144% increase in total contracts awarded. Of note, our 37 new fixtures in 2018 represented 21% of the total floater contracts awarded in 2018, the most of any offshore driller, clearly suggesting that our customers prefer our high-specification assets, our history of performance in challenging environments, and our flexible approach to contracting arrangements, including performance-driven models. Importantly, because of Transocean’s global reach, during 2018, we secured contracts in every major market, including the U.S. Gulf of Mexico, Canada, Brazil, West Africa, the United Kingdom, Norway, India, Southeast Asia and Australia.

The most notable of those contract awards was realized in late December, when we entered into an agreement with Chevron to construct and operate the industry’s most technically capable drillship, which will incorporate state-of-the-art technology, including dual 20,000 psi blowout preventers, a first for ultra-deepwater applications, a derrick with gross hoisting capacity of 3.4 million pounds, a variable deckload capacity of 24,000 metric tons, and an enhanced dynamic positioning system. The five-year drilling contract for this rig added an estimated $830 million to our already industry-leading backlog and represents the largest single contract any offshore driller has entered into since 2012. More than any other award, this contract is a testament to the confidence that our customers have in Transocean’s ability to safely, efficiently and successfully deliver new game-changing technology to the industry, enabling our customers to drill and complete wells in reservoirs previously deemed inaccessible.

We remain committed to maintaining our balance sheet flexibility. In 2018, through various opportunistic transactions, we issued approximately $3.0 billion of debt with maturities between 2023 and 2025, while retiring $2.1 billion of debt with maturities primarily between 2018 and 2022. Additionally, we successfully entered into a new $1 billion five-year undrawn revolving credit facility, including a $500 million accordion feature. As a direct result of these transactions and outstanding operational performance, we exited 2018 with $2.2 billion in cash

NOTICE TO SHAREHOLDERS

and short-term investments and a $1 billion undrawn revolving credit facility. Therefore, we enter 2019 with sufficient liquidity to continue to navigate the current market environment, while also continuing to invest in our fleet, people and strategy.

We continue to focus on differentiation and operational excellence. In 2018, we continued to make advancements in the development of several new technologies designed to improve safety, equipment reliability, and drilling efficiency. We also made progress in commercializing technology engineered to reduce a rig’s fuel consumption and carbon footprint, which we will begin deploying to select rigs in 2019.

We fully recognize that we must continue to realize opportunities to improve our customers’ economics through more efficient well delivery; thus, we continue to explore new technologies and processes to safely reduce the time required to drill and complete wells.

Entering 2019, we are prepared to execute more rig reactivations and rig moves than we have in the recent past; therefore, in addition to focusing on new technology and process redesign, we are thoroughly focused on flawless and timely reactivations. This includes an acute focus on delivering incident-free operations and superior uptime performance, beginning day one of the campaign. We believe that efficient reactivations will be critical in differentiating Transocean in the eyes of our customers and are working intently with both the shipyards and our equipment providers to thoughtfully plan and execute each project.

We remain committed to corporate sustainability. In 2018, we introduced the first sustainability report in Transocean’s history. In this report, we captured our 2016 baseline performance and communicated our 2022 goals for: Personal Safety, Environmental Impact, Innovation and Technology, Operational and Financial Performance, Diversity and Development, and Community Support. While our 2022 goals are ambitious, the organization is committed to taking the actions required to deliver our stated objectives.

We look forward to 2019. While the volatility in oil prices over the final months of 2018 created some uncertainty, we remain encouraged by the strategic direction we have taken at Transocean and the opportunities we believe will continue to emerge in the offshore deepwater market. Supporting our position:

●	Our customers generated record cash flows in 2018, providing them the flexibility to return capital to shareholders, service debt and invest in longer cycle offshore projects.
●	Offshore project breakeven costs per barrel continue to trend lower and are demonstrating superior economics to other opportunities in our customers’ portfolios.
●	Our customers need to replace their longer-term production and reserve base.

We believe that the combination of these three facts should drive a material increase in offshore drilling activity in 2019 and beyond.

We also are pleased to announce that Chadwick C. “Chad” Deaton, a member of our Board since 2012, is being nominated to succeed our current Chairman, Merrill A. “Pete” Miller, who will not stand for re-election to the Board. Chad joined our Board before his retirement in 2013 from his role as Executive Chairman of Baker Hughes, where he also served eight years as Chairman, President and Chief Executive Officer. Chad has more than 30 years of experience in the oilfield service industry. We thank Pete for his significant contributions to the success of Transocean over the past five years and look forward to Chad’s leadership going forward.

We thank you, our shareholders, on behalf of our entire team at Transocean, for your continued support and trust. We look forward to further strengthening this great company as we enter the recovery.

Merrill A. “Pete” Miller, Jr.	Jeremy D. Thigpen
Chairman of the Board of Directors	President and Chief Executive Officer

Notice to Shareholders	ii
Proxy Statement Summary	iv
Invitation to 2019 Annual General Meeting of Transocean Ltd.	1
Important Notice Regarding the Availability of Proxy Materials	6
Information About the Meeting and Voting	P-7

Agenda Item 1. Approval of the 2018 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2018 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2018

P-12
Agenda Item 2. Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2018	P-13
Agenda Item 3. Appropriation of the Accumulated Loss for Fiscal Year 2018	P-14
Agenda Item 4. Reelection of 10 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting	P-15
Skills & Experience Matrix for Independent Directors	P-22
Agenda Item 5. Election of the Chairman of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting	P-24
Agenda Item 6. Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting	P-25
Agenda Item 7. Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting	P-26

Agenda Item 8. Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2019 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One‑Year Term

P-27
Agenda Item 9. Advisory Vote to Approve Named Executive Officer Compensation	P-29
Agenda Item 10. Prospective Votes on the Maximum Compensation of the Board of Directors and the Executive Management Team	P-31
Corporate Governance	P-37
Board Meetings and Committees	P-45
2018 Director Compensation	P-50
Audit Committee Report	P-51
Security Ownership of Certain Beneficial Owners	P-53
Security Ownership of Directors and Executive Officers	P-54
Compensation Discussion and Analysis	P-55
Compensation Committee Report	P-80
Executive Compensation	P-81
Equity Compensation Plan Information	P-89
Other Matters	P-90
Appendix A. Non-GAAP Financial Information	AP-1

Transocean 2019 Proxy Statement	i

NOTICE TO SHAREHOLDERS

March 11, 2019

Dear Shareholder:

The 2019 annual general meeting of the shareholders (the “2019 Annual General Meeting”) of Transocean Ltd. (the “Company”) will be held on Thursday, May 9, 2019, at 6:30 p.m., Swiss time, at our offices at Turmstrasse 30, CH-6312 Steinhausen, Switzerland. Information regarding the matters to be acted upon at the meeting is set forth in the attached invitation to the 2019 Annual General Meeting and the proxy statement, which is available at: www.deepwater.com by selecting Financial Reports, Annual and Quarterly Reports in the dropdown of the Investors section.

At the 2019 Annual General Meeting, we will ask you to vote on the following items:

Agenda Item	Description	Board of Directors Recommendation
1

Approval of the 2018 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2018 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2018

FOR
2	Discharge of the Members of the Board of Directors and Executive Management Team from Liability for Activities During Fiscal Year 2018	FOR
3	Appropriation of the Accumulated Loss for Fiscal Year 2018	FOR
4	Reelection of 10 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting	FOR
5	Election of the Chairman of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting	FOR
6	Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting	FOR
7	Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting	FOR
8

Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2019 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One‑Year Term

FOR
9	Advisory Vote to Approve Named Executive Officer Compensation	FOR
10	Prospective Votes on the Maximum Compensation of the Board of Directors and the Executive Management Team	FOR

It is important that your shares be represented and voted at the meeting, whether you plan to attend or not. If you are a shareholder registered in our share register, you may submit voting instructions electronically over the internet, by telephone or, if you request that the proxy materials be mailed to you, by completing, signing and returning the proxy card enclosed with those materials. If you hold your shares in the name of a bank, broker or other nominee, please follow the instructions provided by your bank, broker or nominee for submitting voting instructions, including whether you may submit voting instructions by mail, telephone or over the internet.

ii	Transocean 2019 Proxy Statement

NOTICE TO SHAREHOLDERS

Under rules of the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders as of the close of business on March 15, 2019. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. The Notice also instructs you on how you may submit your proxy over the internet, by telephone or via mail. If you receive the Notice, you will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice or as otherwise described in the proxy statement.

A copy of the proxy materials, including a proxy card or voting instruction form, will also be sent to any additional shareholders who are registered in our share register as shareholders with voting rights, or who become beneficial owners through a nominee registered in our share register as a shareholder with voting rights, as of the close of business on April 22, 2019, and who were not registered as of March 8, 2019. The proxy statement and form of proxy are first being mailed to shareholders on or about March 15, 2019.

A note to Swiss and other European investors: Transocean Ltd. is incorporated in Switzerland, has issued registered shares and trades on the New York Stock Exchange; however, unlike some Swiss incorporated companies, share blocking and re‑registration are not requirements for any shares of Transocean Ltd. to be voted at the meeting, and all shares may be traded after the record date.

Thank you in advance for your vote.

Sincerely,

Merrill A. “Pete” Miller, Jr.	Jeremy D. Thigpen
Chairman of the Board of Directors	President and Chief Executive Officer

Transocean 2019 Proxy Statement	iii

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

2019 Annual General Meeting Details

Date and Time	Place:	Record Date:
Thursday, May 9, 2019	Offices of Transocean Ltd.	April 22, 2019
6:30 p.m., Swiss time	Turmstrasse 30
CH-6312 Steinhausen, Switzerland

Voting:

Internet	Telephone	Mail	In Person

Visit the website noted on your proxy card to vote online.	Use the toll-free telephone number noted on your proxy card to vote by telephone.	Sign, date and return your proxy card in the postage pre-paid envelope provided to vote by mail.	Cast your vote in person at the 2019 Annual General Meeting.

Shareholders registered in our share register on the record date have the right to attend the 2019 Annual General Meeting and vote their shares. Such shareholders may designate proxies to vote their shares by submitting their proxy electronically over the internet, by telephone or, if they request that the proxy materials be mailed to them, by completing, signing and returning the proxy card enclosed with those materials. Please review the voting instructions in the proxy statement for each of these methods. Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may submit voting instructions by mail, telephone or over the internet.

Shareholders who wish to attend and vote at the meeting in person are required to present either the Notice, or any proxy card that is sent to them, or, if they hold their shares in the name of a bank, broker or other nominee, a legal proxy issued by their bank, broker or other nominee in their name, each with proof of identification.

Materials:

Our proxy statement and 2018 Annual Report are available at: www.deepwater.com by selecting Financial Reports/Annual and Quarterly Reports in the dropdown of the Investors section.

iv	Transocean 2019 Proxy Statement

PROXY STATEMENT SUMMARY

Nominees to the Board of Directors

We are asking you to vote FOR all of the director nominees listed below. During 2018, each of the current directors attended 100% of the Board of Directors’ meetings and committee meetings held by committees on which he or she served during his or her elected term. Detailed information regarding the nominees for reelection is provided under Agenda Item 4:

Directors for Reelection	Independent*
Glyn A. Barker	✓
Vanessa C.L. Chang	✓
Frederico F. Curado	✓
Chadwick C. Deaton	✓
Vincent J. Intrieri	✓
Samuel J. Merksamer	✓
Frederik W. Mohn	✓
Edward R. Muller	✓
Tan Ek Kia	✓
Jeremy D. Thigpen

* As determined by the Board of Directors in accordance with applicable rules and regulations.

Swiss Minder Ordinance

Under the Swiss Ordinance Against Excessive Compensation At Public Companies (the “Minder Ordinance”) and our Articles of Association, the authority to elect the Chairman of the Board of Directors and the members of the Compensation Committee is vested in the general meeting of shareholders. The Board of Directors recommends that you elect Chadwick C. Deaton as Chairman of the Board of Directors (Agenda Item 5) and Frederico F. Curado, Vincent J. Intrieri and Tan Ek Kia as members of the Compensation Committee (Agenda Item 6) to serve until completion of the 2020 annual general meeting of the shareholders (the “2020 Annual General Meeting”). Note that under the Minder Ordinance and our Articles of Association, if any of these individuals were to resign or there were vacancies in the office of the Chairman or the Compensation Committee for other reasons, the Board of Directors would have the authority to replace him or her with another member of the Board of Directors for a term expiring at the next annual general meeting.

Pursuant to the Minder Ordinance, the Company is not permitted to appoint a corporate representative to act as the proxy for purposes of voting at the 2019 Annual General Meeting. Swiss companies may only appoint an independent proxy for these purposes. At the 2018 annual general meeting of the shareholders (the “2018 Annual General Meeting”), shareholders elected Schweiger Advokatur / Notariat to serve as our independent proxy for a term extending until the completion of the 2019 Annual General Meeting. Agenda Item 7 asks that you again elect this firm to act as the independent proxy for the 2020 Annual General Meeting and any extraordinary general meeting of shareholders of the Company that may be held prior to the 2020 Annual General Meeting.

The Minder Ordinance and our Articles of Association also require that the shareholders ratify the maximum aggregate amount of compensation of the Board of Directors for the period between the 2019 Annual General Meeting and the 2020 Annual General Meeting (Agenda Item 10A) and the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2020 (Agenda Item 10B). The shareholder vote is binding.

Features of Executive Compensation Program

Our executive compensation program reflects a commitment to retain and attract highly qualified executives. The elements of our program are designed to motivate our executives to achieve our overall business objectives and create sustainable shareholder value in a cost‑effective manner and reward executives for achieving superior financial, safety and operational performance, each of which is important to the long‑term success of

Transocean 2019 Proxy Statement	v

PROXY STATEMENT SUMMARY

the Company. We believe our executive compensation program includes key features that align the interests of our executives with those of our shareholders and does not include features that could impair that alignment.

What We Do	What We Don’t Do

✓    Conduct an annual review of our compensation strategy, including a review of our compensation-related risk profile

✓    Mandate meaningful share ownership requirements for our executives

✓    Maintain a clawback policy that allows for the forfeiture, recovery or adjustment of incentive compensation (cash and equity)

✓    Base annual and long-term incentive payments on quantitative, formulaic metrics

✓    Maintain compensation plans that are weighted significantly toward variable pay to align our executive compensation with long-term shareholder interests

✓    Link long-term incentive compensation to relative performance metrics to incent strong performance

✓    Deliver at least 50% of long-term incentives in performance-based equity awards

✓    Retain an independent consultant who does not perform any services for management (i.e., retained by and reports only to our Compensation Committee)

✓    Maintain double trigger change-in-control provisions

✗   Allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than employee stock options)

✗   Allow our executives or directors to pledge Company shares

✗   Have pre-arranged individual severance agreements or special change-in-control compensation agreements with any Executive Officers; however, to the extent permitted under Swiss law, our executives are eligible for severance and change-in-control provisions pursuant to our policies, in exchange for covenants that protect the Company

✗   Provide gross-ups for severance payments

✗   Guarantee salary increases, non-performance based bonuses or unrestricted equity compensation

✗   Provide any payments or reimbursements for tax equalization

✗   Pay dividend equivalents on performance-based equity that has not vested

✗   Offer executive perquisites

vi	Transocean 2019 Proxy Statement

INVITATION TO 2019 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

Thursday, May 9, 2019

6:30 p.m., Swiss time

at the Offices of Transocean Ltd.

Turmstrasse 30
CH-6312 Steinhausen, Switzerland

Agenda Items

(1)           Approval of the 2018 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2018 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2018.

Proposal of the Board of Directors

The Board of Directors proposes that the 2018 Annual Report, including the audited consolidated financial statements for the year ended December 31 (“fiscal year”) 2018, and the audited statutory financial statements for fiscal year 2018, be approved.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 1.

(2)         Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2018.

Proposal of the Board of Directors

The Board of Directors proposes that the members of the Board of Directors and Messrs. Jeremy D. Thigpen, Mark L. Mey, Keelan I. Adamson and John B. Stobart, who served as members of our Executive Management Team in 2018, be discharged from liability for activities during fiscal year 2018.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 2.

(3)         Appropriation of Accumulated Loss for Fiscal Year 2018.

Proposal of the Board of Directors

The Board of Directors proposes that the accumulated loss of the Company be carried forward.

Appropriation of Accumulated Loss	in CHF thousands
Balance brought forward from previous years	(5,465,034)
Net loss of the year	(431,179)
Total accumulated loss	(5,896,213)

Appropriation of accumulated loss
Balance to be carried forward on this account	(5,896,213)

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 3.

Transocean 2019 Proxy Statement	P-1

PROXY STATEMENT

(4)         Reelection of 10 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that the following 10 candidates be reelected to the Board of Directors, each for a term extending until completion of the next annual general meeting.

4A	Reelection of Glyn A. Barker as a director.
4B	Reelection of Vanessa C.L. Chang as a director.
4C	Reelection of Frederico F. Curado as a director.
4D	Reelection of Chadwick C. Deaton as a director.
4E	Reelection of Vincent J. Intrieri as a director.
4F	Reelection of Samuel J. Merksamer as a director.
4G	Reelection of Frederik W. Mohn as a director.
4H	Reelection of Edward R. Muller as a director.
4I	Reelection of Tan Ek Kia as a director.
4J	Reelection of Jeremy D. Thigpen as a director.

Recommendation

The Board of Directors recommends you vote “FOR” the reelection of each of these nominees to the Board of Directors.

(5)         Election of the Chairman of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that Chadwick C. Deaton be elected as the Chairman of the Board of Directors for a term extending until completion of the next annual general meeting, subject to his reelection as a member of the Board of Directors.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 5.

(6)         Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that the following three candidates be reelected as members of the Compensation Committee, each for a term extending until completion of the next annual general meeting, subject in each case to such candidate’s reelection as a member of the Board of Directors:

6A	Election of Frederico F. Curado as a member of the Compensation Committee.
6B	Election of Vincent J. Intrieri as a member of the Compensation Committee.
6C	Election of Tan Ek Kia as a member of the Compensation Committee.

Recommendation

The Board of Directors recommends you vote “FOR” the election of each of these nominees as members of the Compensation Committee.

P-2	Transocean 2019 Proxy Statement

PROXY STATEMENT

(7)         Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that Schweiger Advokatur / Notariat be reelected to serve as independent proxy at (and until completion of) the 2020 Annual General Meeting and at any extraordinary general meeting of shareholders of the Company that may be held prior to the 2020 Annual General Meeting.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 7.

(8)         Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2019 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One‑Year Term.

Proposal of the Board of Directors

The Board of Directors proposes that Ernst & Young LLP be appointed as the Company’s independent registered public accounting firm for fiscal year 2019 and that Ernst & Young Ltd, Zurich, be reelected as the Company’s auditor pursuant to the Swiss Code of Obligations for a further one‑year term, commencing on the date of the 2019 Annual General Meeting and terminating on the date of the 2020 Annual General Meeting.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 8.

(9)        Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2019.

Proposal of the Board of Directors

Pursuant to Section 14A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders are entitled to cast an advisory vote on the Company’s executive compensation program for the Company’s Named Executive Officers. Detailed information regarding the Company’s compensation program for its Named Executive Officers is set forth in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this proxy statement. The Board of Directors believes the Company’s compensation program is designed to reward performance that creates long‑term value for the Company’s shareholders and has proposed the following resolution to provide shareholders with the opportunity to endorse or not endorse the Company’s Named Executive Officer compensation program by voting on the below resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the proxy statement for the Company’s 2019 Annual General Meeting, is hereby APPROVED.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 9.

Transocean 2019 Proxy Statement	P-3

PROXY STATEMENT

(10)       Prospective Vote on the Maximum Compensation of the Board of Directors and the Executive Management Team.

10A	Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2019 Annual General Meeting and the 2020 Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that the shareholders ratify an amount of U.S. $4,121,000 as the maximum aggregate amount of compensation of the Board of Directors for the period between the 2019 Annual General Meeting and the 2020 Annual General Meeting.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 10A.

10B	Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2020.

Proposal of the Board of Directors

The Board of Directors proposes that the shareholders ratify an amount of U.S. $24,000,000 as the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2020.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 10B.

Organizational Matters

A copy of the Notice is being sent to each shareholder registered in Transocean Ltd.’s share register as of the close of business on March 15, 2019. Any additional shareholders who are registered in Transocean Ltd.’s share register as of the close of business on April 22, 2019, will receive after that date a copy of the proxy materials, including a proxy card. Shareholders not registered in Transocean Ltd.’s share register as of April 22, 2019, will not be entitled to attend, vote or grant proxies to vote at the 2019 Annual General Meeting. While no shareholder will be entered in Transocean Ltd.’s share register as a shareholder with voting rights between the close of business on April 22, 2019, and the opening of business on the day following the 2019 Annual General Meeting, share blocking and re‑registration are not requirements for any shares of Transocean Ltd. to be voted at the meeting, and all shares may be traded after the record date. Computershare, which maintains Transocean Ltd.’s share register, will continue to register transfers of Transocean Ltd. shares in the share register in its capacity as transfer agent during this period.

Shareholders registered in Transocean Ltd.’s share register as of April 22, 2019, have the right to attend the 2019 Annual General Meeting and vote their shares (in person or by proxy), or may grant a proxy to vote on each of the proposals in this invitation and any modification to any agenda item or proposal identified in this invitation or other matter on which voting is permissible under Swiss law and which is properly presented at the 2019 Annual General Meeting for consideration. Such shareholders may designate proxies to vote their shares electronically over the internet, by telephone or, if they request that the proxy materials be mailed to them, by completing, signing and returning the proxy card enclosed with those materials at the 2019 Annual General Meeting. Even if you plan to attend the 2019 Annual General Meeting, we encourage you to submit your voting instructions prior to the meeting.

We urge you to submit your voting instructions electronically over the internet or return the proxy card as soon as possible. All electronic voting instructions or proxy cards must be received no later than 11:59 p.m. Eastern

P-4	Transocean 2019 Proxy Statement

PROXY STATEMENT

Daylight Time on Wednesday, May 8, 2019 (5:59 a.m. Swiss time on Thursday, May 9, 2019) unless extended by the Company.

If you have timely submitted electronic voting instructions, telephone instructions or a properly executed proxy card, your shares will be voted by the independent proxy in accordance with your instructions. Holders of shares who have timely submitted their proxy, but have not specifically indicated how to vote their shares, will be deemed to have instructed the independent proxy to vote in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting. If any modifications to agenda items or proposals identified in this invitation or other matters on which voting is permissible under Swiss law are properly presented at the 2019 Annual General Meeting for consideration, you will be deemed to have instructed the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors.

As of the date of this proxy statement, the Board of Directors is not aware of any such modifications or other matters proposed to come before the 2019 Annual General Meeting.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may submit voting instructions by mail, telephone or over the internet.

Shareholders may grant proxies to any third party. Such third party need not be a shareholder.

Directions to the 2019 Annual General Meeting can be obtained by contacting our Corporate Secretary at our registered office, Turmstrasse 30, CH‑6312 Steinhausen, Switzerland, telephone number +41 (41) 749-0500, or Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, Texas 77046, USA, telephone number +1 (713) 232‑7500. If you plan to attend and vote at the 2019 Annual General Meeting in person, you are required to present either the Notice or any proxy card that is sent to you, together with proof of identification, or, if you own shares held in the name of a bank, broker or other nominee, a legal proxy issued by your bank, broker or other nominee in your name, together with proof of identification. If you plan to attend the 2019 Annual General Meeting in person, we urge you to arrive at the meeting location no later than 5:30 p.m., Swiss time on Thursday, May 9, 2019. In order to determine attendance correctly, any shareholder leaving the 2019 Annual General Meeting early or temporarily, will be requested to present such shareholder’s admission card upon exit.

Annual Report, Consolidated Financial Statements, Statutory Financial Statements

A copy of the 2018 Annual Report (including the consolidated financial statements for fiscal year 2018, the statutory financial statements of Transocean Ltd. for fiscal year 2018 and the audit reports on such consolidated and statutory financial statements) and the 2018 Compensation Report is available for physical inspection at Transocean Ltd.’s registered office, Turmstrasse 30, CH‑6312 Steinhausen, Switzerland. Copies of these materials may be obtained without charge by contacting our Corporate Secretary at our registered office, Turmstrasse 30, CH‑6312 Steinhausen, Switzerland, telephone number +41 (41) 749-0500, or Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, Texas 77046, USA, telephone number +1 (713) 232‑7500.

On behalf of the Board of Directors,

Merrill A. “Pete” Miller, Jr. Chairman of the Board of Directors

Steinhausen, Switzerland

March 11, 2019

Transocean 2019 Proxy Statement	P-5

PROXY STATEMENT

YOUR VOTE IS IMPORTANT

You may designate a proxy to vote your shares by submitting your voting instructions electronically over the internet, by calling the toll-free number or, if you requested a printed copy of the proxy materials, by completing, signing and returning by mail the proxy card you will receive in response to your request. Please review the instructions in the Notice of Internet Availability of Proxy Materials and the proxy statement.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may submit voting instructions by mail, telephone or over the internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL GENERAL MEETING TO BE HELD ON MAY 9, 2019.
Our proxy statement and 2018 Annual Report are available at:
www.proxyvote.com

P-6	Transocean 2019 Proxy Statement

PROXY STATEMENT

PROXY STATEMENT

FOR 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF TRANSOCEAN LTD.
MAY 9, 2019

INFORMATION ABOUT THE MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by Transocean Ltd., on behalf of the Board of Directors, to be voted at our 2019 Annual General Meeting to be held on May 9, 2019 at 6:30 p.m., Swiss time, at our offices at Turmstrasse 30, CH-6312 Steinhausen, Switzerland. This proxy statement and form of proxy are first being mailed to shareholders on or about March 15, 2019.

Record Date

Only shareholders of record on April 22, 2019, are entitled to notice of, to attend, and to vote or to grant proxies to vote at, the 2019 Annual General Meeting. No shareholder will be entered in Transocean Ltd.’s share register with voting rights between the close of business on April 22, 2019, and the opening of business on the day following the 2019 Annual General Meeting.

While no shareholder will be entered in Transocean Ltd.’s share register as a shareholder with voting rights between the close of business on April 22, 2019, and the opening of business on the day following the 2019 Annual General Meeting, share blocking and re‑registration are not requirements for any shares of Transocean Ltd. to be voted at the meeting, and all shares may be traded after the record date. Computershare, which maintains Transocean Ltd.’s share register, will continue to register transfers of Transocean Ltd. shares in the share register in its capacity as transfer agent during this period.

Quorum

Our Articles of Association provide that the presence of shareholders, in person or by proxy, holding at least a majority of all the shares entitled to vote at the time the meeting proceeds to business constitutes a quorum for purposes of convening the 2019 Annual General Meeting and voting on all of the matters described in the notice of meeting. Abstentions and “broker non‑votes” will be counted as present for purposes of determining whether there is a quorum at the meeting, so long as the broker has discretion to vote the shares on at least one matter before the 2019 Annual General Meeting.

Transocean 2019 Proxy Statement	P-7

PROXY STATEMENT

Votes Required

The following table sets forth the applicable vote standard required to pass each enumerated agenda item:

Agenda Item	Description	Relative Majority(1)		Plurality of Votes
1	Approval of the 2018 Annual Report, Including the Audited Consolidated Financial Statements and Audited Statutory Financial Statements for Fiscal Year 2018 of Transocean Ltd.	✓
2	Discharge of the Members of the Board of Directors and Executive Management Team from Liability for Activities During Fiscal Year 2018	✓
3	Appropriation of the Accumulated Loss	✓
4	Reelection of 10 Directors			✓	(2)(4)
5	Election of Chairman of the Board of Directors			✓	(2)
6	Election of Members of the Compensation Committee			✓	(2)
7	Reelection of Independent Proxy	✓
8	Appointment of Ernst & Young as Independent Auditor	✓
9	Advisory Vote to Approve Named Executive Officer Compensation	✓	(3)
10	Prospective Votes on the Maximum Compensation of the Board of Directors and the Executive Management Team	✓

(1)    Affirmative vote of a simple majority of the votes cast in person or by proxy at the 2019 Annual General Meeting on the applicable agenda item. Abstentions, broker non‑votes (if any) or blank or invalid ballots are not counted for such purposes and shall have no impact on the approval of such agenda item.

(2)    Affirmative vote of a plurality of the votes cast in person or by proxy at the 2019 Annual General Meeting. The plurality requirement means that the nominee who receives the largest number of votes for a position as a director, or the chair or a position on the Compensation Committee, as applicable, is elected to that position. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a nominee. Abstentions, broker non‑votes, blank or invalid ballots are not counted for such purposes and shall have no impact on the election of such nominees. As described later in this proxy statement, our Corporate Governance Guidelines set forth our procedures if a nominee for director is elected but does not receive more votes cast “FOR” than “AGAINST” the nominee’s election.

(3)    The proposal is an advisory vote; as such, the vote is not binding on the Company.

(4)    Even if a nominee receives a plurality of votes that nominee may not ultimately serve as a director if the nominee does not receive more votes cast “FOR” than “AGAINST” the nominee’s election, and the Company’s Board of Directors accepts the resignation of the nominee pursuant to the Company’s majority vote policy, as described later in this proxy statement.

Outstanding Shares

As of March 1, 2019, there were 610,361,775 Transocean Ltd. shares outstanding, which exclude 219,902 issued shares that are held by the Company or our subsidiaries. Only registered holders of our shares on April 22, 2019, the record date established for the 2019 Annual General Meeting, are entitled to notice of, to attend and to vote at, the meeting. Holders of shares on the record date are entitled to one vote for each share held.

Voting Procedures

A copy of the Notice of Internet Availability of Proxy Materials is being sent to each shareholder registered in Transocean Ltd.’s share register as of the close of business on March 15, 2019. Any additional shareholders

P-8	Transocean 2019 Proxy Statement

PROXY STATEMENT

who are registered in Transocean Ltd.’s share register as of the close of business on April 22, 2019, but who were not registered in the share register as of March 8, 2019, will receive a copy of the proxy materials, including a proxy card, after April 22, 2019. Shareholders not registered in Transocean Ltd.’s share register as of April 22, 2019, will not be entitled to attend, vote or grant proxies to vote at, the 2019 Annual General Meeting.

If you are registered as a shareholder in Transocean Ltd.’s share register as of April 22, 2019, or if you hold shares of Transocean Ltd. in “street name” as of such date, you may grant a proxy to vote on each of the proposals and any modification to any of the proposals or other matter on which voting is permissible under Swiss law and which is properly presented at the meeting for consideration in one of the following ways:

By Internet: Go to www.proxyvote.com 24 hours a day, seven days a week, and follow the instructions. You will need the 12‑digit control number that is included in the Notice, proxy card or voting instructions form that is sent to you. The internet system allows you to confirm that the system has properly recorded your voting instructions. This method of submitting voting instructions will be available up until 11:59 p.m. Eastern Daylight Time on Wednesday, May 8, 2019 (5:59 a.m. Swiss time on Thursday, May 9, 2019) unless extended by the Company.

By Telephone: On a touch‑tone telephone, call toll‑free +1 (800) 690‑6903, 24 hours a day, seven days a week, and follow the instructions. You will need the 12‑digit control number that is included in the Notice, proxy card or voting instructions form that is sent to you. As with the internet system, you will be able to confirm that the telephonic system has properly recorded your votes. This method of submitting voting instructions will be available up until 11:59 p.m. Eastern Daylight Time on Wednesday, May 8, 2019 (5:59 a.m. Swiss time on Thursday, May 9, 2019) unless extended by the Company. If you are a holder of record, you cannot vote by telephone.

By Mail: Mark, date and sign your proxy card exactly as your name appears on the card and return it by mail to:

Transocean 2019 AGM Vote Processing		Transocean 2019 AGM Vote Processing
c/o Broadridge		Schweiger Advokatur / Notariat
51 Mercedes Way	Or	Dammstrasse 19
Edgewood, NY 11717		CH‑6300 Zug
USA		Switzerland

All proxy cards must be received no later than 11:59 p.m. Eastern Daylight Time on Wednesday, May 8, 2019 (5:59 a.m. Swiss time on Thursday, May 9, 2019) unless extended by the Company. Do not mail the proxy card or voting instruction form if you are submitting voting instructions over the internet or by telephone.

Even if you plan to attend the 2019 Annual General Meeting, we encourage you to submit your voting instructions over the internet or by mail prior to the meeting.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee for voting your shares, including whether you may submit voting instructions by mail, telephone or over the internet.

Many of our shareholders hold their shares in more than one account and may receive more than one Notice. To ensure that all of your shares are represented at the 2019 Annual General Meeting, please submit your voting instructions for each account.

Under New York Stock Exchange (“NYSE”) rules, brokers who hold shares in street name for customers, such that the shares are registered on the books of the Company as being held by the brokers, have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non‑routine” matters. Proxies submitted by

Transocean 2019 Proxy Statement	P-9

PROXY STATEMENT

brokers without instructions from customers for these non‑routine or contested matters are referred to as “broker non‑votes.” The following matters are non‑routine matters under NYSE Rules:

●	Agenda Item No. 2—Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2018
●	Agenda Item No. 4—Reelection of 10 Directors
●	Agenda Item No. 5—Election of the Chairman of the Board of Directors
●	Agenda Item No. 6—Election of the Members of the Compensation Committee
●	Agenda Item No. 9—Advisory Vote to Approve Named Executive Officer Compensation
●	Agenda Item No. 10A—Ratification of the Maximum Aggregate Compensation of the Board of Directors for the Period Between the 2019 Annual General Meeting and the 2020 Annual General Meeting
●	Agenda Item No. 10B—Ratification of the Maximum Aggregate Compensation of the Executive Management Team for Fiscal Year 2020

If you hold your shares in “street name,” your broker will not be able to vote your shares on the agenda items set forth above and may not be able to vote your shares on other matters at the 2019 Annual General Meeting unless the broker receives appropriate instructions from you. We recommend that you contact your broker to exercise your right to vote your shares.

If you have timely submitted electronic or telephonic voting instructions or a properly executed proxy card, your shares will be voted by the independent proxy according to your instructions. Holders of shares who have timely submitted their proxy but have not specifically indicated how to vote their shares will be deemed to have instructed the independent proxy to vote in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting.

If any modifications to agenda items or proposals identified in this invitation or other matters on which voting is permissible under Swiss law are properly presented at the 2019 Annual General Meeting for consideration, you will be deemed to have instructed the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors.

As of the date of this proxy statement, the Board of Directors is not aware of any such modifications or other matters to come before the 2019 Annual General Meeting.

You may revoke your proxy card at any time prior to its exercise by taking one of the following actions:

•

submitting a properly completed and executed proxy card with a later date and timely delivering it either directly to the independent proxy or to Vote Processing, c/o Broadridge at the addresses indicated below

•	giving written notice of the revocation prior to the meeting to:

P-10	Transocean 2019 Proxy Statement

PROXY STATEMENT

Transocean 2019 AGM Vote Processing		Transocean 2019 AGM Vote Processing
c/o Broadridge		Schweiger Advokatur / Notariat
51 Mercedes Way	Or	Dammstrasse 19
Edgewood, NY 11717		CH‑6300 Zug
USA		Switzerland

•	appearing at the meeting, notifying the independent proxy, with respect to proxies granted to the independent proxy, and voting in person.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes in relation to agenda items that have already been voted on. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Shareholders may grant proxies to any third party. Such third party need not be a shareholder.

If you wish to attend and vote at the 2019 Annual General Meeting in person, you are required to present either the Notice or any proxy card that is sent to you, together with proof of identification, or, if you own shares held in the name of a bank, broker or other nominee, a legal proxy issued by your bank, broker or other nominee in your name, together with proof of identification. If you plan to attend the 2019 Annual General Meeting in person, we urge you to arrive at the meeting location no later than 5:30 p.m. Swiss time on Thursday, May 9, 2019. In order to determine attendance correctly, any shareholder leaving the 2019 Annual General Meeting early or temporarily will be requested to present such shareholder’s admission card upon exit.

References to “Transocean,” the “Company,” “we,” “us” or “our” include Transocean Ltd. together with its subsidiaries and predecessors, unless the context requires otherwise.

Transocean 2019 Proxy Statement	P-11

AGENDA ITEM 1

Approval of the 2018 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2018 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2018

Proposal of the Board of Directors

The Board of Directors proposes that the 2018 Annual Report, including the audited consolidated financial statements of Transocean Ltd. for fiscal year 2018 and the audited statutory financial statements of Transocean Ltd. for fiscal year 2018, be approved.

Explanation

The audited consolidated financial statements of Transocean Ltd. for fiscal year 2018 and the audited Swiss statutory financial statements of Transocean Ltd. for fiscal year 2018 are contained in the 2018 Annual Report, which, along with this proxy statement, is available at: www.deepwater.com by selecting Financial Reports, Annual and Quarterly Reports in the Investors section dropdown. In addition, these materials will be available for physical inspection at the Company’s registered office, Turmstrasse 30, CH‑6312 Steinhausen, Switzerland. The 2018 Annual Report also contains information on the Company’s business activities and the Company’s business and financial situation, and the reports of Ernst & Young Ltd, Zurich, the Company’s auditors pursuant to the Swiss Code of Obligations, on the Company’s consolidated financial statements for fiscal year 2018 and statutory financial statements for fiscal year 2018. In its reports, Ernst & Young Ltd recommended without qualification that the Company’s consolidated financial statements and statutory financial statements for the year ended December 31, 2018, be approved. Ernst & Young Ltd expresses its opinion that the “consolidated financial statements for the years ended December 31, 2018 and 2017 present fairly in all material respects the consolidated financial position of Transocean Ltd. and subsidiaries at December 31, 2018 and 2017, and the consolidated results of operations and cash flows for each of the three years in the period ended December 31, 2018, in accordance with accounting principles generally accepted in the United States and comply with Swiss law.” Ernst & Young Ltd further expresses its opinion and confirms that the statutory financial statements for fiscal year 2018 comply with Swiss law and the Articles of Association of the Company.

Under Swiss law, the annual report, the consolidated financial statements and Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.

If the shareholders do not approve this proposal, the Board of Directors may call an extraordinary general meeting of shareholders for reconsideration of this proposal by shareholders.

Recommendation

The Board of Directors recommends a vote “FOR” this Agenda Item 1.

P-12	Transocean 2019 Proxy Statement

AGENDA ITEM 2

Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2018

Proposal of the Board of Directors

The Board of Directors proposes that the members of the Board of Directors and Messrs. Jeremy D. Thigpen, Mark L. Mey, Keelan I. Adamson and John B. Stobart, who served as members of our Executive Management Team in 2018, be discharged from liability for activities during fiscal year 2018.

Explanation

As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 5 of the Swiss Code of Obligations, shareholders are requested to discharge the members of the Board of Directors and our Executive Management Team from liability for their activities during the past fiscal year.

Discharge pursuant to the proposed resolution is only effective with respect to facts that have been disclosed to shareholders (including through any publicly available information, whether or not included in our filings with the SEC) and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that the shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six‑month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against members of the Board of Directors or Executive Management Team with respect to activities during fiscal year 2018.

Recommendation

The Board of Directors recommends a vote “FOR” this Agenda Item 2.

Transocean 2019 Proxy Statement	P-13

AGENDA ITEM 3

Appropriation of the Accumulated Loss for Fiscal Year 2018

Proposal of the Board of Directors

The Board of Directors proposes that the accumulated loss of the Company be carried forward.

Appropriation of Accumulated Loss	in CHF thousands
Balance brought forward from previous years	(5,465,034)
Net loss of the year	(431,179)
Total accumulated loss	(5,896,213)

Appropriation of accumulated loss
Balance to be carried forward on this account	(5,896,213)

Explanation

Under Swiss law, the appropriation of available earnings or accumulated loss, as the case may be, as set forth in the Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting. The accumulated loss subject to the vote of the Company’s shareholders at the 2019 Annual General Meeting is the accumulated loss of Transocean Ltd., on a standalone basis.

Recommendation

The Board of Directors recommends a vote “FOR” this Agenda Item 3.

P-14	Transocean 2019 Proxy Statement

AGENDA ITEM 4

Reelection of 10 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting

Nominations of the Board of Directors

The Board of Directors has nominated Glyn A. Barker, Vanessa C.L. Chang, Frederico F. Curado, Chadwick C. Deaton, Vincent J. Intrieri, Samuel J. Merksamer, Frederik W. Mohn, Edward R. Muller, Tan Ek Kia and Jeremy D. Thigpen for reelection to the Board of Directors of the Company, each for a term extending until completion of the next annual general meeting.

The Board of Directors does not have a specific policy regarding diversity in the selection of director nominees. However, the Board of Directors does consider diversity in the director nominee selection process. The Board of Directors takes an expansive view of the diversity of its members, with the goal of having directors who bring diverse expertise in environmental, health, safety, industry, market and financial matters and who reflect the global diversity of our workforce, our customers and the cultures in which we operate. We are a multinational company with eight different nationalities represented in our director and executive officer group and over 55 in our global workforce. We have a presence in over 32 countries worldwide.

Voting Requirement to Elect Nominees

The election of each nominee requires the affirmative vote of a plurality of the votes cast in person or by proxy at the 2019 Annual General Meeting. The plurality requirement means that the nominee who receives the largest number of votes for a board seat is elected. Shareholders are entitled to one vote per share for each of the directors to be elected.

We have adopted a majority vote policy in the election of directors as part of our Corporate Governance Guidelines. This policy provides that the Board of Directors may nominate only those candidates for director who have submitted an irrevocable letter of resignation, which would be effective upon and only in the event that (1) such nominee fails to receive more votes cast “FOR” than “AGAINST” his or her election in an uncontested election and (2) the Board of Directors accepts the resignation. If a nominee who has submitted such a letter of resignation does not receive more votes cast for than against the nominee’s election, the Corporate Governance Committee must promptly review the letter of resignation and recommend to the Board of Directors whether to accept the tendered resignation or reject it. The Board of Directors must then act on the Corporate Governance Committee’s recommendation within 90 days following the certification of the shareholder vote. The Board of Directors must promptly disclose its decision regarding whether or not to accept the nominee’s resignation letter in a Form 8‑K furnished to the SEC or other broadly disseminated means of communication. Full details of this policy are set out in our Corporate Governance Guidelines, which are available on our website at: www.deepwater.com by selecting the Governance page in the Investors section dropdown.

The Board of Directors has received from each nominee for election as a director at the 2019 Annual General Meeting listed below an executed irrevocable letter of resignation consistent with these guidelines described above. Each letter of resignation is effective only in the event that (1) such director fails to receive a sufficient number of votes from shareholders in an uncontested election of such director and (2) the Board of Directors accepts such resignation.

The information regarding the nominees presented below is as of March 8, 2019.

Transocean 2019 Proxy Statement	P-15

AGENDA ITEM 4

Nominees for Director

AGE: 65 DIRECTOR COMMITTEES: Audit Finance

GLYN A. BARKER

Background

U.K. citizen. Mr. Barker has served as a director of the Company since 2012. Mr. Barker served as Vice Chairman-U.K. of PricewaterhouseCoopers LLP (PwC) from 2008 to 2011. He was also responsible for PwC’s strategy and business development for the geographic areas of Europe, the Middle East, Africa and India. Mr. Barker joined PwC in 1975 and became an audit partner in 1987. He then established PwC’s private equity-focused Transactions Services business and led it globally. He joined the Management Board of PwC in the United Kingdom as Head of the Assurance Practice in 2002. In 2006, he became U.K. Managing Partner and served in that role until 2008. Mr. Barker is a director of Berkeley Group Holdings plc (LON: BKG) (since 2012), Aviva plc (LON: AV) (since 2012) and Interserve plc (LON: IRV) (since 2016), and the Chairman of Irwin Mitchell Holdings Ltd (since 2012). He served as a director (from 2014 to 2016) and the Chairman (from 2015 to 2016) of Transocean Partners LLC. Mr. Barker was Deputy Chairman of the English National Opera Company from 2009 to 2016.

The Board of Directors has concluded that Mr. Barker should remain on the Board of Directors and has recommended that he serve an additional term due to his experience in international business and his expertise in finance. public company governance, corporate transactions, accounting and auditing, and strategy.

Education

Mr. Barker received his Bachelor of Science degree in Economics & Accounting from the University of Bristol in 1975 and is a Chartered Accountant.

AGE: 66 DIRECTOR COMMITTEES: Audit Corporate Governance

VANESSA C.L. CHANG

Background

Canadian and U.S. citizen. Ms. Chang has served as a director of the Company since 2012. Ms. Chang previously served as a Director and shareholder of EL & EL Investments, a privately held real estate investment business, from 1998 to 2018, as the President and Chief Executive Officer of ResolveItNow.com from 2000 until 2002 and was the Senior Vice President of Secured Capital Corp in 1998. From 1986 until 1997, Ms. Chang was the West Coast partner in charge of Corporate Finance for KPMG Peat Marwick LLP. Ms. Chang is a director or trustee of 17 funds advised by Capital Group and its subsidiaries, seven of which are members of the American Funds family and ten of which are members of Capital Group’s Private Client Services (since 2000). Ms. Chang is also a director of Edison International (NYSE: EIX) and its wholly owned subsidiary, Southern California Edison Company (each since 2007), and of Sykes Enterprises, Incorporated (NASDAQ: SYKES) (since 2016). She is also a director of Forest Lawn Memorial Parks Association, a non-profit organization (since 2005) and SCO America, Inc., a non-profit organization (since 2013). She is a member of the American Institute of Certified Public Accountants, the California State Board of Accountancy and Women Corporate Directors.

The Board of Directors has concluded that Ms. Chang should remain on the Board of Directors and has recommended that she serve an additional term due to her experience in diverse industries, along with her financial and accounting background, as well as her expertise in public company governance, human capital management, corporate transactions and strategy.

Education

Ms. Chang received her Bachelor of Arts degree from the University of British Columbia in 1973 and is an inactive Certified Public Accountant.

P-16	Transocean 2019 Proxy Statement

AGENDA ITEM 4

AGE: 57 DIRECTOR COMMITTEES: Audit Compensation

FREDERICO F. CURADO

Background

Brazilian citizen. Mr. Curado has served as a director of the Company since 2013. Mr. Curado is the Chief Executive Officer of Ultrapar S.A. (NYSE: UGP) since 2017, and previously served as President and Chief Executive Officer of Embraer S.A. (NYSE: ERJ) from 2007 to 2017. He joined Embraer in 1984 and served in a variety of management positions during his career, including Executive Vice President, Airline Market from 1998 to 2007 and Executive Vice President, Planning and Organizational Development from 1995 to 1998. Mr. Curado has been a director of ABB Ltd (NYSE: ABB) since 2016. Mr. Curado was a member of the Executive Board of the ICC - International Chamber of Commerce from 2013 to 2018, a director of Iochpe-Maxion S.A. from 2015 to 2017, the President of the Brazilian Chapter of the Brazil-United States Business Council from 2011 to 2016, a member of Brazil’s National Council for Industrial Development from 2011 to 2016 and was a director of the Smithsonian National Air and Space Museum from 2014 to 2017.

The Board of Directors has concluded that Mr. Curado should remain on the Board of Directors and has recommended that he serve an additional term due to his CEO experience leading an international corporation, including experience with Brazilian business and governmental sectors, combined with his expertise in oil and gas, safety and environment, and operations and engineering.

Education

Mr. Curado received his Bachelor of Science degree in Mechanical-Aeronautical Engineering from the Instituto Tecnológico de Aeronáutica in Brazil in 1983 and an Executive Master’s in Business Administration from the University of São Paulo, Brazil, in 1997.

AGE: 66 DIRECTOR COMMITTEES: Corporate Governance HSE

CHADWICK C. DEATON

Background

U.S. citizen. Mr. Deaton has served as a director of the Company since 2012. Mr. Deaton served as Executive Chairman of Baker Hughes Incorporated from 2012 to 2013, prior to which he served as Chairman and Chief Executive Officer since 2004. He began his career with Schlumberger in 1976 and served in a variety of international capacities, including as Executive Vice President, Oilfield Services from 1998 to 1999 and as a Senior Advisor from 1999 until 2001. From 2002 until 2004, Mr. Deaton was the President, Chief Executive Officer and Director of Hanover Compressor Company. Mr. Deaton is a director of Air Products and Chemicals, Inc. (NYSE: APD) (since 2010), CARBO Ceramics Inc. (NYSE: CRR) (since 2013; and previously from 2004 to 2009), and Marathon Oil Corporation (NYSE: MRO) (since 2014). Mr. Deaton is a member of the Society of Petroleum Engineers (since 1980) and has served on its Industrial Advisory Council. He is also a director of the University of Wyoming Foundation and of the Houston Achievement Place. Mr. Deaton served as co-chair of the Wyoming Governor’s Task Force for the build out of the University of Wyoming’s new Engineering and Applied Sciences Center. He was a member of the National Petroleum Council (from 2007 to 2013).

The Board of Directors has concluded that Mr. Deaton should remain on the Board of Directors and has recommended that he serve an additional term due to his significant experience in the oilfield services industry, including as CEO, his expertise in safety and environment, operations and engineering, technology and research development, along with his human capital management, strategy and corporate transactions experience.

Education

Mr. Deaton received his Bachelor of Science degree in Geology from the University of Wyoming in 1976.

Transocean 2019 Proxy Statement	P-17

AGENDA ITEM 4

‑making process.
AGE: 62 DIRECTOR COMMITTEES: Compensation Corporate Governance Finance

VINCENT J. INTRIERI

Background

U.S. citizen. Mr. Intrieri has served as a director of the Company since 2014. Mr. Intrieri is the Founder and CEO of VDA Capital Management LLC, a private investment fund founded in January 2017. Mr. Intrieri was previously employed by Carl C. Icahn-related entities in various investment-related capacities from 1998 to 2016. From 2008 to 2016, Mr. Intrieri served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, from 2004 to 2016, Mr. Intrieri was a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri is a director of Hertz Global Holdings, Inc. (NYSE: HTZ) (since 2014) and Navistar International Corporation (NYSE: NAV) (since 2012). Mr. Intrieri previously served as a director of Energen Corporation (NYSE: EGN) (from March 2018 until November 2018), Conduent Incorporated from 2017 to 2018, Chesapeake Energy Corporation from 2012 to 2016, CVR Refining, GP, LLC, the general partner of CVR Refining, LP, from 2012 to 2014, Ferrous Resources Limited from 2015 to 2016, Forest Laboratories Inc. from 2013 to 2014, CVR Energy, Inc. from 2012 to 2014, Federal-Mogul Holdings Corporation from 2007 to 2013, Icahn Enterprises L.P. from 2006 to 2012, and was Senior Vice President of Icahn Enterprises L.P. from 2011 to 2012. Mr. Intrieri was also a director of Dynegy Inc. from 2011 to 2012, and Chairman and a director of PSC Metals Inc. from 2007 to 2012. He served as a director of Motorola Solutions, Inc. from 2011 to 2012, XO Holdings from 2006 to 2011, National Energy Group, Inc. from 2006 to 2011, American Railcar Industries, Inc. from 2005 to 2011, WestPoint Home LLC from 2005 to 2011, and as Chairman and a director of Viskase Companies, Inc. from 2003 to 2011. Ferrous Resources Limited, CVR Refining, CVR Energy, American Railcar Industries, Federal-Mogul, Icahn Enterprises, XO Holdings, National Energy Group, WestPoint Home, Viskase Companies and PSC Metals each are or previously were indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a noncontrolling interest in Dynegy, Hertz, Forest Laboratories, Navistar, Chesapeake Energy, Motorola Solutions and Transocean through the ownership of securities.

The Board of Directors has concluded that Mr. Intrieri should remain on the Board of Directors and has recommended that he serve an additional term due to his significant financial, corporate transactions, executive management, research and development, safety and environment, accounting and auditing and public company governance experience.

Education

Mr. Intrieri graduated, with Distinction, from The Pennsylvania State University (Erie Campus) with a B.S. in Accounting in 1984. Mr. Intrieri was a certified public accountant.

P-18	Transocean 2019 Proxy Statement

AGENDA ITEM 4

AGE: 38 DIRECTOR COMMITTEES: Finance HSE

SAMUEL J. MERKSAMER

Background

U.S. citizen. Mr. Merksamer has served as a director of the Company since 2013. Mr. Merksamer is a Partner at Caligan Partners, L.P., an investment firm. He was a Managing Director of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., from 2008 to 2016. From 2003 until 2008, Mr. Merksamer was an analyst at Airlie Opportunity Capital Management. Mr. Merksamer previously served as a director of American International Group, Inc. (NYSE: AIG) (from 2016 to 2018), Hertz Global Holdings, Inc. (NYSE: HTZ) from 2014 to 2017, Navistar International Corporation (NYSE: NAV) from 2012 to 2017, Cheniere Energy Inc. (NYSE: LNG) from 2015 to 2017, Transocean Partners from 2014 to 2016, Hologic Inc. from 2013 to 2016, Talisman Energy Inc. from 2013 to 2015, Ferrous Resources Limited from 2012 to 2016, CVR Refining, GP, LLC, the general partner of CVR Refining, LP, from 2012 to 2014, CVR Energy, Inc. from 2012 to 2014, American Railcar Industries, Inc. from 2011 to 2013, Dynegy Inc. from 2011 to 2012, Viskase Companies, Inc. from 2010 to 2013, Federal-Mogul Holdings Corporation from 2010 to 2014, and PSC Metals Inc. from 2009 to 2012. Ferrous Resources Limited, CVR Refining, CVR Energy, American Railcar Industries, Federal-Mogul, Viskase Companies and PSC Metals are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a noncontrolling interest in Dynegy, Hologic, Talisman Energy, Navistar, Hertz, Cheniere Energy, Transocean, Transocean Partners and American International Group, Inc. through the ownership of securities.

The Board of Directors has concluded that Mr. Merksamer should remain on the Board of Directors and has recommended that he serve an additional term due to his expertise in finance, strategy, corporate transactions, accounting and public company governance.

Education

Mr. Merksamer received an A.B. in Economics from Cornell University in 2002.

AGE: 42 DIRECTOR COMMITTEES: Audit HSE

FREDERIK W. MOHN

Background

Norwegian citizen. Mr. Mohn has served as a director of the Company since January 30, 2018, when Transocean acquired Songa Offshore SE (OSE: SONG). Previously, Mr. Mohn served as a director of Songa Offshore SE from 2013 to 2014, and as Chairman of the Songa Board from 2014 to 2018. Mr. Mohn is the sole owner and managing director of Perestroika, a Norwegian investment company with investments in oil and gas, shipping, infrastructure, real estate development and financial services. From 2011 to 2013, Mr. Mohn served as managing director of the worldwide family business Frank Mohn AS, a supplier of pumping systems to the oil and gas industry. Mr. Mohn also currently serves on the board of directors of public companies Dof ASA (OSE: DOF), a Norwegian shipping company, and Fjord 1 (OSE: FJORD), a Norwegian transport company, and private companies Viken Crude AS, Gjettumgrenda AS, Fornebu Sentrum AS, Fornebu Sentrum Utvikling AS and Høvik Stasjonsby AS og KS.

Mr. Mohn was proposed as a nominee to serve on the Board of Directors by Perestroika pursuant to the terms of the Transaction Agreement entered into between the Company and Songa Offshore SE on August 13, 2017, pursuant to which the Company also acquired Songa. The Board of Directors has concluded that Mr. Mohn should remain on the Board of Directors and has recommended that he serve an additional term due to his knowledge of the oil and gas industry, his previous position as Chairman of the Board of Songa Offshore SE and his expertise in finance, strategy, accounting and auditing, and corporate transactions.

Education

Mr. Mohn received his Bachelor of Science degree from Royal Holloway, University of London in 2001.

Transocean 2019 Proxy Statement	P-19

AGENDA ITEM 4

‑intensive energy business. His previous experience as a chief executive officer adds helpful executive perspective in advising Company management. Mr. Muller’s background and education assist the Board of Directors in assessing key strategies for the Company.

AGE: 66 DIRECTOR COMMITTEES: Finance HSE

EDWARD R. MULLER

Background

U.S. citizen. Mr. Muller has served as a director of the Company since 2007. He served as a director of GlobalSantaFe Corporation from 2001 to 2007 and of Global Marine, Inc. from 1997 to 2001. Mr. Muller served as Vice Chairman of NRG Energy, Inc. (NYSE: NRG) after the merger of NRG Energy, Inc. with GenOn Energy, Inc. from 2012 until 2017. Prior to the merger, he served as GenOn Energy, Inc.’s Chairman and Chief Executive Officer (since 2010) and President (since 2011). Mr. Muller previously served as Chairman, President and Chief Executive Officer of Mirant Corporation from 2005 to 2010 when Mirant Corporation merged with RRI Energy, Inc. to form GenOn Energy, Inc. Mr. Muller is a director of AeroVironment, Inc. (NASDAQ: AVAV) since 2013. He was a private investor from 2000 until 2005. Mr. Muller served as President and Chief Executive Officer of Edison Mission Energy, a wholly owned subsidiary of Edison International, from 1993 until 2000. During his tenure, Edison Mission Energy was engaged in developing, owning and operating independent power production facilities worldwide. Since 2004, Mr. Muller has been a trustee of the Riverview School and was its Chairman from 2008 to 2012 and from 2016 to 2018.

The Board of Directors has concluded that Mr. Muller, an attorney by education, should remain on the Board of Directors and has recommended that he serve an additional term due to his extensive executive experience in a capital‑intensive energy business and previous experience as CEO, safety and environment, finance, public company governance, strategy and accounting and auditing.

Education

Mr. Muller received his Bachelor of Arts degree from Dartmouth College in 1973 and his law degree from Yale Law School in 1976.

AGE: 70 DIRECTOR COMMITTEES: Compensation HSE

TAN EK KIA

Background

Malaysian citizen. Mr. Tan has served as a director of the Company since 2011. Mr. Tan is the retired Vice President, Ventures and Developments, Asia Pacific and Middle East Region of Shell Chemicals, a position in which he served from 2003 to 2006. Mr. Tan joined the Shell group of companies in 1973 as an engineer and served in a variety of positions in Asia, the United States and Europe during his career, including as Chairman, Shell Companies, Northeast Asia from 2000 to 2003, Managing Director of Shell Nanhai from 1997 to 2000 and Managing Director of Shell Malaysia Exploration and Production from 1994 to 1997. Mr. Tan also served as the Interim Chief Executive Officer of SMRT Corporation Ltd from January to October 2012. Mr. Tan is a director of Dialog Systems Asia Pte Ltd (since 2008), Keppel Offshore & Marine Ltd (since 2009), SMRT Corporation Ltd (since 2009), Keppel Corporation Ltd (SGX: KPELY) (since 2010), PT Chandra Asri Petrochemical Tbk (IDX: TPIA) (since 2011) and Singapore LNG Corporation Pte Ltd. (since 2013). He is also a director (since 2013) and the Chairman of KrisEnergy Ltd (SGX: SK3) (since 2017), the Chairman of Star Energy Group Holdings Pte Ltd (since 2012) and a director of two of Star Energy Group Holdings’ subsidiaries, Star Energy Oil and Gas Pte Ltd and Star Energy Geothermal Pte Ltd. Mr. Tan served as Chairman of City Gas Pte Ltd from 2009 to 2015 and as a director of City Spring Infrastructure Trust Pte Ltd. from 2010 to 2014, InterGlobal Offshore Pte Ltd from 2007 to 2012 and PowerSeraya Ltd and Orchard Energy Pte Ltd from 2007 to 2009.

The Board of Directors has concluded that Mr. Tan should remain on the Board of Directors and has recommended that he serve an additional term due to his significant experience as a CEO and leading large projects, particularly in Asia, and his expertise in operations and engineering, safety and environment, public company governance, and strategy.

Education

Mr. Tan received his Bachelor of Science degree in Mechanical Engineering from the University of Nottingham in 1973. He is a Chartered Engineer with the UK Engineering Council and a Fellow of the Institution of Engineers Malaysia.

P-20	Transocean 2019 Proxy Statement

AGENDA ITEM 4

AGE: 44 DIRECTOR Executive Member

JEREMY D. THIGPEN

Background

U.S. citizen. Mr. Thigpen is President and Chief Executive Officer and a director of the Company since 2015. Mr. Thigpen served as Senior Vice President and Chief Financial Officer at National Oilwell Varco, Inc. (NYSE: NOV) from 2012 to 2015. During his tenure at National Oilwell Varco, Mr. Thigpen spent five years from 2007 to 2012 as the company’s President of Downhole and Pumping Solutions business, and four years from 2003 to 2007 as President of its Downhole Tools group. He also served in various management and business development capacities, including Director of Business Development and Special Assistant to the Chairman for National Oilwell Varco.

The Board of Directors has concluded that Mr. Thigpen should remain on the Board of Directors and has recommended that he serve an additional term. The Board of Directors believes that it is important for the Chief Executive Officer of the Company to serve on the Board of Directors, as it ensures an efficient flow of information between the Board of Directors and executive management. In addition, Mr. Thigpen has substantial industry experience and a competitive perspective, which assists the Board of Directors in considering strategic decisions for the Company.

Education

Mr. Thigpen earned a Bachelor of Arts degree in Economics and Managerial Studies from Rice University in 1997, and he completed the Program for Management Development at Harvard Business School in 2001.

Recommendation

The Board of Directors recommends you vote “FOR” the reelection of these candidates as directors.

Transocean 2019 Proxy Statement	P-21

TRANSOCEAN LTD.

SKILLS EXPERIENCE MATRIX

INDEPENDENT DIRECTORS

Business or Professional Experience/Skills/Attributes
Glyn A. Barker				•	•			•		•	•	•
Vanessa C.L. Chang				•	•			•	•	•	•	•
Frederico F. Curado	•	•	•	•	•	•	•	•	•	•	•	•
Chadwick C. Deaton	•	•	•		•	•	•	•	•	•	•
Vincent J. Intrieri	•	•		•	•		•	•	•	•	•	•
Samuel Merksamer				•	•					•	•	•
Frederik W. Mohn	•	•		•	•			•		•	•	•
Edward R. Muller		•		•	•	•		•		•	•	•
Tan Ek Kia	•	•	•		•	•		•		•

LEGEND:

&
	Oil & Gas (including Oilfield Services)	Operations & Engineering	Public Company Governance	Technology, Research & Development	Human Capital Management	Mergers & Acquisitions
	Safety & Environment	Finance, Debt & Capital Markets	Public Company CEO	Global International	Strategy	Accounting & Auditing

P-22	Transocean 2019 Proxy Statement

OTHER ATTRIBUTES OF OUR INDEPENDENT DIRECTORS

Transocean 2019 Proxy Statement	P-23

AGENDA ITEM 5

Election of the Chairman of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting

Nomination of the Board of Directors

Pursuant to the Minder Ordinance and our Articles of Association, the authority to elect the Chairman of the Board of Directors is vested with the general meeting of shareholders. The term of office of the Chairman of the Board of Directors is the same as the other directors’ terms and extends until completion of the next annual general meeting. The Chairman elected at the 2019 Annual General Meeting will have the powers and duties as provided for in our Articles of Association and organizational regulations.

Upon the recommendation of the Corporate Governance Committee, the Board of Directors has nominated Chadwick C. Deaton for election by the shareholders as the Chairman of the Board of Directors. Mr. Deaton has served on the Board since May 2012. He is the chairman of the Board’s Health Safety and Environment Committee and a member of the Corporate Governance Committee. If elected as Chairman, he will step down from his committee assignments. Mr. Deaton’s biographical information may be found above under Agenda Item 4.

Recommendation

The Board of Directors recommends a vote “FOR” the election of the nominee for the Chairman of the Board of Directors.

P-24	Transocean 2019 Proxy Statement

AGENDA ITEM 6

Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting

Nominations of the Board of Directors

Pursuant to the Minder Ordinance and our Articles of Association, the authority to elect the members of the Compensation Committee of the Board of Directors is vested with the general meeting of shareholders. The term of office of the members of the Compensation Committee is the same as the other directors’ term and extends until completion of the next annual general  meeting.

Upon the recommendation of the Corporate Governance Committee, the Board of Directors has nominated for election by the shareholders at the 2019 Annual General Meeting Frederico F. Curado, Vincent J. Intrieri and Tan Ek Kia as members of the Compensation Committee of the Board of Directors. Biographical information regarding the nominees may be found above under Agenda Item 4.

Recommendation

The Board of Directors recommends a vote “FOR” the election of the nominees of the Compensation Committee of the Board of Directors.

Transocean 2019 Proxy Statement	P-25

AGENDA ITEM 7

Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting

Pursuant to the Minder Ordinance and our Articles of Association, the authority to elect the independent proxy is vested with the general meeting of shareholders. The independent proxy elected at the 2019 Annual General Meeting will serve as independent proxy at the 2020 Annual General Meeting and at any extraordinary general meeting of shareholders of the Company that may be held prior to the 2020 Annual General Meeting.

The Board of Directors has nominated for reelection as independent proxy Schweiger Advokatur / Notariat, Dammstrasse 19, CH‑6300 Zug, Switzerland. Schweiger Advokatur / Notariat was elected at the 2018 Annual General Meeting to serve as independent proxy at the 2019 Annual General Meeting and any extraordinary general meeting of shareholders of the Company held prior to the 2019 Annual General Meeting.

Recommendation

The Board of Directors recommends a vote “FOR” this Agenda Item 7.

P-26	Transocean 2019 Proxy Statement

AGENDA ITEM 8

Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2019 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One‑Year Term

Proposal of the Board of Directors

The Board of Directors proposes that Ernst & Young LLP be appointed as Transocean Ltd.’s independent registered public accounting firm for the fiscal year 2019 and that Ernst & Young Ltd, Zurich, be reelected as Transocean Ltd.’s auditor pursuant to the Swiss Code of Obligations for a further one‑year term, commencing on the day of election at the 2019 Annual General Meeting and terminating on the day of the 2020 Annual General Meeting.

Representatives of Ernst & Young Ltd will be present at the 2019 Annual General Meeting, will have the opportunity to make a statement and will be available to respond to questions you may ask. Information regarding the fees paid by the Company to Ernst & Young appears below.

Recommendation

The Board of Directors recommends a vote “FOR” this Agenda Item 8.

FEES PAID TO ERNST & YOUNG

Audit fees for Ernst & Young LLP and its affiliates for each of the fiscal years 2018 and 2017 and audit‑related fees, tax fees and total of all other fees for services rendered in 2018 and 2017 are as follows:

	Audit Fees(1)	Audit‑Related Fees(2)	Tax Fees	Total of All Other Fees(3)
	U.S. $	U.S. $	U.S. $	U.S. $
Fiscal year 2018	5,062,709	526,289	25,132	4,931
Fiscal year 2017	6,179,212	345,008	12,580	2,160

(1)     The audit fees include those associated with our annual audit, reviews of our quarterly reports on Form 10‑Q, statutory audits of our subsidiaries, services associated with documents filed with the SEC and audit consultations.

(2)     The audit‑related fees include services in connection with accounting consultations, employee benefit plan audits and attest services related to financial reporting.

(3)      All other fees were for other publications and subscription services.

Audit Committee Pre‑Approval of Audit and Non‑Audit Services

The Audit Committee pre‑approves all auditing services, review or attest engagements and permitted non‑audit services to be performed by our independent registered public accounting firm. The Audit Committee has considered whether the provision of services rendered in 2018 other than the audit of our financial statements and reviews of quarterly financial statements was compatible with maintaining the independence of Ernst & Young LLP and determined that the provision of such services was compatible with maintaining such independence.

The Audit Committee has adopted policies and procedures for pre‑approving all audit and non‑audit services performed by the independent registered public accounting firm. The policy requires advance approval by the Audit Committee of all audit and non‑audit work; provided, that the Chairman of the Audit Committee may grant pre‑approvals of audit or non‑audit work, so long as such pre‑approvals are presented to the full Audit Committee at its next scheduled meeting. Unless the specific service has been previously pre‑approved with

Transocean 2019 Proxy Statement	P-27

AGENDA ITEM 8

respect to the 12‑month period following the advance approval, the Audit Committee must approve a service before the independent registered public accounting firm is engaged to perform the service. The Audit Committee has given advance approval for specified audit, audit‑related and other services for 2019. Requests for services that have received this pre‑approval are subject to specified fee or budget restrictions, as well as internal management controls.

P-28	Transocean 2019 Proxy Statement

AGENDA ITEM 9

Advisory Vote to Approve Named Executive Officer Compensation

Proposal of the Board of Directors

At the Company’s 2017 Annual General Meeting, the Company’s shareholders followed the Board of Directors’ recommendation to hold an advisory vote on executive compensation every year for the Company’s Named Executive Officers. In light of these results, the Board of Directors determined that the Company will hold an advisory vote on executive compensation once every year until the next required vote on the frequency of shareholder votes on compensation of Named Executive Officers of the Company, which in accordance with applicable law, will occur no later than the Company’s annual general meeting of shareholders in 2023. Accordingly, and as required by Section 14A of the Exchange Act, the Company is providing its shareholders the opportunity to vote on an advisory basis to approve the compensation of the Company’s Named Executive Officers. The Board of Directors recommends that you vote for the approval of the compensation of the Named Executive Officers as described in this proxy statement.

Accordingly, you may vote on the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosure in the proxy statement for the Company’s 2019 Annual General Meeting is hereby APPROVED.

Our compensation program for our Named Executive Officers is designed to reward performance that creates long‑term value for the Company’s shareholders through the following features, which are discussed in more detail in our Compensation Discussion and Analysis:

●	Annual cash bonuses based on performance as measured against pre‑determined performance goals;
●	A compensation mix weighted toward long‑term incentives to allow our Named Executive Officers to participate in the long‑term growth and profitability of the Company;
●	Long‑term incentives include performance share units that vest based upon the Company’s total shareholder return compared to the companies in our performance peer group;
●	Median pay positioning for target performance, above median pay for above target performance, and below median pay for below target performance;
●

A share ownership policy that requires our executive officers to build and maintain an appropriate equity stake in the Company to further align our executive officers’ interests with the long‑term interests of our shareholders;

●

Hedging and pledging policies that prohibit any of our executive officers from hedging or pledging our shares or holding derivative instruments tied to our shares, other than derivative instruments issued by us; and

●

The Incentive Compensation Recoupment Policy, a clawback policy that allows the Company to recover or adjust incentive compensation to the extent the Compensation Committee determines that payments or awards have exceeded the amount that would otherwise have been received due to a restatement of our financial results or if the Compensation Committee determines that an executive has engaged in, or has knowledge of and fails to prevent or disclose, fraud or intentional misconduct pertaining to any financial reporting requirements.

The vote on this proposal is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders. Following the 2019 Annual General Meeting, we will consider our shareholders’ feedback and the Compensation Committee will evaluate whether any actions are necessary to address this feedback.

Transocean 2019 Proxy Statement	P-29

AGENDA ITEM 9

Recommendation

The Board of Directors recommends that you vote “FOR” approval of the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosure in this proxy statement.

P-30	Transocean 2019 Proxy Statement

AGENDA ITEM 10

Prospective Vote on the Maximum Compensation of the Board of Directors and the Executive Management Team

10A	Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2019 Annual General Meeting and the 2020 Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that the shareholders ratify an amount of U.S. $4,121,000 as the maximum aggregate amount of compensation of the Board of Directors for the period between the 2019 Annual General Meeting and the 2020 Annual General Meeting.

Explanation

As required by our Articles of Association and the Minder Ordinance, the shareholders are provided the opportunity to vote on the maximum aggregate amount of compensation that can be paid or granted to the members of the Board of Directors for the period between the 2019 Annual General Meeting and the 2020 Annual General Meeting (the “2019/2020 Term”). The shareholder vote is of binding nature.

Directors’ Compensation Principles

The general principles of the compensation for our Board of Directors are described in article 29b of our Articles of Association.

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board of Directors. Our directors’ compensation consists of (1) cash retainers, (2) grants of restricted share units and (3) dividend equivalents on vested restricted share units.

Set forth below is an overview of the non‑employee director compensation elements for the term of office between the 2017 Annual General Meeting and the 2018 Annual General Meeting (the “2017/2018 Term”), and the term of office between the 2018 Annual General Meeting and the 2019 Annual General Meeting (the

Transocean 2019 Proxy Statement	P-31

AGENDA ITEM 10

“2018/2019 Term”). Additionally, the compensation elements currently contemplated for the 2019/2020 Term are also provided:

	Term of Office 2017 AGM – 2018 AGM	Term of Office 2018 AGM – 2019 AGM	Term of Office 2019 AGM – 2020 AGM
	U.S.$	U.S.$	U.S.$
Cash Retainers
Retainer for non‑executive chairman	325,000	325,000	325,000
Retainer for non‑executive vice chairman(1)	250,000	250,000	250,000
Retainer for non‑employee directors (other than the chairman and the vice chairman)	100,000	100,000	100,000
Additional retainer for Committee Chairmen:
Audit Committee	35,000	35,000	35,000
Compensation Committee	20,000	20,000	20,000
Corporate Governance Committee, Finance Committee, and Health, Safety and Environment Committee	10,000	10,000	10,000
Grant of Restricted Share Units
Grant of restricted share units to non‑executive chairman	325,000	325,000	325,000
Grant of restricted share units to non‑executive vice chairman(1)	210,000	210,000	210,000
Grant of restricted share units to non‑employee directors (other than the chairman and the vice chairman)	210,000	210,000	210,000
Dividend equivalents on vested restricted share units	Amount depends on (1) dividends paid and (2) the number of restricted share units held by the respective director.

(1)    Currently, the Company does not have any director serving in a Vice Chairman role.

A more detailed description of the compensation principles currently in effect for our Board of Directors can be found under “Board Meetings and Committees—Director Compensation Strategy.” The actual amounts paid to each member of the Board of Directors for fiscal year 2018 are disclosed under “2018 Director Compensation” and in our Swiss Compensation Report under the caption “Board of Directors’ Compensation.”

Proposal for Ratification of Maximum Aggregate Amount

The Board of Directors proposes that the shareholders ratify an amount of U.S. $4,121,000 as the maximum aggregate amount of compensation of the Board of Directors for the 2019/2020 Term. This amount is the maximum amount that the Company can pay or grant to the members of the Board of Directors for the 2019/2020 Term. The proposed aggregate maximum amount has been calculated based on the directors’ compensation elements as outlined above.

The table below shows the aggregate compensation paid to our Board of Directors for the 2017/2018 Term, and the shareholder-approved, maximum aggregate compensation payable to our Board of Directors for the 2018/2019 Term. The 2017/2018 and 2018/2019 Terms include ten non-employee directorships, one of whom was Chairman of the Board of Directors. Further, the table explains our proposal for the maximum aggregate amount of compensation for our Board of Directors for the 2019/2020 Term. This proposal is unchanged from

P-32	Transocean 2019 Proxy Statement

AGENDA ITEM 10

the maximum aggregate compensation proposed for the 2017/2018 Term and the 2018/2019 Term, as the Board plans to maintain ten non-employee directorships long-term. Although nine non-employee candidates are being nominated for election at this 2019 Annual General Meeting, the Board expects to identify and nominate another candidate for election to the Board no later than the 2020 Annual General Meeting.

	Term of Office 2017 AGM‑2018 AGM (based on 10 non‑employee directors and the assumptions described above)		Term of Office 2018 AGM‑2019 AGM Proposed Maximum Aggregate Amount		Term of Office 2019 AGM‑2020 AGM Proposed Maximum Aggregate Amount
	U.S.$		U.S.$		U.S.$
Cash Retainers	1,510,000		1,510,000		1,510,000
Grant of Restricted Share Units(1)	2,575,000	(2)(3)	2,575,000	(2)(3)	2,575,000	(2)(3)
Dividend Equivalents(4)	300,000		300,000		300,000
Total(5)	4,121,000		4,121,000		4,121,000

(1)     Restricted share units are granted to each non-employee director annually immediately following the Board of Directors meeting held in connection with our Annual General Meeting. On the date of grant, the restricted share units have an aggregate value equal to the U.S. dollar figure indicated in “2018 Director Compensation” table, and the restricted share units vest on the date first to occur of (i) the first anniversary of the date of grant or (ii) the Annual General Meeting next following the date of grant, subject to continued service through the vesting date. Vesting of the restricted share units is not subject to any performance measures.

(2)     Aggregate grant date fair value under accounting standards for recognition of share-based compensation expense for restricted share units granted to our non-employee directors, computed in accordance with FASB ASC Topic 718.

(3)     Aggregate target amount.

(4)     Dividend equivalents paid or to be paid during the respective terms of office on all vested restricted share units. For an overview of our directors’ vested and unvested restricted share units, please see Note 6—Share Ownership in the Company’s statutory financial statements for fiscal year 2018.

(5)     Mandatory employer-paid social taxes pursuant to applicable law are not included in the total amount. In 2018, employer-paid social taxes totaled U.S. $41,184.

The aggregate compensation paid to date and expected to be paid to the members of the Board of Directors during the 2018/2019 Term is within the maximum aggregate amount approved by shareholders at the 2018 Annual General Meeting. The actual payout and grants will be disclosed in the 2020 and 2021 Proxy Statements, respectively, and the Swiss Compensation Report for fiscal years 2019 and 2020, respectively.

Recommendation

The Board of Directors recommends that you vote “FOR” this Agenda Item 10A.

10B	Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2020.

Proposal of the Board of Directors

The Board of Directors proposes that the shareholders ratify an amount of U.S. $24,000,000 as the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2020.

Explanation

As required by our Articles of Association and the Minder Ordinance, our shareholders are provided the opportunity to vote on the maximum aggregate amount of compensation that can be paid or granted to the members of the Executive Management Team for fiscal year 2020. The shareholder vote is of binding nature.

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AGENDA ITEM 10

Executive Management Team Compensation Principles

The general principles of the compensation for the Executive Management Team are described in article 29b of our Articles of Association.

We use a combination of cash and equity compensation to attract, motivate and retain leaders from the global executive talent market within and outside our highly competitive industry and to achieve our objective of pay and performance alignment by delivering the vast majority of our Executive Management Team’s compensation opportunity as performance‑based, ‘at‑risk’ compensation. Our Executive Management Team’s compensation consists of (1) base salary, (2) annual performance bonus, (3) long‑term incentives, which may comprise grants of restricted share units, performance share units and stock options and (4) other compensation, including Company contributions to savings and pension plans, life insurance premiums, dividend equivalents on vested and unvested restricted share units, expatriate assignment allowances and expatriate relocation pay.

Our Executive Management Team comprises our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer, and our Executive Vice President and Chief Operations Officer.

For a detailed description of our compensation principles currently in effect for the Executive Management Team (and our other Named Executive Officers who are not members of the Executive Management Team), please refer to the section of this proxy statement under the caption: “Compensation Discussion and Analysis.” We recommend that our shareholders read our Articles of Association and the Compensation Discussion and Analysis to understand our Executive Management Team compensation principles and process when considering this proposal. The actual amounts paid to each member of the Executive Management Team for fiscal years 2016‑2018 are disclosed in this proxy statement under the caption: “Executive Compensation—Summary Compensation Table,” and in our Swiss Compensation Report under the caption: “Executive Management Team Compensation.”

In addition to this binding prospective vote on maximum Executive Management Team compensation, shareholders have had the opportunity since 2011 under U.S. law, subject to an advisory vote by shareholders and a determination by the Board of Directors as to the frequency of such opportunity, to cast a retrospective advisory vote to approve the compensation paid to our Named Executive Officers (including our Executive Management Team members) for the fiscal year preceding the Annual General Meeting. Since 2011, our shareholders have consistently expressed their strong support for the Company’s executive compensation principles. For fiscal years 2011, 2012, 2013, 2014, 2015, 2016, and 2017, the shareholder approval levels have been 86%, 81%, 92%, 80%, 87%, 96% and 97%, respectively. Our shareholders are again provided the opportunity to cast a retrospective advisory vote to approve the compensation paid to our Named Executive Officers (including our Executive Management Team members) for fiscal year 2018, as is explained in detail in Agenda Item No. 9.

The proposed maximum aggregate amount of compensation for the Executive Management Team for fiscal year 2020 is derived substantially from the Company’s executive compensation principles receiving strong historical shareholder support as noted above. Consistent with the Company’s historical practice in setting executive compensation, as reflected in the Compensation Discussion and Analysis, we do not anticipate that the aggregate amount actually paid to our Executive Management Team members for fiscal year 2020 will be at the proposed maximum aggregate amount.

Proposal for Ratification of Maximum Aggregate Amount

The Board of Directors proposes that the shareholders ratify an amount of U.S. $24,000,000, excluding employer-paid social taxes, as the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2020. This amount is unchanged from the approved maximum aggregate amount of compensation for fiscal year 2019, and is the maximum amount that the Company can pay or grant to its members of the Executive Management Team for fiscal year 2020, subject to the authority of the Board of Directors to grant or pay a “supplementary amount” pursuant to article 29c of our Articles of Association without additional shareholder ratification to persons who newly assume an Executive Management Team function after the prospective vote at the 2019 Annual General Meeting.

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The table below shows the maximum aggregate amount of compensation that could have been paid or granted in the fiscal year 2018 under our compensation principles and plans, the maximum aggregate amount of compensation available to be paid or granted for fiscal year 2019 under our compensation principles and plans currently in effect, and our proposed maximum aggregate amount of compensation for fiscal year 2020.

The proposed maximum aggregate amount of compensation for fiscal year 2020 is based on our estimated compensation levels and is unchanged from the maximum aggregate amount of compensation for fiscal year 2019, which was approved by shareholders at last year’s annual general meeting.

	Fiscal Year 2018 Maximum Payable(1)	Fiscal Year 2019 Proposed Maximum Amount(1)(2)	Fiscal Year 2020 Proposed Maximum Amount(1)(2)
	U.S.$	U.S.$	U.S.$
Base Salary	2,664,090 (3)	2,750,000 (4)	2,750,000
Annual Performance Bonus(5)	6,250,000	6,250,000	6,250,000
Long‑Term Incentives(6)	12,500,000	12,500,000	12,500,000
All Other Compensation(7)	2,500,000	2,500,000	2,500,000
Total	23,914,090	24,000,000	24,000,000

(1)    Assumes that the base salary, the annual performance bonus and all other compensation have been, or will be, paid or granted at the maximum level as provided under our compensation principles and plans (e.g., in relation to the annual performance bonus, assuming a payout of annual incentive bonuses at the maximum payout level of 200%). In relation to the long‑term incentive plans, the fair value calculations are based on an assumed achievement of performance targets at 100%; see note 5 below for further information.

(2)     The proposal of the Board of Directors for ratification by our shareholders only relates to the maximum aggregate amount of total compensation as shown in the “Total” row. The subtotals shown for each compensation category are included for illustration purposes only.

(3)     Reflects actual base salaries paid to our Executive Management Team members.

(4)     Reflects actual base salaries paid to, and base salaries for the remaining fiscal year to be paid to, our Executive Management Team members, based on base salary levels effective for fiscal year 2018.

(5)     Based on individual target award opportunities and maximum payout at 200%. As further described under “Compensation Discussion and Analysis—Annual Performance Bonus,” the potential payout ranges from 0% to 200% of the individual target award opportunity. Maximum payout is only available upon achievement of superior performance. Individual target award opportunities ranged, and will range, between 75% and 125% of the base salary, depending on the level of responsibility.

(6)     Based on target amounts and fair value calculations. With regard to performance‑based long‑term incentives such as performance share units, the fair value calculations are based on an assumed achievement of performance targets at 100%. For the 2020 grant cycle, the actual number of shares to be allocated under such long‑term incentive plans will be determined in 2023 depending on performance achievement over a three‑year performance cycle and may range between 0% to 200%.

(7)     Assumes that all compensation has been paid or granted at the maximum level as provided under our compensation principles and plans. Mandatory employer-paid social taxes pursuant to applicable law are excluded from the proposed maximum amount. In 2018, employer-paid social taxes totaled U.S. $283,390.

Shareholder approval is based on the maximum aggregate amounts that could be payable in accordance with our compensation principles as set out in the 2019 Proxy Statement’s “Compensation Discussion and Analysis.” Therefore, actual aggregate amounts paid to our Executive Management Team members for fiscal year 2020 will fall within the range that may be payable. And although historical compensation paid to our Executive Management Team, as disclosed in the Compensation Report, has been substantially less (2018: U.S. $17,050,273) than the maximum amount payable (2018: U.S. $24,000,000) we request our shareholders approve the proposed maximum aggregate amount in order to comply with our Articles of Association and to ensure that the authorized compensation is set at a level that allows us to honor our compensation obligations and promises under our compensation principles and plans if the Executive Management Team or its individual members deliver superior performance and achieve all of the performance objectives at maximum performance level.

The 2020 Executive Management Team compensation will be disclosed in the proxy statement for our 2021 annual general meeting and the Swiss Compensation Report for fiscal year 2020.

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AGENDA ITEM 10

Recommendation

The Board of Directors recommends that you vote “FOR” this Agenda Item 10B.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We are committed to upholding high standards of corporate governance and business conduct and believe that we have maintained good corporate governance practices for many years.

We regularly review and, as necessary, update our Code of Integrity. Accordingly, in November 2016, the Board of Directors adopted a Code of Integrity that updated and replaced our previous Code of Integrity. We conduct online mandatory training for our employees and officers on our Code of Integrity and other relevant compliance topics. We also require all of our officers and managerial and supervisory employees to certify compliance with our Code of Integrity each year and to proactively report any non-compliance they may discover.

The Corporate Governance Committee of the Board of Directors evaluates the Company’s and the Board of Directors’ governance practices and formally reviews all committee charters along with recommendations from the various committees of the Board of Directors and the Board of Directors’ governance principles at least annually. The Corporate Governance Committee receives updates at each meeting regarding new developments in the corporate governance arena. Our Corporate Governance Guidelines and committee charters also require, among other things, that each committee and the Board of Directors annually conduct a self-evaluation of their own performance. The evaluation provides an opportunity for an assessment of each member of the Board of Directors.

Director Share Holding Requirement. We have equity ownership guidelines for directors that require each current non‑management director to acquire and retain a number of our shares, restricted share units and/or deferred units at least equal in value to an amount five times the director’s annual cash retainer. Each new director is required to acquire and retain such number of shares, restricted share units and/or deferred units over his or her initial five years as a director. Jeremy D. Thigpen, our President and Chief Executive Officer, is subject to separate officer share ownership guidelines providing for a more stringent requirement of six times his base pay. In connection with such ownership requirement, the Board of Directors currently grants restricted share units to each of our non‑management directors. See “Compensation Discussion and Analysis” for more information about these guidelines.

Restrictions on Pledging, Hedging and Margin Accounts. Pursuant to our Insider Trading Policy, employees, officers and directors are restricted from pledging, hedging or holding shares in a margin account.

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CORPORATE GOVERNANCE

Our current governance documents may be found on our website at: www.deepwater.com by selecting the Governance page in the Investors section dropdown. Among the information you can find there is the following:

●	Articles of Association;
●	Organizational Regulations;
●	Corporate Governance Guidelines;
●	Audit Committee Charter;
●	Corporate Governance Committee Charter;
●	Compensation Committee Charter;
●	Finance Committee Charter;
●	Health, Safety and Environment Committee Charter;
●	Our Mission Statement;
●	Our FIRST Shared Values;
●	Code of Integrity;
●	Gender Pay Gap Regulations;
●	Our Modern Slavery and Human Trafficking Statement; and
●	Our Tax Principles Statement.

Information contained on our website is not part of this proxy statement.

Transocean is committed to safely performing our operations while reducing our environmental footprint. Our industry is reliant on the natural resources of our planet and we are keenly aware of our responsibility to minimize our impact on the environment. Through Transocean’s continuous engagement with our stakeholders, we incorporate feedback and set the course to tackle material issues that are important to our complex industry and global community. Transocean is committed to serving our communities, supporting and participating in industry associations, and engaging with our investors. For more information on our sustainability efforts, see our inaugural sustainability report on our website by selecting the Health, Safety and Environment page from the “About” tab on the homepage and scrolling down to the sustainability report.

We will continue to monitor our governance practices and update policies and procedures, as appropriate, in order to maintain our high standards.

Board Leadership. Except during extraordinary circumstances, the Board of Directors has chosen not to combine the positions of Chief Executive Officer and Chairman of the Board. The Board believes that separating these positions allows our Chief Executive Officer to focus on our day‑to‑day business, while our Chairman of the Board presides over the Board as it provides advice to, and independent oversight of, management and the Company’s operations. The Board recognizes the time, effort, and energy that our Chief Executive Officer is required to devote to his position and the additional commitment the position of Chairman of the Board of Directors requires. The Board of Directors believes that having separate positions and having an independent outside director serve as Chairman of the Board of Directors is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk Management. Executive management is responsible for the day‑to‑day management of the risks we face, while the Board of Directors, as a whole and through its various committees, has responsibility for the oversight

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of risk management for the Company. Through the Board of Directors’ oversight role and review of management’s active role, the directors satisfy themselves that the risk management processes designed and implemented by management (as more particularly described below) are adapted to and integrated with the Company’s corporate strategy, are functioning as designed and that steps are taken to foster a culture in which each employee understands his or her impact on the assessment and management of risk, his or her responsibility for acting within appropriate limits, and his or her ultimate accountability.

The Company has an enterprise risk management process and framework, which includes an Executive Risk Management Committee and a risk committee working group. The Executive Risk Management Committee is composed of members of senior management, including our Chief Executive Officer and other members of management in key functions and selected divisions of the Company. The duties of the Executive Risk Management Committee include the following: reviewing and approving appropriate changes to the Company’s policies and procedures regarding risk management; identifying and assessing operational, commercial, strategic, financial, macroeconomic and geopolitical risks facing the Company; identifying risks and taking corrective actions, if appropriate; monitoring key indicators to assess the effectiveness and adequacy of the Company’s risk management activities; and communicating with the Board of Directors at least once a year with respect to risk management. The Executive Risk Management Committee and/or members of management present a report on risk management activities to the Board of Directors at least annually. The risk committee working group identifies risks facing the Company, makes an assessment of each risk, identifies preventive and mitigating controls and then makes recommendations for improvement opportunities to the Board of Directors or our Chief Executive Officer, as appropriate.

Compensation and Risk. We regularly assess risks related to our compensation programs, including our executive compensation programs, and do not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviews information and solicits input from an independent compensation consultant regarding compensation factors, which could mitigate or encourage excessive risk‑taking. In its review in 2018, the Compensation Committee considered the attributes of our programs, including the metrics used to determine incentive awards, the weight of each metric, the timing and processes for setting performance targets and validating results, the performance measurement periods and time horizons, the total mix of pay and the maximum compensation and incentive award payout opportunities.

Independence of Board Members. Our Corporate Governance Guidelines require that at least a majority of the members of the Board of Directors meet the independence standards set by the NYSE. In order to meet the NYSE’s independence standards, a member of the Board of Directors must not have a relationship with the Company that falls within certain objective categories established by the NYSE. In addition, the Board of Directors must then affirmatively determine, with respect to each director and nominee, that he or she did not otherwise have a material relationship with the Company. There is no family relationship between any of our directors.

The Board of Directors has determined that its current members, with the exception of Jeremy D. Thigpen (the Company’s President and Chief Executive Officer), are independent and meet the applicable independence standards set by the NYSE, the SEC and our guidelines. Additionally, our Compensation, Audit and Corporate Governance Committees are composed solely of directors who meet the applicable NYSE and SEC independence standards.

In making its independence determinations, the Board of Directors considered the fact that certain directors, as described below, are or within the past three years have been directors or officers of companies with which we conduct business in the ordinary course. After evaluating these relationships in light of applicable SEC and NYSE standards, the Board of Directors concluded that they have no effect on the independence of these directors.

The Board of Directors also considered the below transactions and believes they were on arm’s‑length terms that were reasonable and competitive. Accordingly, the Board of Directors concluded that the relationships described below have no effect on the independence of these directors. Because of our extensive operations, transactions and director relationships, transactions of this nature are expected to take place in the ordinary course of business in the future.

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CORPORATE GOVERNANCE

●	Since 2012, Mr. Barker has served as a non‑executive director and as a member of the audit committee of Aviva plc, a company that provides insurance-related services to the Company.
●

Mr. Barker’s son was a Transaction Services strategy consultant at PwC UK, an assurance, advisory and tax services firm that provides services to the Company, but is not the Company’s independent registered public accounting firm. Although Mr. Barker’s son was employed by PwC until January 2019, his son did not, directly or indirectly, provide any services to the Company or any of its affiliates, and his son worked within a division of PwC that did not provide any services to the Company or any of its affiliates. Moreover, Mr. Barker’s son was not a partner or principal of PwC, but was instead one of more than 250,000 persons employed by PwC worldwide. Further, the Company’s relationship with PwC predates both the Company’s relationship with Mr. Barker and PwC’s relationship with Mr. Barker’s son.

●	Mr. Curado’s son began working in GE’s corporate audit department in 2017 and his son-in-law works as an engineer for Mitsubishi Industries, both of which provide services or products to the Company.
●	Since 2010, Mr. Deaton has served as a non‑executive director of Air Products and Chemicals, Inc., from which the Company rented and purchased rig-related products and equipment.
●	From 2016 to 2018, Mr. Merksamer served as non-executive director of American International Group, Inc., a company that provides insurance-related services to the Company.
●	Since 2010, Mr. Tan has served as a non‑executive director of Keppel Corporation, which provides the Company with services related to rig construction and shipyard work.
●

Upon and following the closing of the Company’s acquisition of Songa Offshore in January 2018, Mr. Mohn became the beneficial owner of approximately 67,740,289 Company shares, consisting of 31,120,553 Company shares issued in connection with the acquisition, an additional 2,000,000 shares purchased on the open market on or before March 12, 2018, and 34,619,736 Company shares that may be issued in the future upon exchange of the 0.5% Exchangeable Senior Bonds due 2023 issued in connection with the acquisition. As a result, assuming the conversion of the Exchangeable Bonds beneficially owned by Mr. Mohn, he will possess voting rights with respect to approximately 10.50% of the Company’s outstanding shares as of March 1, 2019. The Board of Directors evaluated Mr. Mohn’s overall beneficial ownership of Company shares and concluded that his ownership of Company shares is not a material relationship that would affect his independence or service as a director of the Company, and that he meets the standards for independence adopted by the SEC and the NYSE.

Executive Sessions. Our independent directors met in executive session without management at each of the regularly scheduled Board of Directors’ meetings held in 2018. During 2019, the independent directors are again scheduled to meet in executive session at each regularly scheduled Board of Directors’ meeting. The independent directors generally designate the Chairman of the Board of Directors to act as the presiding director for executive sessions.

Director Nomination Process. The Board of Directors has designated the Corporate Governance Committee as the committee authorized to consider and recommend nominees for the Board of Directors. The Board of Directors believes that all members of the Corporate Governance Committee meet the applicable NYSE independence requirements.

Our Corporate Governance Guidelines provide that the Corporate Governance Committee should periodically assess the needs of the Company and the Board of Directors, so as to recommend candidates who will further

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CORPORATE GOVERNANCE

our goals. In making that assessment, the Corporate Governance Committee has determined that a recommended nominee must have the following minimum qualifications:

●	High professional and personal ethics and values
●	A record of professional accomplishment in his/her chosen field
●	Relevant expertise and experience
●	A reputation, both personal and professional, consistent with our FIRST Shared Values

In addition to these minimum qualifications, the Corporate Governance Committee considers other qualities in nominees that may be desirable. In particular, the Board of Directors is committed to having a majority of independent directors and, accordingly, the Corporate Governance Committee evaluates the independence status of any potential director. The Corporate Governance Committee evaluates whether or not a candidate contributes to the Board of Directors’ overall diversity, the candidate’s contribution to Board’s existing chemistry and collaborative culture, and whether or not the candidate can contribute positively to the Board’s diverse expertise in environmental, health, safety, industry, market and financial matters. The Corporate Governance Committee also considers whether or not the candidate may have professional or personal experiences and expertise relevant to our business (such as expertise in the industry and in critical health, safety and environmental matters) and the Company’s position as the leading international provider of offshore drilling services.

As described above, in accordance with the majority vote provisions of our Corporate Governance Guidelines, the Board of Directors may nominate only those candidates for director who have submitted an irrevocable letter of resignation, which would be effective upon and only in the event that (1) such nominee fails to receive more votes cast “FOR” than “AGAINST” his or her election in an uncontested election and (2) the Board of Directors accepts the resignation. The Board of Directors will also request a statement from any person nominated as a director by anyone other than the Board of Directors as to whether that person will also submit an irrevocable letter of resignation upon the same terms as a person nominated by the Board of Directors. For purposes of our Corporate Governance Guidelines, an uncontested election occurs in an election of directors that does not constitute a contested election, and a contested election occurs when (i) the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in our Articles of Association and (ii) such nomination has not been withdrawn by such shareholder on or prior to the day next preceding the date the Company first mails its notice of meeting for such meeting to the shareholders.

The Corporate Governance Committee has several methods of identifying Board of Directors candidates. First, the Corporate Governance Committee considers and evaluates annually whether each director nominee is qualified to be nominated for election or reelection to the Board of Directors. Second, the Corporate Governance Committee requests from time to time that its members and the other Board members identify possible candidates for any vacancies or potential vacancies. Third, the Corporate Governance Committee has the authority to retain one or more executive search firms to aid in its search. Each executive search firm assists the Corporate Governance Committee in identifying potential Board of Directors candidates, interviewing those candidates and conducting investigations relative to their background and qualifications.

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CORPORATE GOVERNANCE

The Corporate Governance Committee considers nominees for director who are recommended by our shareholders. Recommendations may be submitted in writing, along with:

●	The name of and contact information for the candidate;
●	A statement detailing the candidate’s qualifications and business and educational experience;
●	Information regarding the qualifications and qualities described under “Director Nomination Process” above;
●	A signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director;
●

A signed irrevocable letter of resignation from the proposed candidate that, in accordance with our Corporate Governance Guidelines, would be effective upon and only in the event that (1) in an uncontested election, such candidate fails to receive more votes cast “FOR” than “AGAINST” his or her election and (2) the Board of Directors accepts the resignation;

●	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Corporate Governance Committee;
●	A statement detailing any relationship between the candidate and any customer, supplier or competitor of ours;
●	Financial and accounting experience of the candidate, to enable the Corporate Governance Committee to determine whether the candidate would be suitable for Audit Committee membership; and
●	Detailed information about any relationship or understanding between the proposing shareholder and the candidate.

Shareholders may submit nominations to our Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH‑6312 Steinhausen, Switzerland. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director. The extent to which the Corporate Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Corporate Governance Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board of Directors, and is at the Corporate Governance Committee’s discretion. The Corporate Governance Committee evaluates the desirability for incumbent directors to continue on the Board of Directors following the expiration of their respective terms, taking into account their contributions as Board members and the benefit that results from the increasing insight and experience developed over a period of time. Although the Corporate Governance Committee will consider candidates for director recommended by shareholders, it may determine not to recommend that the Board of Directors, and the Board of Directors may determine not to, nominate those candidates for election to the Board of Directors.

In addition to recommending director nominees to the Corporate Governance Committee, any shareholder may, in compliance with applicable requirements, nominate directors for election at annual general meetings of the shareholders. For more information on this topic, see “Other Matters.”

Executive and Director Compensation Process. Our Compensation Committee has established an annual process for reviewing and establishing executive compensation levels. An outside consultant, Pay Governance LLC, retained by the Compensation Committee has provided the Compensation Committee with relevant market data and alternatives to consider in determining appropriate compensation levels for each of our executive officers. Pay Governance has served as the Compensation Committee’s outside consultant since February 2011. Our Chief Executive Officer also assists the Compensation Committee in the executive compensation setting process. For a more thorough discussion of the roles, responsibilities and process we use for setting executive compensation, see “Compensation Discussion and Analysis.”

Director compensation is set by the Board of Directors upon a recommendation from the Compensation Committee. Since 2015, director compensation is also subject to shareholder approval at the Company’s annual general meetings. Each calendar year, the Compensation Committee reviews the compensation paid to our

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CORPORATE GOVERNANCE

directors to be certain that it is competitive in attracting and retaining qualified directors. The Compensation Committee has used its outside consultant, Pay Governance LLC, to gather data regarding director compensation at (1) certain similar size companies in the general industry, as well as (2) the same peer group of companies generally utilized in the consideration of executive compensation, as set forth in the “Compensation Discussion and Analysis.” Based upon its review of the data and its own judgment, the Compensation Committee develops a recommendation for consideration by the Board of Directors. If serving as director on the Board of Directors, our Chief Executive Officer receives no additional compensation for such service.

Process for Communication by Shareholders and Interested Parties with the Board of Directors. The Board of Directors has established a process whereby interested parties may communicate with the Board of Directors and/or with any individual director. Interested parties, including shareholders, may send communications in writing, addressed to the Board of Directors or an individual director, c/o the Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH‑6312 Steinhausen, Switzerland. The Corporate Secretary will forward these communications, as appropriate, to the addressee depending on the facts and circumstances outlined in the communication. The Board of Directors has directed the Corporate Secretary not to forward certain items, such as: spam, junk mailings, product inquiries, resumes and other forms of job inquiries, surveys and business solicitations. Additionally, the Board of Directors has advised the Corporate Secretary not to forward material that is illegal or threatening, but to make the Board of Directors aware of such material, and may request it be forwarded, retained or destroyed at the Board of Directors’ discretion.

Policies and Procedures for Approval of Transactions with Related Persons. The Board of Directors has a written policy with respect to related person transactions pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds U.S. $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S‑K. The Audit Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and/or ratifying any related person transaction.

To identify related person transactions, each year we distribute and require our directors and officers to complete questionnaires identifying transactions with us in which the officer or director or their immediate family members have an interest. Quarterly, our directors and officers must re-affirm in writing that the information previously provided in their questionnaires remains accurate and complete, and provide updates regarding any related person relationships that may have arisen. Our Code of Integrity further requires that an executive officer inform the Company when the executive officer’s private interest interferes or appears to interfere in any way with our interests. In addition, the Board of Directors’ Corporate Governance Guidelines require that a director must immediately inform the Board of Directors or the Chairman of the Board of Directors in the event that a director believes he or she has an actual or potential conflict with our interests. Furthermore, under our Organizational Regulations, a director must disclose and abstain from voting with respect to matters that feature unresolved conflicts of interest.

Under our related persons transaction policy, the Audit Committee considers all relevant facts and circumstances available, including the related persons involved, their relationship to the Company, their interest and role in the transaction, the proposed terms of the transaction (including expected aggregate value and value to be derived by the related person), the benefits to the Company, the availability to the Company of alternative means or transactions to obtain like benefits and the terms that would prevail in a similar transaction with an unaffiliated third party. For related person transactions that do not receive prior approval from the Audit Committee, the transactions are submitted to the Audit Committee to consider all relevant facts and circumstances and, based on its conclusions, evaluate all options, including, but not limited to, ratification, amendment or termination of the transaction. Since the beginning of 2018, there were no related person transactions where such policies and procedures were not followed.

Certain Relationships and Related Party Transactions. From 2014 to 2017, Mr. Miller served as the Executive Chairman of NOW Inc. (NYSE: DNOW). We regularly procure equipment and services from NOW Inc., at arm’s length terms and within the ordinary course of business. In 2018, our purchasing activity with NOW Inc. represented less than 2% of that company’s reported gross revenue for such period.

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CORPORATE GOVERNANCE

In connection with our acquisition of Songa Offshore, Mr. Mohn acquired beneficial ownership of U.S. $355,813,000 aggregate principal amount of Transocean Inc.’s 0.5% Exchangeable Senior Bonds due 2023, including exchangeable bonds acquired by Perestroika AS (an entity affiliated with Mr. Mohn) as part of our private exchange offers undertaken to refinance certain of Songa Offshore’s previously outstanding indebtedness. These exchangeable bonds bear interest at an annual rate of 0.5%, payable semiannually, and are exchangeable into shares of Transocean Ltd. at any time at the option of the holder. In connection with our acquisition of Songa Offshore, we also entered into a registration rights agreement with certain affiliates of Asia Research & Capital Management and Perestroika AS, each of whom is one of our significant shareholders. This registration rights agreement provides them with certain customary registration rights over the exchangeable bonds they received as part of our private exchange offers undertaken to refinance certain of Songa Offshore’s previously outstanding indebtedness and, in the case of Perestroika AS, any shares and exchangeable bonds that Perestroika AS received in the acquisition as a former shareholder of Songa Offshore or that it may acquire in the future.

Director Attendance at Annual General Meeting. We expect all of our directors to attend the 2019 Annual General Meeting. At the 2018 Annual General Meeting, all directors were in attendance.

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Board Meetings and Committees

During 2018, the Board of Directors of Transocean Ltd. held four meetings. The Board of Directors and the committees of the Board of Directors met at least once a quarter and the quarterly meetings generally occurred over a period of two days. Each of our directors attended 100% of the meetings following their election, including meetings of committees on which the director served.

The Board of Directors has standing Audit, Compensation, Finance, Corporate Governance, and Health, Safety and Environment Committees. As noted above, the charters for these committees may be found on our website at: www.deepwater.com by selecting the Governance page in the Investors section dropdown. In addition, the Board of Directors may from time to time form special committees to consider particular matters that arise. Following the 2019 Annual General Meeting, the Board expects to complete its annual review of committee assignments.

Compensation Committee. The purpose of the Compensation Committee is to assist the Board of Directors in (1) developing an appropriate compensation program and benefit package for (a) members of the Executive Management Team (as defined below), (b) persons defined as “officers” pursuant to section 16(a) of the Exchange Act, and (c) any other person whose compensation is required to be disclosed by applicable securities laws and regulations (collectively, the “Specified Executives”) and members of the Board of Directors; and (2) complying with the Board of Directors’ legal and regulatory requirements as to Board member and Specified Executives compensation in order to facilitate the Company’s ability to attract, retain and motivate

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BOARD MEETINGS AND COMMITTEES

qualified individuals in a system that aligns compensation with the Company’s business performance. The authority and responsibilities of the Compensation Committee include, among others, the following:

●

Annually review and recommend to the Board of Directors for submission to and ratification by the shareholders pursuant to Swiss law and our Articles of Association the maximum aggregate amount of compensation of the Board of Directors and the Executive Management Team for the period between the Annual General Meeting at which ratification is sought and the next Annual General Meeting;

●

Annually review and recommend to the Board for submission to and ratification by the shareholders the maximum aggregate amount of compensation of the Specified Executives and each member of the Board for the fiscal year commencing after the Annual General Meeting at which ratification is sought;

●	Select appropriate peer groups and market reference points against which the Company’s Board of Directors and executive compensation is compared;
●	Annually recommend focus areas for our Chief Executive Officer for approval by members of our Board of Directors who meet our independence and experience requirements;
●	Annually review, with participation of our full Board of Directors, our Chief Executive Officer’s performance in light of our established focus areas;
●

Annually set our Chief Executive Officer’s compensation based, as appropriate, upon his performance evaluation together with competitive data and subject to shareholder ratification requirements pursuant to our Articles of Association and applicable law;

●

Administer our long‑term incentive plans, Performance Award and Cash Bonus Plan, Deferred Compensation Plan, and any other compensation plans or arrangements providing for benefits primarily to members of the Board of Directors and executive officers in accordance with goals and objectives established by the Board of Directors, the terms of the plans, and any applicable rules and regulations;

●

Consider and make recommendations to the Board of Directors, with guidance from an outside compensation consultant, concerning the existing Board of Directors and executive compensation programs and changes to such programs;

●

Consider, with guidance from an outside compensation consultant, and approve the material terms of any employment, severance, termination or other similar arrangements (to the extent permitted by applicable law and our Articles of Association) that may be entered into with members of the Board of Directors and Specified Executives; provided, however, that the Compensation Committee shall not recommend and the Board of Directors shall not authorize “single‑trigger” change of control agreements for any of our officers or directors;

●

Assess the risks, with the assistance of external resources as the Compensation Committee deems appropriate, of the Company’s compensation arrangements applicable to members of the Board of Directors and the Specified Executives; and

●

Retain and approve the fees of legal, accounting or other advisors, including any compensation consultant, employed by the Committee to assist it in the evaluation of executive and director compensation.

See “Compensation Discussion and Analysis” for a discussion of additional responsibilities of the Compensation Committee.

The Compensation Committee may delegate specific responsibilities to one or more individual committee members to the extent permitted by law, NYSE listing standards and the Compensation Committee’s governing documents. The Compensation Committee may delegate all or a portion of its powers and responsibilities with respect to the compensation plans and programs described above and in our “Compensation Discussion and Analysis” to one or more of our management committees; provided, that the Compensation Committee retains all power and responsibility with respect to awards granted to our Board members and executive officers. The Chief Executive Officer has been delegated authority to grant equity awards under the Company’s long‑term incentive plans to new and existing employees of the Company, excluding executive officers and other officers

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BOARD MEETINGS AND COMMITTEES

above the Vice President level, provided that such awards shall not exceed U.S. $5,000,000 in grant value per calendar year in aggregate and no such individual award shall exceed U.S. $350,000 in grant value.

The Compensation Committee has delegated to a subcommittee composed of its chairman and at least one additional committee member the authority to approve interim compensation actions resulting from promotions, competitive realignment, or the hiring of new executive officers (excluding the Chief Executive Officer), including but not limited to establishing annual base salary, annual bonus targets, long‑term bonus targets and the grant of equity awards, subject to any required vote of the shareholders. The Compensation Committee has also delegated authority to the Chief Executive Officer to, upon termination of service of an employee of the Company (excluding executive officers and other officers at or above the Senior Vice President level), accelerate vesting of awards granted under the Company’s long‑term incentive plans and to extend exercisability of options for a period of up to one year, but not beyond the original exercise period. The Compensation Committee has further delegated authority to the Chief Executive Officer to determine whether an individual is disabled and/or to set applicable criteria for making such determination for purposes of the Company’s long‑term incentives plans. The Compensation Committee is notified of compensation actions made by the Chief Executive Officer or the subcommittee at the meeting following the end of each calendar quarter in which such actions are taken.

The current members of the Compensation Committee are Mr. Tan, Chairman, and Messrs. Curado and Intrieri. The Compensation Committee met four times during 2018.

Finance Committee. The Finance Committee approves our long‑term financial policies, insurance programs and investment policies. It also makes recommendations to the Board of Directors concerning the Company’s dividend policy, securities repurchase actions, the issuance and terms of debt and equity securities and the establishment of bank lines of credit. In addition, the Finance Committee approves the creation, termination and amendment of certain of our employee benefit programs and periodically reviews the status of these programs and the performance of the managers of the funded programs.

The current members of the Finance Committee are Mr. Muller, Chairman, and Messrs. Barker, Intrieri and Merksamer. The Finance Committee met five times during 2018.

Corporate Governance Committee. The Corporate Governance Committee makes recommendations to the Board of Directors with respect to the nomination of candidates for election to the Board of Directors, how the Board of Directors should function and how the Board of Directors should interact with shareholders and management. It also develops and recommends to the Board a set of corporate governance principles applicable to the Company, coordinates the self‑evaluation of the Board of Directors and its committees, and reviews the qualifications of and proposes to the Board of Directors candidates to stand for election at the next general meeting of shareholders.

The current members of the Corporate Governance Committee are Mr. Intrieri, Chairman, Ms. Chang and Mr. Deaton. The Corporate Governance Committee met four times during 2018.

Health, Safety and Environment Committee. The Health, Safety and Environment Committee assists the Board of Directors in fulfilling its responsibilities to oversee the Company’s management of risk in the areas of health, safety and the environment. The Health, Safety and Environment Committee reviews and discusses with management the status of key environmental, health and safety issues. Additionally, the Health, Safety and Environment Committee regularly evaluates Company policies, practices and performance related to health, safety and environmental issues and guides strategy decisions to promote company goals and compliance with applicable rules and regulations. From 2013 to February 13, 2019, the Health, Safety and Environment Committee assumed additional responsibility to oversee the Company’s implementation of certain requirements of the Consent Decree by and among the U.S. Department of Justice and certain of the Company’s affiliates. The Consent Decree was terminated on February 13, 2019. Accordingly, the Consent Decree has no further force or effect on the Company.

The current members of the Health, Safety and Environment Committee are Mr. Deaton, Chairman, and Messrs. Merksamer, Mohn, Muller and Tan. The Health, Safety and Environment Committee met four times during 2018.

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BOARD MEETINGS AND COMMITTEES

Audit Committee. The Audit Committee is responsible for recommending the selection, retention and termination of our independent registered public accountants and our auditor pursuant to the Swiss Code of Obligations to the Board of Directors and to our shareholders for their approval at a general meeting of shareholders. The Audit Committee is directly responsible for the compensation and oversight of our independent registered public accountants and our auditor pursuant to the Swiss Code of Obligations. The Audit Committee further advises as necessary in the selection of the lead audit partner. The Audit Committee also monitors the integrity of our financial statements and the independence and performance of our auditors and their lead audit partner and reviews our financial reporting processes. The Audit Committee reviews and reports to the Board of Directors the scope and results of audits by our independent registered public accounting firm, our auditor pursuant to the Swiss Code of Obligations and our internal auditing staff and reviews the audit and other professional services rendered by the accounting firm. It also reviews with the accounting firm the adequacy of our system of internal controls. It reviews transactions between us and our directors and officers for disclosure in the proxy statement, our policies regarding those transactions and compliance with our business ethics and conflict of interest policies.

The Board of Directors requires that all members of the Audit Committee meet the financial literacy standard required under the NYSE rules and that at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, the SEC has adopted rules requiring that we disclose whether or not the Audit Committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses all of the following attributes:

●	An understanding of generally accepted accounting principles and financial statements;
●	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;
●

Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

●	An understanding of internal control over financial reporting; and
●	An understanding of audit committee functions.

The person must have acquired such attributes through one or more of the following:

●

Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

●	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
●	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
●	Other relevant experience.

The current members of the Audit Committee are Mr. Barker, Chairman, Ms. Chang, and Messrs. Curado and Mohn. The Audit Committee met eight times during 2018.

The Board of Directors has reviewed the criteria set by the NYSE and SEC and determined that each of the current members of the Audit Committee is “financially literate” and qualifies as an “audit committee financial expert.” In addition, the Board of Directors has determined that all of the current members of the Audit Committee qualify under NYSE rules as having accounting or related financial management expertise. Mr.

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BOARD MEETINGS AND COMMITTEES

Barker is a chartered accountant, served as an audit partner in an accounting firm and served as the Vice Chairman‑U.K. of PricewaterhouseCoopers LLP from 2008 to 2011. Ms. Chang was previously partner in charge of Corporate Finance for KPMG Peat Marwick LLP. Mr. Curado is the Chief Executive Officer of Ultrapar S.A. and he has significant risk management and compliance experience. Mr. Mohn is the sole owner and managing director of Perestroika, a Norwegian investment company, and served previously as a  director of Songa Offshore SE,  Chairman of the Songa Board and as managing director of Frank Mohn AS.

In addition to Ms. Chang’s membership on the Audit Committee, she also serves on the audit committees of Sykes Enterprises, Incorporated, Edison International and certain funds advised by the Capital Group of Companies, Inc. and its subsidiaries. Pursuant to NYSE rules, the Board of Directors has determined that Ms. Chang’s service on the audit committees of such companies would not impair her ability to effectively serve on the Company’s Audit Committee.

Finally, NYSE rules restrict directors who have relationships with the Company that may interfere with the exercise of their independence from management and the Company from serving on the Audit Committee. We believe that the members of the Audit Committee have no such relationships and are therefore independent for purposes of NYSE rules.

Director Compensation Strategy

Directors who are employees of the Company do not receive compensation for Board of Directors’ service. At present, all of the directors except Mr. Thigpen, our President and Chief Executive Officer, are non‑employees and receive compensation for their service on the Board of Directors.

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board of Directors. The Board of Directors believes that any compensation method should be weighted more toward compensation in the form of equity in order to more closely align director compensation with shareholders’ interests.

In 2018, non‑employee director compensation in U.S. dollars included the following fixed components:

Annual Retainer—non‑employee Director	100,000
Annual Retainer—non‑employee Vice Chairman(1)	250,000
Annual Retainer—non‑employee Chairman	325,000
Additional Annual Retainer for Committee Chairmen
Audit Committee	35,000
Compensation Committee	20,000
Corporate Governance Committee, Finance Committee and Health, Safety and Environment Committee	10,000
Grant of Restricted Share Units—non‑employee Directors and Vice Chairman(1)(2)	210,000
Grant of Restricted Share Units—non‑employee Chairman(2)	325,000

(1)    Currently, the Company does not have any director serving in a Vice Chairman role.

(2)    Restricted share units are granted to each non-employee director and chairman annually and have an aggregate value equal to U.S. $210,000 and U.S. $325,000 respectively, based upon the average of the high and low sales prices of our shares for each of the 10 trading days immediately prior to the date of grant. The restricted share units vest on the date first to occur of (1) the first anniversary of the date of grant or (2) the Annual General Meeting next following the date of grant, subject to continued service through the vesting date. Vesting of the restricted share units is not subject to any performance measures.

In addition, we pay or reimburse our directors’ travel and incidental expenses incurred for attending Board of Directors, committee and shareholder meetings and for other Company business‑related purposes.

Transocean 2019 Proxy Statement	P-49

2018 DIRECTOR COMPENSATION

In 2018, each non‑employee member of the Board of Directors received the compensation described above.

At the Board of Directors meeting held immediately after the 2018 Annual General Meeting of our shareholders, the Board of Directors granted 16,141 restricted share units to each non‑employee director (other than the Chairman) and 24,981 restricted share units to the non‑employee Chairman in aggregate value equal to U.S. $210,000 and U.S. $325,000, respectively, based upon the average of the high and low sales prices of our shares for the 10 trading days immediately prior to the date of grant (calculated at U.S. $13.01 per share). Each non‑employee director is required to acquire and retain a number of our shares and/or restricted share units at least equal in value to an amount five times the annual director retainer. Each non‑employee director’s vested restricted share units generally are not settled until the non‑employee director’s service with the Company ends.

The following summarizes the compensation of our non‑employee directors for 2018.

Name	Fees Earned or Paid in Cash (U.S.$)	Stock Awards(1) (U.S.$)	All Other Compensation	Total (U.S.$)
Glyn A. Barker	135,000	220,002	—	355,002
Vanessa C. L. Chang	100,000	220,002	—	320,002
Frederico F. Curado	100,000	220,002	—	320,002
Chadwick C. Deaton	110,000	220,002	—	330,002
Vincent J. Intrieri	109,167	220,002	—	329,169
Samuel J. Merksamer	100,000	220,002	—	320,002
Merrill A. “Pete” Miller, Jr.	325,000	340,491	—	665,491
Frederik Mohn	91,667	220,002		311,669
Edward R. Muller	110,000	220,002	—	330,002
Tan Ek Kia	120,000	220,002	—	340,002
Martin B. McNamara	9,167	—	—	9,167

(1)     This represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for restricted share units granted to our directors in 2018, computed in accordance with FASB ASC topic 718. For a discussion of the valuation assumptions with respect to these awards, please see Note 15 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2018.

P-50	Transocean 2019 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee, consisting of four independent directors, operates under the Audit Committee Charter as adopted by the Board, in overseeing:

●	The integrity of the financial reporting process resulting in the Company’s financial statements;
●	Compliance with legal and regulatory requirements;
●	The independence, qualifications and performance of the Company’s independent registered accountants, Ernst & Young LLP (“EY”); and
●	The performance of the internal audit function.

The Committee complied in 2018 with all of the requirements described in its Charter, which is available on the Governance page of the Company’s website: www.deepwater.com.

The Board has determined that all the members of the Committee are independent, in accordance with the SEC definition, are financially literate and qualify as Audit Committee Financial Experts, as defined by SEC rules.

Management is responsible for the Company’s disclosure controls and procedures, internal controls and the financial reporting process, including the integrity and objectivity of the financial statements. The Committee:

●	Reviewed the Company’s financial statements and financial reporting processes, including internal controls over financial reporting;
●	Reviewed and discussed with EY and management the Company’s audited financial statements included in the Annual Report;
●	Discussed various matters with EY, including matters required by the Public Company Accounting Oversight Board’s (“PCAOB”) “Communications with Audit Committees”;
●	Reviewed and discussed with EY its report on internal control over financial reporting;
●	Oversaw the Company’s internal audit function, including the performance of the Chief Audit Executive, internal audit plan, budget, resources and staffing;
●	Oversaw the Company’s Legal, Compliance and Ethics program, including helpline calls and investigations, and employee code of integrity; and
●	Recommended to the Company’s Board of Directors that the Company’s audited financial statements for the year ended December 31, 2018, be included in the annual report on Form 10-K filing with the SEC.

The Committee is responsible for the appointment, compensation and oversight of the independent registered accountant in accordance with SEC, PCAOB and the Swiss Code of Obligations. The Committee considered several factors in determining whether to reappoint EY as the Company’s independent registered accountant, such as:

●	Qualifications including industry expertise, knowledge of the Company’s processes, and experience of the audit team;
●	Performance including quality of communication, professional skepticism;
●	Independence;

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AUDIT COMMITTEE REPORT

●	Length of service, which began in 1999;
●	Results from PCAOB inspections; and
●	EY’s internal quality control and tone at the top.

The Committee approves annually the scope, plans and fees for the annual audit, taking into consideration several factors including a breakdown of the services to be provided, proposed staffing, changes in the Company and industry from the prior year. The fee approval process balances the audit scope and hours required for a high-quality audit and driving efficiencies from both the Company and EY while compensating EY fairly. The Audit Committee pre-approved all audit related and non-audit related services.

Agendas for Audit Committee meetings are developed with input from the Committee, management, the Chief Audit Executive and EY. The Committee met eight times in 2018 with regular executive sessions with EY and management, including the Chief Audit Executive.

Members of the Audit Committee:

Glyn A. Barker, Chairman Vanessa C.L. Chang Frederico F. Curado Frederik W. Mohn

P-52	Transocean 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Listed below are the only persons who, to the knowledge of the Company, may be deemed to be beneficial owners, as of March 1, 2019, of more than 5% of the Company’s shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
Perestroika AS, Perestroika (Cyprus) Ltd.(2) Statminister Michelsensvei 38 5320 Paradis, Norway Frederik W. Mohn(2) Statminister Michelsensvei 38 5320 Paradis, Norway	67,740,289	10.50%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	48,849,557	8.00%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	46,560,579	7.63%
PRIMECAP Management Co.(5) 177 E. Colorado Blvd. 11th Floor Pasadena, CA 91105	33,891,839	5.55%

(1)   The percentage indicated is based on 610,361,775 Company shares deemed to be outstanding as of March 1, 2019.

(2)   The number of shares and associated percent of class is based on the Schedule 13D filed with the SEC on February 5, 2018, as amended on September 4, 2018, by Mr. Frederik W. Mohn, Perestroika (Cyprus) Ltd. and Perestroika AS.  According to the filings, Mr. Mohn has sole voting power and sole dispositive power with regard to 43,856 shares (which consists of (a) 22,148 shares and 18,000 shares issuable upon the exchange of $185,000 aggregate principal amount of Exchangeable Bonds, in each case individually owned by Mr. Mohn, and (b) 2,054 shares and 1,654 shares issuable upon the exchange of $17,000 aggregate principal amount of Exchangeable Bonds, in each case owned by Mr. Mohn’s spouse) and shared voting power and shared dispositive power with the Perestroika entities with regard to 67,696,433 shares (which consists of 33,096,351 shares and 34,600,082 shares issuable upon the exchange of $355,611,000 aggregate principal amount of Exchangeable Bonds, in each case held directly by Perestroika (Cyprus) Ltd., a wholly owned subsidiary of Perestroika AS.

(3)    The number of shares is based on the Schedule 13G/A filed with the SEC on February 12, 2019, by The Vanguard Group. According to the filing, The Vanguard Group has sole voting power with regard to 63,738 shares, shared voting power with regard to 63,738 shares, sole dispositive power with regard to 48,590,693 shares and shared dispositive power with regard to 258,864 shares.

(4)    The number of shares is based on the Schedule 13G/A filed with the SEC on January 10, 2019, by BlackRock, Inc. According to the filing, BlackRock, Inc. has sole voting power with regard to 44,177,137 shares, and sole dispositive power with regard to 46,560,580 shares.

(5)   The number of shares is based on the Schedule 13G/A filed with the SEC on February 8, 2019, by PRIMECAP Management Company. According to the filing, PRIMECAP has sole voting power with regard to 15,344,674 shares, and sole dispositive power with regard to 33,891,839 shares.

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows how many shares each of our directors and nominees, each of the Named Executive Officers included in the summary compensation section below and all directors and executive officers as a group beneficially owned as of March 1, 2019.

Name	Shares Owned(1)	Shares Subject to Right to Acquire Beneficial Ownership(2)	Total Shares Beneficially Owned(3)	Percent of Class(3)
Jeremy D. Thigpen	679,983	488,684	1,168,667	*
Mark L. Mey	326,877	203,006	529,883	*
Howard E. Davis	118,049	157,114	275,163	*
Brady K. Long	135,784	136,242	272,026	*
Keelan I. Adamson	133,255	123,926	257,181	*
Glyn A. Barker	11,748	60,013	71,761	*
Vanessa C.L. Chang	9,700	65,755	75,455	*
Frederico F. Curado	0	60,013	60,013	*
Chadwick C. Deaton	1,000	65,755	66,755	*
Vincent J. Intrieri	10,000	55,253	65,253	*
Samuel J. Merksamer	0	65,989	65,989	*
Merrill A. “Pete” Miller, Jr.	0	82,753	82,753	*
Frederik W. Mohn(4)	33,120,553	34,619,736	67,740,289	10.50%
Edward R. Muller	6,647	78,492	85,139	*
Tan Ek Kia	0	69,523	69,523	*
John B. Stobart(5)	—	311,122	311,122	*
All of directors and executive officers as a group (17 persons)	34,675,893	36,815,588	71,491,481	11.05%

*       Less than 1%.

(1)    The business address of each director and executive officer is c/o Transocean Management Ltd., Turmstrasse 30, CH-6312 Steinhausen, Switzerland. None of the shares beneficially owned by our directors or executive officers are pledged as security.

(2)    Includes shares that may be acquired within 60 days from March 1, 2019, through the exercise of options held by Messrs. Thigpen (448,684), Mey (203,006), Davis (157,114), Long (136,242), Stobart (242,438) and all executive officers as a group (1,523,622). Also includes vested restricted share units held by Messrs. Barker (60,013), Curado (60,013), Deaton (65,755), Intrieri (55,253), Merksamer (65,989), Miller (82,753), Muller (78,492) and Tan (69,523), and Ms. Chang (65,755) and all directors and executive officers as a group (603,546).

(3)    As of March 1, 2019, each listed individual (with the exception of Mr. Mohn) and our directors and executive officers as a group (excluding Mr. Mohn) beneficially owned less than 1% of the Company’s outstanding shares.

(4)    The number of shares and associated percent of class is based on the Schedule 13D filed with the SEC on February 5, 2018, as amended on September 4, 2018, by Mr. Frederik W. Mohn, Perestroika (Cyprus) Ltd. and Perestroika AS. According to the filings, Mr. Mohn has sole voting power and sole dispositive power with regard to 43,856 shares (which consists of (a) 22,148 shares and 18,000 shares issuable upon the exchange of $185,000 aggregate principal amount of Exchangeable Bonds, in each case individually owned by Mr. Mohn, and (b) 2,054 shares and 1,654 shares issuable upon the exchange of $17,000 aggregate principal amount of Exchangeable Bonds, in each case owned by Mr. Mohn’s spouse) and shared voting power and shared dispositive power with the Perestroika entities with regard to 67,696,433 shares (which consists of 33,096,351 shares and 34,600,082 shares issuable upon the exchange of $355,611,000 aggregate principal amount of Exchangeable Bonds, in each case held directly by Perestroika (Cyprus) Ltd., a wholly owned subsidiary of Perestroika AS.

(5)    Mr. Stobart retired from the position of Executive Vice President and Chief Operating and Performance Officer effective June 1, 2018.

P-54	Transocean 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview and analysis of Transocean’s executive compensation programs and policies, material compensation decisions for 2018, and the key factors we considered in making those decisions. It includes specific information about the compensation paid, earned or granted to the following persons who constitute our Named Executive Officers for 2018:

●	Jeremy D. Thigpen, President and Chief Executive Officer
●	Mark L. Mey, Executive Vice President and Chief Financial Officer
●	Keelan Adamson, Executive Vice President and Chief Operations Officer
●	Howard E. Davis, Executive Vice President and Chief Administrative and Information Officer
●	Brady K. Long, Executive Vice President and General Counsel
●	John B. Stobart, Former Executive Vice President and Chief Operating and Performance Officer

For purposes of this Compensation Discussion and Analysis, the term “Executive Officer” is as defined by Rule 3b‑7 of the Exchange Act, and the term “Executive Management Team” refers to designations made by the Board of Directors under Swiss law and the Company’s organizational documents with respect to Messrs. Thigpen, Mey, Adamson and Stobart.

Transocean 2019 Proxy Statement	P-55

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program reflects our commitment to best practices in compensation governance and strongly aligning pay with Company performance while allowing us to attract and retain highly qualified executives. The program is designed to motivate our executives to achieve important business objectives and to reward them for creating long-term value for our shareholders by delivering superior financial, safety and operational performance.

We feel strongly that our executive compensation program includes features that align the interests of our senior management with those of our shareholders and excludes features that may result in misalignment.

Important features of our executive compensation programs and practices are provided in the following table:

What We Do	What We Don’t Do

✓    Conduct an annual review of our compensation strategy, including a review of our compensation-related risk profile

✓    Mandate meaningful share ownership requirements for our executives

✓    Maintain a clawback policy that allows for the forfeiture, recovery or adjustment of incentive compensation (cash and equity)

✓    Base annual and long-term incentive payments on quantitative, formulaic metrics

✓    Maintain compensation plans that are weighted significantly toward variable pay to align our executive compensation with long-term shareholder interests

✓    Link long-term incentive compensation to relative performance metrics to incent strong performance

✓    Deliver at least 50% of long-term incentives in performance-based equity awards

✓    Retain an independent consultant who does not perform any services for management (i.e., retained by and reports only to our Compensation Committee)

✓    Maintain double trigger change-in-control provisions

✗   Allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than employee stock options)

✗   Allow our executives or directors to pledge Company shares

✗   Have pre-arranged individual severance agreements or special change-in-control compensation agreements with any Executive Officers; however, to the extent permitted under Swiss law, our executives are eligible for severance and change-in-control provisions pursuant to our policies, in exchange for covenants that protect the Company

✗   Provide gross-ups for severance payments

✗   Guarantee salary increases, non-performance based bonuses or unrestricted equity compensation

✗   Provide any payments or reimbursements for tax equalization

✗   Pay dividend equivalents on performance-based equity that has not vested

✗   Offer executive perquisites

P-56	Transocean 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2018 Business Overview

Transocean continued reshaping its offshore drilling fleet in 2018 by closing three significant transactions that transformed our fleet to be much younger and more technologically advanced, with a focus on ultra-deepwater and harsh environments, the two most promising sectors of the offshore drilling market.

2018 was a transformative year at Transocean. We acquired Songa Offshore SE and Ocean Rig UDW Inc., and invested in a joint venture to acquire, complete construction of and operate the Transocean Norge, a technologically advanced harsh environment semisubmersible drilling rig. These strategic acquisitions and investments during the downturn for offshore drilling position Transocean for a market recovery and demonstrate our commitment to remaining the industry’s leading offshore driller.

During 2018, we strengthened our liquidity and financial position through solid operating results and executing multiple financing transactions. This included delivering the highest Adjusted Normalized EBITDA margin among offshore drillers and issuing approximately $3.0 billion of debt with maturities between 2023 and 2025, while retiring $2.1 billion of debt with maturities primarily between 2018 and 2022. Additionally, we further bolstered our liquidity by successfully securing a new $1.0 billion, five-year undrawn revolving credit facility with an accordion feature offering an additional $500 million of capacity.

Importantly, we added more than $2.0 billion in backlog in 2018 – the most since 2014. This amount equates to approximately 19 rig years of backlog.  As of February 11, 2019, our contract backlog totaled U.S. $12.2 billion, approximately four times our nearest competitor. Transocean owns or has partial ownership interests in, and operates a fleet of 48 mobile offshore drilling units consisting of 31 ultra-deepwater floaters, 13 harsh environment floaters, and four midwater floaters. Transocean is also constructing four ultra-deepwater drillships; and recently accepted delivery of the newbuild, Transocean Norge, in which the Company has a 33.0% interest.

We delivered these strong results during a year when volatility continued in the offshore drilling sector. This was accomplished by maintaining our financial discipline and efficient operations with a constant focus on the safety of our workforce and the protection of the environments in which we operate. As a result of this we were able to generate revenue of approximately $3.0 billion and Adjusted Normalized EBITDA of approximately $1.0 billion and an Adjusted Normalized EBITDA margin of approximately 36%. Our fleet was also strengthened in 2018, as it has been in previous years during the downturn, by the retirement of eight older, less competitive rigs that were unlikely to be marketable going forward.

The business highlights below demonstrate our Company’s commitment to near-term performance, while preparing for a market recovery:

●

In January, we acquired Songa Offshore SE, adding seven semisubmersibles to our fleet, including four high-specification, harsh environment CAT D rigs – the Transocean Equinox,  Transocean Endurance,  Transocean Encourage and Transocean Enabler – on long-term contracts with Equinor ASA (“Equinor”).

●

In February, the newbuild ultra-deepwater drillship Deepwater Poseidon commenced operations on its 10-year contract with Shell in the U.S. Gulf of Mexico. The seventh generation dynamically positioned ultra-deepwater drillship can operate in water depths of 12,000 feet and can drill to depths of 40,000 feet.

●

In May, through a joint venture with funds managed and/or advised by Hayfin Capital Management LLP, we purchased a 33.0% interest in a newbuild harsh environment semisubmersible. The rig, named the Transocean Norge, is a Moss Maritime CS60 design vessel and is considered to be among the most capable newbuild semisubmersibles in the world. In the third quarter of 2018, the Transocean Norge received her maiden contract with Equinor in the Norwegian Continental Shelf. The contract is expected to commence in July 2019.

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COMPENSATION DISCUSSION AND ANALYSIS

●

In December, we acquired Ocean Rig UDW Inc., adding nine high-specification ultra-deepwater drillships, two harsh environment semisubmersibles and two high-specification ultra-deepwater drillships currently under construction to Transocean’s existing fleet. This acquisition improves our position to capitalize on an ultra-deepwater market recovery.

●

Also, in December, we entered into an agreement with Chevron to enhance, complete, and operate one of our ultra-deepwater drillships that is currently under construction at the Jurong shipyard. The to-be-named drillship will be the industry’s most capable, offering state-of-the-art technology, including dual 20,000 psi blowout preventers, a first for an ultra-deepwater application; a derrick with gross hoisting capacity of 3.4 million pounds; and variable deckload capacity of 24,000 metric tons. The 5-year drilling contract for this rig added an estimated $830 million to our already industry-leading backlog. This was the largest contract we’ve executed since 2013.

Throughout 2018, Transocean secured additional liquidity to withstand the downturn while opportunistically enhancing its fleet in anticipation of a market recovery. Given our Company’s long history as an industry-leading provider of offshore drilling services, we believe and continue to demonstrate that we have the experience, expertise and financial discipline necessary to effectively manage our business throughout market cycles and deliver long-term value to our shareholders. With better visibility of improving market fundamentals, we continue to take actions necessary to maintain our leadership position and strategically position Transocean for a market recovery.

As illustrated in the chart below, the equity market valuations of offshore drillers reflect these market conditions.

Relative Performance of Crude Oil; Offshore Drillers; OSX Index
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
12/31/2017
1/31/2018
2/28/2018
3/31/2018
4/30/2018
5/31/2018
6/30/2018
7/31/2018
8/31/2018
9/30/2018
10/31/2018
11/30/2018
12/31/2018
Brent (19.5%)
OSX Index (46.1%)
RIG (35.0%)
Average Offshore Drillers (44.3%)
(Ensco, Rowan, Noble Corp., Diamond Offshore)

Executive Compensation Philosophy, Strategy and Design

The primary goal of our compensation program is to align pay with performance. We accomplish this goal by providing our executives with a competitive compensation package that rewards performance against specific, identified, financial, strategic and operational goals that the Compensation Committee of the Board (the “Committee”) believes are critical to the Company’s long-term success and the achievement of sustainable long-term shareholder returns.

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COMPENSATION DISCUSSION AND ANALYSIS

In administering our executive compensation program, we are guided by the following principal objectives:

●	Aligning annual incentive compensation with financial and strategic objectives; and
●	Rewarding absolute share price appreciation and relative performance in total shareholder return (“TSR”) through long-term equity incentive awards.

We deliver the vast majority of executive pay as performance-based, “at-risk” incentive compensation, which is designed to balance short-term periodic results and long-term multi-year success of the Company and to build long-term shareholder value without excessive risk-taking. We believe the approach achieves our objective of aligning pay and performance.

Relationship Between Target and Realizable Pay

The Summary Compensation Table reflects the grant-date fair value for share awards, as required. However, we believe that a better assessment of amounts earned through share awards can be made by considering our executives’ realizable pay, which was significantly lower than the grant-date fair value.  While our performance-based equity program resulted in payouts in only three of the last nine performance cycles, and the majority of outstanding stock options are currently underwater,  the more recent, in-process long-term performance cycles, reflect our recent superior performance relative to our offshore drilling peers.

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COMPENSATION DISCUSSION AND ANALYSIS

The graph below illustrates the effect of our performance-based compensation programs on the total compensation of our Chief Executive Officer and compares his targeted compensation to realizable pay as of December 31, 2018.

●

Realized/realizable pay is defined as the compensation delivered or deliverable for each year calculated as of the end of the fiscal year, including: base salary paid; annual incentive amount paid; value of performance share unit plan (“PSUs”) payout and, for performance periods still in progress, amounts that would be received if the PSU performance period ended 12/31/2018, the intrinsic (“in-the-money”) value of the stock options granted in the applicable year, and the value of time-based restricted share units (“RSUs”) granted.

●	The value of stock options, PSUs and RSUs was calculated as of 12/31/2018 (the last trading day of the year).

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COMPENSATION DISCUSSION AND ANALYSIS

2018 Compensation Program Overview

In 2018, the Company continued to reinforce the alignment between pay and performance through our executive compensation programs and compensation award levels.

In recognition of the industry downturn, the Committee carefully considered appropriate 2018 target compensation opportunities for our Named Executive Officers. In close consultation with their independent compensation consultant, the Committee implemented the following executive compensation actions for our Named Executive Officers:

●	Modifications to our peer groups, to improve alignment between the Company and the peers against whom the Committee’s compensation decisions are evaluated;
●	Continuation of the freeze on base salaries for all Named Executive Officers who had no change in their role or position, marking the fourth consecutive year of the salary freeze;
●	Limitation on performance share awards such that payouts can never exceed target in the event absolute TSR performance is less than -15%;
●	Expansion of the Company’s clawback policy to cover both forms of incentive compensation (cash and equity);
●	Broadening of the Company’s definition of “cause” to allow for the cancellation of outstanding incentive compensation awards for actions that are inconsistent with our Code of Integrity; and
●	Continuation of the abolishment of all executive perquisites, including financial planning, annual physicals and club memberships, effective January 1, 2017.

These compensation actions reflect our focus on good governance, while maintaining prudently designed, competitive compensation packages.

Executive Compensation Setting

We regularly review our executive compensation program to ensure that we provide the opportunity for each of our Named Executive Officers to receive competitive compensation without providing an incentive for excessive risk-taking. With support of its independent compensation consultant, the Committee annually reviews the total compensation and each component of compensation that may be paid or awarded to each of our Named Executive Officers and compares the total compensation and each component of compensation, as follows:

●

Externally against the opportunities and amounts paid to executive officers holding comparable positions at companies with which we compete for executive talent, positioning elements of total direct compensation at approximately the median; and

●	Internally for purposes of ensuring internal equity and taking individual performance, skills, and experience into account.

We assess our compensation programs to ensure they are appropriately aligned with our industry sector and among companies in other industries of comparable size, international scope and organizational complexity. We also seek to provide a direct link between pay and the enhancement of shareholder value while achieving our vision and business strategy.

The Committee employs two peer groups for the purpose of setting executive compensation. The “Compensation Peer Group” is used to assess the competitiveness of the compensation of our Named Executive Officers, and the “Performance Peer Group” is used to evaluate the relative TSR performance of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Peer Group

We compete for executive talent across many different sectors around the world. However, our primary competitive market generally includes other companies in the energy industry (oil and gas companies, offshore drilling companies and other energy services companies). In making compensation decisions for the Named Executive Officers, the total and each element of their total direct compensation are compared against published and publicly available compensation data.

Considering the current state of the industry and in consultation with the Committee’s independent compensation consultant, the 2018 Compensation Peer Group was modified. Our Compensation Peer Group review considered revenue size and market capitalization; both standard industry measures in developing compensation peer groups, to ensure continued alignment. The following four companies were removed from the 2018 compensation peer group due to concerns that they were too large, in terms of annual revenue and market capitalization: Baker Hughes, a GE company; Canadian Natural Resources; EOG Resources and Halliburton Company. They were replaced by the following three companies that are more comparable to the Company: Hess Corporation, McDermott International and Murphy Oil Corporation. The net effect of these changes to the 2018 Compensation Peer Group composition reduced the average revenue size and market capitalization, thereby improving alignment with the Company’s current scope.

As a result of these changes, the Compensation Peer Group for 2018 comprised the following companies:

•	Anadarko Petroleum Corporation	•	Hess Corporation	•	Noble Energy, Inc.
•	Apache Corporation	•	Marathon Oil Corporation	•	Petrofac Limited
•	Chesapeake Energy Corporation	•	McDermott International	•	Seadrill Limited
•	Devon Energy Corporation	•	Murphy Oil Corporation	•	TechnipFMC plc
•	Diamond Offshore Drilling, Inc.	•	Nabors Industries Ltd.	•	Weatherford International plc
•	Encana Corporation	•	National Oilwell Varco, Inc.
•	Ensco plc	•	Noble Corporation plc

In addition, we consider the compensation practices of general non-energy industry peers of comparable size and international scope in setting executive compensation levels and use general industry data as a secondary market reference to ensure that a comprehensive view of the market is considered. These non-energy general industry peers are expected to vary from year-to-year based on changes in the marketplace and the availability of published survey data for companies that meet the defined size, international scope and organizational structure criteria.

Our target market position is determined based on the data believed to be most relevant for a given position. For example, the Compensation Peer Group data are weighted more heavily for most positions, whereas general industry data are also considered for executives overseeing corporate functions. However, in accordance with our pay-for-performance philosophy, the Compensation Peer Group data is the primary reference for assessing base salary, short-term incentive and long-term incentive compensation levels.

Performance Peer Group

The Committee establishes a  Performance Peer Group to evaluate the Company’s TSR relative to that of companies considered to be direct business competitors and competitors for investment capital. For 2016 and 2017, the Committee approved a Performance Peer Group focused on offshore drillers to best align with our strategic business objectives. Beginning in 2018, the Committee expanded the Performance Peer Group by adding certain oilfield services companies to the existing offshore drillers, acknowledging consolidation within

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the offshore drilling sector and ensuring the Company’s performance peer group remained meaningfully large in order to effectively assess relative TSR.

While the competition for executive talent spans a broader market as defined above in the Compensation Peer Group section, our Performance Peer Group is specific to those companies with expertise in technically demanding oilfield service operations. The Performance Peer Group for 2018 consisted of:

•	Aker Solutions	•	Oceaneering International, Inc.
•	Diamond Offshore Drilling, Inc.	•	Oil States International, Inc.
•	Dril-Quip, Inc.	•	Rowan Companies
•	Ensco plc	•	Saipem S.p.A.
•	Forum Energy Technologies, Inc.	•	Subsea 7 S.A.
•	National Oilwell Varco, Inc.	•	TechnipFMC plc
•	Noble Corporation plc

We will continue to assess the composition of the Performance Peer Group for 2019 and beyond, with a sharp focus on the impact of the current industry downturn and resulting consolidation.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Components

Our executive compensation program is designed to meet the objectives of our “pay for performance” philosophy by linking a significant portion of each executive’s compensation to both Company and individual performance. The following table summarizes the purpose and key characteristics of each of the primary components of our executive compensation program.

Compensation Element	Purpose	Key Characteristics
Base Salary	Provide a base level of income, targeting the market median for executive talent.	Fixed compensation. Reviewed annually and adjusted as appropriate.
Annual Cash Bonus	Motivate executives to achieve our short-term business objectives and reward contributions toward the achievement of pre-established performance goals.	Variable compensation. Based on corporate performance compared to pre-established performance goals. Award potential ranges from 0% to 200% of target.
Long-Term Incentive – Performance Units

Align the interests of our executives with those of our shareholders by creating a direct correlation of realized pay to key value drivers and shareholder return performance relative to peers over a three-year performance period.

Variable compensation. The number of earned units is based on total shareholder return relative to performance of drilling industry peers during three-year performance periods. Earned units can range from 0% to 200% of target. “Cliff” vesting at the end of each three-year performance period.

Long-Term Incentive - Restricted Share Units	Motivate executives to contribute to long-term increases in shareholder value, build executive ownership and retain executives through ratable vesting.	Variable compensation. Long-term award with ratable vesting over three years that provides a direct correlation of realized pay to shareholder value.
Long-Term Incentive - Non-Qualified Stock Options	Motivate executives to contribute to long-term increases in shareholder value, build executive ownership and retain executives through ratable vesting.	Variable compensation. Long-term award with ratable vesting over three years that provides a direct link between realizable pay and stock price appreciation.
Expatriate Benefits	Assist expatriate executives with part of the additional burden of an overseas posting. Effective January 2019, none of our Named Executive Officers will receive expatriate benefits.	Fixed compensation. Provided to expatriate executives to assist with living expenses (e.g., housing, dependent education, cost of living differentials and automobile allowances).
Other Compensation	Provide benefits that promote employee health and welfare and assist executives in carrying out their duties and increasing productivity.	Indirect compensation elements consisting of health and welfare plans and other broad-based employee benefit plans.
Post-Employment	Retain executives by providing a baseline of short-term compensation in the event an executive’s employment is terminated without cause.

Fixed compensation. Severance benefits, to the extent permissible under Swiss law, are provided pursuant to the Executive Severance Benefit Policy and are not payable in the event of a termination for cause or a voluntary resignation.

In assessing the reasonableness of the total direct compensation of the Named Executive Officers, particularly the compensation of our Chief Executive Officer, the Committee considered the amount and mix of compensation provided as a direct link to creating sustainable long-term shareholder value, achieving our vision

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COMPENSATION DISCUSSION AND ANALYSIS

and business strategy, and advancing the core principles of our compensation philosophy and objectives without  excessive risk.

Base Salary

Our Named Executive Officers receive base salaries constituting a basic level of compensation for services rendered during the year. The base salaries of our Named Executive Officers are determined by the Committee upon each officer’s initial hire and reviewed regularly, including in the context of promotions or other changes in job responsibilities. Each base salary is also reviewed by the Committee annually, both individually and, for internal pay equity purposes, relative to other Executive Officers.

As part of its base salary review, the Committee considers input from our Chief Executive Officer (except with respect to his own compensation), competitive compensation data from our Compensation Peer Group and other survey data, job responsibilities, individual skills, experience and expected future contributions of each Named Executive Officer. The Committee also considers input from its independent compensation consultant within the framework of the Company’s compensation philosophy and objectives.

In February 2018, the Committee, in consideration of the industry downturn, and with consultation from its independent compensation consultant, elected to freeze base salaries for our Named Executive Officers, with the exception of Mr. Long, who was promoted to Executive Vice President and General Counsel. Mr. Long is the only individual who, while an Executive Officer, has received a base salary increase since 2015.

The following base salaries in U.S. dollars were approved by the Committee for the individuals listed below.

Executive	2018 Base Salary	Increase over 2017
Mr. Thigpen	1,000,000	0%
Mr. Mey	760,000	0%
Mr. Davis	550,000	0%
Mr. Adamson(1)	523,769	N/A
Mr. Long	550,000	5%
Mr. Stobart(2)	670,000	0%
(1) Mr. Adamson was not an Executive Officer until his appointment as Executive Vice President and Chief Operations Officer in August 2018.
(2) Mr. Stobart retired as Executive Vice President and Chief Operating and Performance Officer in June 2018.

Annual Performance Bonus

Our Performance Award and Cash Bonus Plan (the “Bonus Plan”) is a formulaic, goal-driven plan that provides participants, including the Named Executive Officers, with the opportunity to earn annual cash bonuses based on performance as measured against predetermined performance objectives. Individual target award levels, expressed as percentages of the participants’ base salaries, are established by the Committee at the beginning of the year. The target award opportunities under the Bonus Plan, when combined with base salaries, are intended to position the participants to earn total cash compensation approximating competitive market median levels. Individual awards correlate to Company performance, so the executives achieve above-target awards only when the Company achieves above-target performance. Further, the bonus opportunity is capped at a maximum payout level as noted below.

Under the Bonus Plan for 2018, the Named Executive Officers had a potential payout range of 0% to 200% of their individual target award opportunity. The 2018 target bonus opportunity for each Named Executive Officer, expressed as a percentage of base salary, was as follows:

Executive	Bonus Target
Mr. Thigpen	125%
Mr. Mey	85%
Mr. Adamson	75%
Mr. Davis	75%
Mr. Long	75%
Mr. Stobart	100%

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COMPENSATION DISCUSSION AND ANALYSIS

2018 Bonus Structure and Achievement

The annual cash bonus structure was designed to recognize and incent strong financial, operational and safety performance. These three focus areas have a direct line of sight to annual company operational and financial results while maintaining a strong focus on personnel, industrial and environmental safety. This structure is designed to focus on those areas where we can differentiate ourselves from our competitors during the industry downturn and be well-positioned to outperform the competition in the market recovery.

Each measure, relative weighting, and the threshold-target maximum payout range was designed with reference to our 2018 business plan, as presented to the Committee in early February 2018, and our 2017 performance results.

The following chart outlines the 2018 bonus performance measures and relative weightings. Each of the measures is defined and discussed in more detail below.

Bonus Plan Performance Measure	2018 Weighting
Safety	20%
EBITDA	60%
Uptime	20%
2018 Bonus Structure	100%

Based on the performance measures described further below and using the pre-determined weightings assigned to each measure by the Committee, the formulaic bonus outcome for each of our Named Executive Officers was 77% of the targeted bonus opportunity under the Bonus Plan for 2018. The components of this total bonus payout under the Bonus Plan for 2018 are as follows:

Performance Measure	2018 Weighted Achievement
Safety	0%
EBITDA	54%
Uptime	23%
2018 Bonus Plan Achievement	77%

For specific award amounts, see “Executive Compensation—Summary Compensation Table” below.

Safety Performance

Our business involves numerous operating hazards, and we are strongly committed to protecting our personnel, our property and our environment. Our goal is expressed in our safety vision of “an incident-free workplace all the time, everywhere.” Beginning in 2017, the safety component of the bonus structure has focused on Total Recordable Incident Rate (“TRIR”). We establish threshold, target, and maximum levels of TRIR performance for the purposes of assessing any incentive payout from this metric. In addition, the bonus structure provides for a 25% reduction to the TRIR calculated payout for any Tier 1 Operational Integrity event (see definition below). The Committee elected to carry forward this methodology and weighting for 2018.

Developing Our Total Recordable Incident Rate (TRIR) Target

TRIR is a safety performance metric recognized by the U.S. Occupational Safety & Health Administration and is used by companies across an array of industries. We calculate TRIR based upon the guidelines set forth by the industry’s International Association of Drilling Contractors (the “IADC”). The IADC methodology calculates TRIR by taking the aggregate number of occurrences of work-related injuries or illnesses that result in any of the following: death; a physician or licensed health care professional recommending days away from work due to an injury or illness; an employee not being able to perform all routine job functions (but not resulting in days away from work); or any other medical care or treatment beyond minor first aid. The TRIR is the number of such occurrences for every 200,000 employee hours worked.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee approved a TRIR target for 2018 of 0.25. In setting this target, the Committee received input from the Board’s Health, Safety and Environment (HSE) Committee, comprised of independent directors. Values above and below this target were calculated in accordance with the chart below, with outcomes falling between the two boundaries interpolated on a straight-line basis:

TRIR Target and Performance Range	Bonus Payout
Maximum = 0.21	200%
Target = 0.25	100%
Minimum = 0.29	0%

As noted above, the year-end TRIR payout is reduced by 25% for any Tier 1 Operational Integrity event during the year, regardless of formulaic performance achievement. Furthermore, the Committee evaluates whether to apply discretion in response to unforeseen, extraordinary circumstances in considering overall bonus results.

In setting the 2018 TRIR threshold-target-maximum values, the Committee considered the following:

●	Integration of the Songa Offshore SE fleet following the January 2018 acquisition;
●	Planned and anticipated increases in rig startups and reactivations; and
●	An increase in rig crew hiring and the need to train these new employees in the Company’s safety programs and processes.

With consideration given to these factors and the recognition that this increased activity would challenge the Company’s ability to improve upon what was the lowest annual TRIR in the Company’s history, the Committee approved the 2018 TRIR target at 0.25,  which approximated the blending of the 2017 actual results for Transocean and Songa Offshore SE. The target represented a challenging yet realistic goal as we integrated the operations and practices of Songa Offshore within the safety management system of Transocean.

In setting the threshold and maximum values, the Committee applied a 15% range above and below the 0.25 target. This range created a minimum, or entry point, of 0.29 and a maximum of 0.21.

Further, the Committee recognized the impact of Operational Integrity on process safety performance. Operational Integrity is an internally developed safety measure designed to prevent, or mitigate the impact of, a significant event. We use industry standard definitions of significant events, which include:

●	Fire, explosion, release of a hazardous substance with serious injury or fatality;
●	Other circumstances resulting in serious injuries/fatalities;
●	Major structural damage to Company property; and
●	Uncontrolled release of hazardous fluids.

Consistent with our 2017 Bonus Plan design, a Tier 1 event, as defined in the Company’s Health and Safety Policies and Requirements, is the most serious Operational Integrity event, requiring immediate and potentially significant Company time and resources to rectify.

Measuring Total Recordable Incident Rate (TRIR) Results

The 2018 formulaic result for TRIR was 0.37, which fell below threshold performance and resulted in zero payout for the safety component of the 2018 Bonus Plan. While we were disappointed that the Company did not continue its track record of continuous improvement in TRIR, compared to prior years, we were encouraged by the overall 2018 safety performance for the following reasons:

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COMPENSATION DISCUSSION AND ANALYSIS

●	The Company experienced no Lost Time Incidents in 2018, a standard never previously achieved by the Company for a full calendar year;
●	The majority of incidents counted in TRIR did not present the potential of escalating to a Lost Time Incident;
●	Half our operating rigs did not experience any incidents counted in TRIR; and
●	The Company experienced no Tier 1 events.

Despite these encouraging circumstances, the formulaic performance of TRIR, resulted in zero percent for 2018, as illustrated.

Financial Performance

Developing Our EBITDA Target

For the 2018 Bonus Plan, the Committee evaluated financial measures that would most closely align management with the Company’s financial objectives. The Committee concluded that Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) would be the most appropriate measure, consistent with 2017, based on the following reasons:

●	It is commonly used by our shareholders to evaluate financial performance, in light of current market conditions;
●	It is commonly used by our peers to evaluate their own financial performance; and
●	While it is a non-GAAP financial measure, it is objective and reconcilable to the GAAP measures reported in our financial statements.

The Committee weighted EBITDA at 60% of the total 2018 Bonus Plan opportunity.

In establishing the EBITDA target and range, the Committee considered the Company’s 2018 financial plan, as presented by management in early February 2018. Threshold and maximum performance outcomes were then set based on the potential for decreases or increases to financial outcomes tied to dynamic market conditions. While the 2018 EBITDA target was set below the 2017 actual financial result, the target objectively reflected the continuing industry downturn and related financial challenges, including uncertainties with respect to the recontracting of rigs whose contracts were set to expire in 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

EBITDA Target and Performance Range	Achievement (MM-$)
Threshold	1,093
Target	1,249
Maximum	1,405

Measuring EBITDA Results

The Company delivered strong EBITDA results for 2018, despite limited demand for rigs and declining or flat contract dayrates.  Outstanding operating performance and revenue efficiency for deployed rigs, combined with a strong focus on cost management, resulted in strong EBITDA results, relative to target performance and to peers.

Included in this proxy statement, attached as Appendix A, is a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure. The differential between actual EBITDA and EBITDA performance achievement for the 2018 Bonus Plan is the result of a Committee-approved calculation of EBITDA to reflect the following discrete items:

●

Purchase Price Accounting Adjustment. The transaction to acquire Songa Offshore closed on January 30, 2018. Consistent with US GAAP, management calculated the Purchase Price Adjustment associated with this transaction as part of the next Form 10-Q filing in May 2018, and management determined that the Company was required to make a purchase price adjustment in connection with this acquisition. The entry could not have been included in the 2018 financial plan presented to the Committee in February 2018, as it had not yet been calculated. If the acquisition had closed in late 2017, the adjustment would have been included in the 2018 financial plan, and the EBITDA target would have been accordingly adjusted downward.

●

Rig Reactivation. After management presented the 2018 financial plan to the Committee, an unexpected contracting opportunity arose for the Development Driller III – a rig that had been idle.  The opportunity was for a strategic customer in West Africa, a critical market for ultra-deepwater rigs, and reactivating idle rigs for promising commercial opportunities is a critical component to the Company’s plan for long-term EBITDA growth. While the contract was scheduled to commence in 2019, the reactivation costs to prepare the rig for the contract would be incurred in 2018. Management, in consultation with the Committee, pursued and ultimately won the contract, despite the adverse impact on 2018 EBITDA. The Committee believes that one of its duties is to make sure that the executive compensation program does not lead to unintended adverse outcomes – i.e., results that are against the shareholders’ best interests. Accordingly, the Committee evaluated the circumstances surrounding the contract and determined that, were the reactivation costs included in the 2018 EBITDA performance calculation, management would be improperly penalized for acting in the shareholders’ best interest. As a result, the Committee concluded that the costs should be excluded from the calculation of 2018 EBITDA performance. The Committee further determined that the revenue from the contract would be included in the 2019 EBITDA target, so that the Executive Officers do not improperly benefit from this decision in 2019.

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COMPENSATION DISCUSSION AND ANALYSIS

●

Contract Blend and Extend. In mid-2018, management was approached by a customer requesting a “blend and extend” of its current contract. As background, a “blend and extend” is an exchange between the customer and the Company: the customer reduces the dayrate in the short-term, but extends the contract beyond its current term, adding critical backlog and financial security to the Company’s contract portfolio. Not every “blend and extend” is in the Company’s best interest; the circumstances that dictate whether such an arrangement is commercially viable vary (e.g., amount of the reduction in dayrate, length of extended term, competing prospects for the rig). In consultation with the Committee, management elected to enter into the arrangement, as doing so extended the term of the contract by two years at a favorable dayrate. The Committee believes that had the reduction in the 2018 dayrate not been addressed in the EBITDA performance calculation, management would have been improperly penalized for making a commercial decision that was clearly in the shareholders’ best interests. As noted above, the Committee works closely with management, in consultation with the Committee’s independent compensation consultant, to make sure that the executive compensation program does not lead to unintended adverse consequences. Calculating EBITDA to set aside the marginal impact of the reduced dayrate in connection with this outstanding commercial opportunity is consistent with that priority. As with the rig reactivation noted above, the Committee further determined that the revenue from the contract would be included in the EBITDA target for future periods so that the Executive Officers do not improperly benefit from this decision in subsequent years.

As illustrated, even after adjustments, the EBITDA result fell short of our goal, performing at 90% to target, with an associated weighted payout of 54% of the total target bonus opportunity for each of the Named Executive Officers.

Operational Performance

Developing Our Uptime Target

In 2017, Uptime was identified as the operational performance measure that would best align with the interests of our customers and, ultimately, our shareholders; therefore, we elected to maintain this measure for 2018. This measure represented 20% of the 2018 total target annual bonus opportunity, reinforcing the importance of maintaining excellence in our rig operations. We believe that Uptime is the best measure of operational efficiency, which is imperative to our customers.

While Uptime is a common operational metric in our industry, it has no standard industry definition or reporting structure. As a result, the Company has developed its own definition, in consultation with the Committee, and that definition recognizes the key impediments to Uptime: equipment failures and human performance errors.

Uptime is measured as total operating hours, minus downtime hours, expressed as a percentage of the maximum total operating hours. Operating hours are defined as the number of hours a rig is operating under a

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contract. Downtime is defined as the number of hours the rig is not engaged in drilling activities, resulting from mechanical failure or human performance error. Using this formula, zero mechanical failures and human performance errors would result in a rig operating at 100% Uptime. Downtime events detract from optimal performance and have a direct negative impact on the customer’s operational plan.

In setting the threshold-target-maximum range for this measure, the mathematical differential of 3% from threshold to maximum is significant considering the total number of operating hours during a calendar year (e.g., approximately 250,000 hours of operation in 2018).

The Committee approved the following Uptime target for 2018:

Uptime Target and Performance Range	Achievement
Threshold	94.5%
Target	96.0%
Maximum	97.5%

In setting the 2018 Uptime target, the Committee considered the Company’s outlook for 2018, which featured:

●	The reactivation of three rigs and the start-up of one rig in the U.S. Gulf of Mexico;
●	The mobilization of five rigs to new countries, with new customers; and
●	The hiring of approximately 2,500 new employees, including approximately 900 employees joining the Company through the acquisition of Songa Offshore SE.

These factors led the Committee to conclude that the risk of equipment failure and human performance errors was elevated for 2018, compared to 2017. Despite this incremental risk, in support of its desire to drive continuous improvement, the Committee decided to maintain the challenging target from 2017, and approved the 2018 Uptime target at 96.0%.

Measuring Uptime Results

Based on this high level of operational efficiency, the Company achieved 96.2% Uptime performance in 2018. This increase over target performance equates to approximately 500 hours, or 21 days, of additional operational productivity across the fleet, resulting in greater customer satisfaction and higher earnings.

As illustrated, the formulaic performance of Uptime achieved 115% performance to target and an associated weighted payout of 23% of the total target bonus opportunity for each of the Named Executive Officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

The Committee establishes competitive long-term incentive (“LTI”) opportunities for our Named Executive Officers that motivate them to increase total shareholder return, drive long-term sustainable value and align the interests of participants with those of shareholders. LTI opportunities vary in the actual value delivered, based on the Company’s actual total shareholder return.

To provide an appropriate balance of incentives tied to performance, three types of long-term equity instruments were used in 2018: Performance Units (“PSUs”), Restricted Share Units (“RSUs”) and Non-Qualified Stock Options (“NQSOs”). The weighting of each instrument in our LTI program was as follows:

This LTI mix is designed to ensure that a minimum of 50% of total LTI is conveyed through PSUs.  RSUs are included in the incentive mix to reinforce a direct relationship to the shareholder experience and to promote ownership of Company equity. Stock Options only deliver value to the executive when the Company’s share price appreciates following the grant date. All three equity instruments are also designed to be retentive in nature through multi-year performance and vesting periods.

The following LTI award values were delivered to our Named Executive Officers in 2018.

Named Executive Officer	2018 LTI Fair Value U.S.$
Mr. Thigpen	6,302,094
Mr. Mey	2,430,805
Mr. Adamson	1,205,748
Mr. Davis	1,935,647
Mr. Long	1,800,590
Mr. Stobart	2,439,821

Performance Units (PSU)

The target value of the 2018 PSU grants to each of the Named Executive Officers was approximately 50% of each officer’s total 2018 LTI award target value.

Each PSU represents one share and is earned based on performance over a three-year cycle from January 1, 2018 through December 31, 2020. Performance is determined by comparing the Company’s TSR performance relative to the Company’s Performance Peer Group over the three-year performance cycle.

In further recognition of the importance of shareholder alignment, the Committee capped the earning of PSUs at target if the Company’s absolute TSR during the performance period is less than negative 15%. The Committee set the cap at this level to ensure that management does not benefit disproportionately from shareholder returns that are more than marginally negative.

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Actual results at the completion of the three-year performance cycle will be determined by the following  ranking of TSR performance:

Upon completion of the 2018 - 2020 PSU performance cycle, the Committee will determine final payout levels, if any, and PSUs will be distributed to the Named Executive Officers, along with a cash payment equal to any dividends or equivalents for earned shares that may have accrued during the performance cycle.

Restricted Share Units (RSU)

The target value of the 2018 RSU grants to each of the Named Executive Officers was approximately 25% of each officer’s total 2018 LTI award target value.

Time-vested RSUs were granted to all Named Executive Officers as part of the 2018 annual long-term incentive grants. Each RSU represents one share and vests over a three-year schedule (ratably one-third each year), contingent upon continued service.

Non-Qualified Stock Options (NQSO)

The target value of the 2018 NQSO grants to each of the Named Executive Officers was approximately 25% of each officer’s total 2018 LTI award target value.

Time-vested NQSOs were granted to each Named Executive Officers as part of the 2018 LTI grants. Each NQSO represents the option to purchase one share and vests over a three-year schedule (ratably one-third each year), contingent upon continued service.

Realized Long-Term Incentive Compensation for 2018

In 2019, the Committee evaluated the Company’s performance for the three-year performance period from January 1, 2016 through December 31, 2018, and determined the performance to be 133% of target based on the Company’s TSR relative to the Performance Peer Group.  However, in recognition of the importance of shareholder alignment, the Committee capped the earning of PSUs at target as a result of the Company’s absolute TSR being less than negative 15% during the performance period. Thus, the actual payout was reduced to 100%, or target.

Employment Agreements with Named Executive Officers

Employment agreements with our Executive Management Team comply with the Minder Ordinance, which prohibits the payment of severance benefits to members of the Executive Management Team. Other than the individual compensation terms applicable for each executive, the same basic form of employment agreement was used for Named Executive Officers with agreements.

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Expatriate Benefits

For employees who accept an international assignment, we have provided certain expatriate benefits, including housing, car, cost of living allowances and educational expenses for dependent children. These benefits are designed to help defray the significant expense associated with expatriation. Beginning in 2014, we eliminated the tax protection and tax equalization aspects of these benefits for our Named Executive Officers.

In 2018, Mr. Adamson was the only Named Executive Officer eligible for expatriate benefits, the value of which is included in the Summary Compensation Table under “All Other Compensation” and described in the notes to that table. Effective December 31, 2018, Mr. Adamson ceased to be eligible for any expatriate benefits and, as a result, effective January 1, 2019, the Company has no Named Executive Officers receiving expatriate benefits.

Indirect Compensation

In addition to base salary, annual and long-term incentive compensation, we offer limited indirect compensatory arrangements to our executives. These indirect elements of executive compensation are not performance-based and are offered as part of the overall compensation package to ensure that the package is competitive with other companies with which we compete for talent. Below is a summary of the indirect elements of compensation for our Named Executive Officers.

Health, Welfare and Retirement

Our Named Executive Officers are eligible for Company-wide benefits on substantially the same basis as other full-time employees, including savings, frozen pension, medical and life insurance benefits. Our Named Executive Officers also receive a supplemental life insurance benefit equal to four times base salary capped at a maximum of U.S. $1 million. In addition, we make a supplemental non-qualified defined contribution restoration plan available to employees (including the Named Executive Officers) to compensate for benefits that otherwise would be unavailable due to U.S. Internal Revenue Service limits on qualified retirement plans.

Perquisites

The Committee elected to eliminate all executive perquisites for our Named Executive Officers, effective January 1, 2017. As a result, none received perquisites in 2018.

Post-Employment Compensation

We believe that the competitive marketplace for executive talent and our desire to retain our Executive Officers require us, subject to compliance with applicable law, to provide our Executive Officers with a severance package. Each of our Executive Officers who are not members of our Executive Management Team is eligible to receive severance benefits in the event we choose to terminate the Executive Officer at our convenience. Subject to Committee approval, the benefits provided in the event of an involuntary termination under the terms of our Executive Severance Benefit Policy include a cash severance benefit limited to 52 weeks of base salary; a pro rata share of the termination year’s award under the Bonus Plan for such executive; treatment of outstanding long-term incentive awards as provided for in the terms and conditions of each award (as more fully described under “Executive Compensation—Potential Payments Upon Termination or Change of Control”); and outplacement services not to exceed 5% of the base salary of the executive.

We also believe that the interests of our shareholders are served by including a double-trigger change-of-control provision in the Bonus Plan and the Long-Term Incentive Plan for Named Executive Officers who would be integral to the success of, and are most likely to be impacted by, a change of control. By requiring two triggering events to occur, we believe that those Executive Officers who remain with us through a change of control will be appropriately focused on the success of the combined enterprise while those who depart because of a change of control will be appropriately compensated. The types of payments that will be made to our executives, along with estimated values as of December 31, 2018, are described under “Executive Compensation-Potential Payments Upon Termination or Change of Control.”

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The Committee periodically reviews severance packages offered to the Executive Officers to ensure the benefits are aligned with prevailing market practices. For a Named Executive Officer to receive the benefits described above, the Named Executive Officer must first sign a release of all claims against the Company and enter into a non-competition and confidentiality agreement covering our trade secrets and proprietary information.

The Minder Ordinance prohibits certain types of compensation payments to members of the Executive Management Team, including severance payments in any form. Therefore, members of the Executive Management Team are not eligible to participate in the Executive Severance Benefit Policy.

In June 2018, Mr. Stobart announced his retirement from the position of Executive Vice President, Chief Operating Officer and Chief Performance Officer and, in accordance with the terms of Mr. Stobart’s employment agreement, has continued to receive his base salary plus an amount equal to the pro-rata portion of his target bonus during the applicable 12-month notice period.

Executive Compensation Governance, Policy and Practice

The Committee is responsible for the executive compensation program design and decision-making process. The Committee solicits input from independent members of the Board of Directors, the Chief Executive Officer, other members of management, and the independent compensation consultant to assist with its responsibilities. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

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Compensation Committee

The Committee is composed solely of members of the Board of Directors who (i) are not employees of the Company, (ii) meet the independence requirements of the NYSE, and (iii) meet the qualifications of outside directors under Section 162(m) of the U.S. Internal Revenue Code. The Committee is responsible for overseeing our executive compensation and long-term incentive programs. Specifically, the Committee is responsible for:

●	Reviewing and approving the target and actual compensation paid and the benefit levels received by our Executive Officers;
●

Annually recommending focus areas for our Chief Executive Officer for approval by the members of our Board of Directors who meet the independence and experience requirements set forth in the Committee charter;

●

Annually evaluating all aspects of our Chief Executive Officer’s performance in light of these focus areas (with the participation of all non-executive members of the Board of Directors,) and setting our Chief Executive Officer’s compensation based on this evaluation and after reviewing data concerning compensation practices in the competitive market;

●

Establishing and approving our executive compensation plans and arrangements to provide benefits to our Executive Officers in accordance with the goals and objectives of the Company, as established by the Board of Directors;

●	Administering the Company’s LTI plans, including determining plan eligibility and approving individual awards for all plan participants;
●	Administering the Company’s Performance Award and Cash Bonus Plan and approving individual awards for all Executive Officers;
●

Considering and approving executive employment and, to the extent permissible under Swiss law, severance agreements or other contractual agreements that may be entered into with our Executive Officers (that shall not include “single-trigger” change-in-control agreements);

●

Reviewing and discussing this Compensation Discussion and Analysis, the Company’s Swiss statutory compensation report and maximum aggregate compensation limits for the Board of Directors and members of the Executive Management Team with our management and, based upon such review and discussion, recommending to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for our Annual General Meeting or our annual report, as applicable; and

●	Assessing the risks associated with the Company’s compensation arrangements.

During 2018, the Compensation Committee consisted of three directors: Tan Ek Kia (Chairman), Frederico F. Curado, and Vincent J. Intrieri.

Independent Compensation Consultant

To assist in discharging its responsibilities, the Committee engaged an independent executive compensation consulting firm, Pay Governance LLC, which advised the Committee on executive compensation matters for 2018.

In order not to impair the independence of the Committee’s compensation consultant or create the appearance of such an impairment, the Committee adopted a policy that any compensation consultant to the Committee may not provide other services to the Company in excess of U.S. $100,000. Neither Pay Governance nor any of its affiliates provided the Company with any other services in 2018. In May 2018, the Committee assessed whether the work of Pay Governance for the Committee during 2018 raised any conflict of interest by conducting a review of several independence factors, which included the factors set forth under Rule 10C‑1 of the

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Exchange Act. The Committee concluded that no conflict of interest was raised that would prevent Pay Governance from independently advising the Committee.

In advising the Committee, the compensation consultant reports to and acts at the direction of the Committee. The Committee directs the compensation consultant in the performance of its duties under its engagement to provide certain guidance on an ongoing basis, including:

●	Expertise on compensation strategy and program design;
●	Information relating to the selection of the Company’s peer groups;
●	Relevant market data and alternatives to consider when making compensation decisions;
●	Assistance in establishing and updating annual and long-term incentive guidelines;
●	Periodic reviews of the total executive compensation program; and
●	Support and advice as the Committee conducts its analysis of and makes its decisions regarding executive compensation.

The Committee does not necessarily adopt all recommendations given by the compensation consultant but uses the consultant’s work as a reference in exercising its own judgment with respect to its own executive compensation actions and decisions.

The compensation consultant participates in every meeting of the Committee and meets privately with the Committee at the Committee’s request. Our management provides information to the consultant but does not direct or oversee its activities with respect to our executive compensation program.

Other Advisors

From time-to-time, management engages other advisors to assist in providing advice to the Committee. Such advisors have included, among others, an outside law firm to provide advice regarding various legal issues, financial analysts to examine relevant performance metrics and an outside actuarial firm to evaluate benefit programs. The Committee evaluates these advisors for independence, when retained. No advisors other than Pay Governance were hired in 2018.

Management

Our Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management other than himself. Our Chief Executive Officer’s conclusions and recommendations, including base salary adjustments and award amounts for the current year and target annual award amounts for the next year under our Bonus Plan (other than for himself,) are presented to the Committee. The Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers and other Executive Officers. The Committee may exercise its discretion in modifying any compensation element to any Executive Officer, including reducing or increasing the payment amount for one or more components of such awards.

Officers and other employees in our Human Resources Department assist our Chief Executive Officer with his recommendations and develop and present other recommendations regarding compensation to the Committee as needed. Our officers and other employees participate in Committee discussions in an informational and advisory capacity and have no authority in the Committee’s decision-making process.

Share Ownership Guidelines for Executives

We believe it is important for our Named Executive Officers to build and maintain an appropriate equity stake in the Company. The Company’s share ownership guidelines for Named Executive Officers are intended to further align executives’ interests with the interests of our shareholders. Under these guidelines, Named

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Executive Officers must retain 50% of any shares that vest (net of tax shares) until the ownership guidelines are met. Each of our Named Executive Officers must own an amount of shares equivalent to the following:

Compliance with this policy is reviewed by the Committee, and executives must certify their compliance on an annual basis. The Committee may exercise its discretion in response to any non-compliance of this policy. The Committee has determined that all executives meet or exceed their minimum ownership requirements.

Executive Compensation Recoupment/Clawback Policy

Under the Incentive Compensation Recoupment Policy, the Company is authorized to recover or adjust both cash and equity incentive compensation to the extent the Committee determines that payments or awards have exceeded the amount that would otherwise have been received, due to a restatement of financial results or if the Committee determines that an executive has engaged in, or has knowledge of, and fails to prevent or disclose, fraud or intentional misconduct pertaining to any financial reporting requirement.

No Hedging or Pledging of Company Shares

We have a policy that prohibits any employee, officer or director of the Company from engaging in short-term or speculative transactions in the Company’s securities. It, therefore, is the Company’s policy that employees, officers and directors and their family members or wholly-owned businesses not engage in any of the following transactions:

●	Short sales;
●	Publicly Traded Options;
●	Hedging Transactions; and
●	Margin Accounts and Pledging.

Our Executive Officers and directors must certify compliance with the hedging and pledging provisions of our Insider Trading Policy on an annual basis, and all have done so.

Use of Tally Sheets

The Committee reviews compensation tally sheets, prepared by management, that present comprehensive data on the total compensation and benefits package for each of our Named Executive Officers. Tally sheets include all current compensation obligations, as well as additional analyses with respect to payments at hypothetical terminations to consider the Company’s obligations under such circumstances. The Committee does not use the tally sheets to determine the various elements of compensation or the actual amounts of compensation to be approved but, rather, to evaluate the Company’s obligations under the various programs.

Tax Impact on Compensation

Prior to 2018, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limited the annual tax deduction to $1,000,000 for compensation paid by a publicly held company to its Chief Executive Officer and each of its three other most highly compensated Named Executive Officers other than the Chief Financial Officer, unless the compensation was designed to meet certain performance-based requirements. Under the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”), effective for our taxable year beginning January 1, 2018, the exception under Section 162(m) for performance-based compensation is no longer available, subject to transition relief

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for certain grandfathered arrangements in effect as of November 2, 2017. In addition, the “covered employees” subject to Section 162(m) limitations will be expanded to include our Chief Financial Officer, and once one of our Named Executive Officers is considered a covered employee for 2017 or later, the Named Executive Officer will remain a covered employee so long as he or she receives compensation from the Company. To the extent practicable, we intend to preserve future deductions related to existing compensation arrangements that are eligible for transition relief under the 2017 Tax Act, but we reserve the right to use our judgment to authorize compensation payments that are not deductible under Section 162(m) when we believe that such payments are appropriate and in the best interest of shareholders, after taking into consideration changing business conditions or the executive’s individual performance and/or changes in specific job duties and responsibilities.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the above Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Tan Ek Kia, Chairman Frederico F. Curado Vincent J. Intrieri

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid by the Company for the fiscal year ended December 31, 2018, to each of our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated Executive Officers as of December 31, 2018, who are collectively referred to herein as our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Jeremy D. Thigpen President and Chief Executive Officer	2018 2017 2016	1,000,000 1,000,000 1,000,000	-- -- --	4,818,543 4,549,792 4,362,658	1,483,551 1,401,460 1,190,841	962,500 1,656,000 1,992,000	-- -- --	286,201 361,637 557,568	8,550,795 8,968,889 9,103,067
Mark L. Mey Executive Vice President and Chief Financial Officer	2018 2017 2016	760,000 760,000 760,000	-- -- --	1,858,576 1,965,520 1,828,164	572,229 605,432 499,019	497,420 891,480 1,072,360	-- -- --	183,350 324,235 508,751	3,871,575 4,546,667 4,668,294
Howard E. Davis Executive Vice President and Chief Administrative and Information Officer	2018 2017 2016	550,000 550,000 550,000	-- -- --	1,479,983 1,565,136 1,371,118	455,663 482,105 374,263	317,625 569,250 684,750	-- -- --	127,803 140,804 96,981	2,931,074 3,307,295 3,077,112
Brady K. Long Executive Vice President and General Counsel	2018 2017 2016	545,833 525,000 525,000	-- -- --	1,376,718 1,455,930 1,090,669	423,872 448,469 297,709	315,291 507,150 610,050	-- -- --	123,500 130,817 70,624	2,785,214 3,067,366 2,594,052
Keelan I. Adamson Executive Vice President and Chief Operations Officer	2018	523,769	--	922,402	283,346	269,572	--	147,843	2,146,932
John B. Stobart Former Executive Vice President and Chief Operating and Performance Officer	2018 2017 2016	670,000 670,000 670,000	-- -- --	1,865,472 1,972,782 1,836,467	574,349 607,672 501,289	257,950 924,600 1,112,200	-- 11,931 369	544,785 512,220 513,909	3,912,556 4,699,205 4,634,234

(1) The Stock Awards column represents the aggregate grant date fair value of performance share units and restricted share units granted in each year as shown in the “Grants of Plan-Based Awards for 2018” table and computed in accordance with the provisions of FASB ASC Topic 718. The Option Awards column represents the aggregate dollar amount recognized for financial statement reporting purposes. Regarding assumptions underlying the valuation of these equity awards, please see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2) Non-Equity Incentive Plan Compensation includes annual cash bonuses payable to the Named Executive Officers based on service during the year and awarded in the following year pursuant to the Performance Award and Cash Bonus Plan. The Performance Award and Cash Bonus Plan, including the performance targets used for 2018, is described under “Compensation Discussion and Analysis—2018 Bonus Structure.”

(3) There are no nonqualified deferred compensation earnings included in this column because no Named Executive Officers received above-market or preferential earnings on such compensation during 2018, 2017 or 2016.

(4) All other compensation for 2018 consists of the following:

Name	Company Contributions to Savings Plans(1) ($)	Life, Health and Welfare Insurance Premiums ($)	Relocation Expenses ($)	Other Benefits(2) ($)	All Other Compensation Total ($)
Jeremy D. Thigpen	265,600	20,601	--	--	286,201
Mark L. Mey	165,148	18,202	--	--	183,350

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Howard E. Davis	111,925	15,878	--	--	127,803
Brady K. Long	105,298	18,202	--	--	123,500
Keelan I. Adamson	89,659	20,601	--	37,583	147,843
John B. Stobart	159,460	19,402	30,923	335,000	544,785

(1) All Named Executive Officers participate in the U.S. 401(k) Savings Plan and Savings Restoration Plan.

(2) Other benefits include dependent education reimbursement for Mr. Adamson and payments to Mr. Stobart during his notice period, in accordance with the terms of his employment agreement.

Grants of Plan-Based Awards for 2018

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the Named Executive Officers in the fiscal year ended December 31, 2018.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units(3) (#)		All Other Option Awards: Number of Shares of Securities Underlying Options(3) (#)	Exercise Price of Option Award(4) ($)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeremy D. Thigpen	--	--	1,250,000	2,500,000
	2/8/2018				--	307,557	615,114				3,318,540
	2/8/2018							163,399			1,500,003
	2/8/2018								328,947	9.18	1,483,551
Mark L. Mey	--	--	646,000	1,292,000
	2/8/2018				--	118,629	237,258				1,280,007
	2/8/2018							63,025			578,570
	2/8/2018								126,880	9.18	572,229
Howard E. Davis	--	--	412,500	825,000
	2/8/2018				--	94,464	188,928				1,019,267
	2/8/2018							50,187			460,717
	2/8/2018								101,034	9.18	455,663
Brady K. Long	--	--	409,469	818,938
	2/8/2018				--	87,873	175,746				948,150
	2/8/2018							46,685			428,568
	2/8/2018								93,985	9.18	423,872
Keelan I. Adamson	--	--	350,096	700,192
	2/8/2018				--	58,875	117,750				635,261
	2/8/2018							31,279			287,141
	2/8/2018								62,970	9.18	283,346
John B. Stobart	--	--	332,247	664,493
	2/8/2018				--	119,069	238,138				1,284,755
	2/8/2018							63,259			580,718
	2/8/2018								127,350	9.18	574,349

(1)  This column shows the potential payout opportunities to the Named Executive Officers for the 2018 performance period under our Performance Award and Cash Bonus Plan. There is no payout at or below threshold under this plan for 2018. Actual amounts earned by the Named Executive Officers under the plan appear in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table.” For more information regarding our Performance Award and Cash Bonus Plan, including the performance targets used for 2018, see “Compensation Discussion Analysis—2018 Bonus Structure.”

(2)  The February 8, 2018, performance share unit award is subject to a three-year performance period ending December 31, 2020. The actual number of performance units received will be determined in the first 60 days of 2021 and is contingent on our performance in total shareholder return relative to the Performance Peer Group. Any earned shares will vest on December 31, 2020. The amounts shown under the Maximum column represent the payout level of 200%. There is no payout at or below threshold level under this plan for 2018. For more information regarding long-term incentives plans, including the performance targets used for 2018 and the contingent nature of the long-term incentives granted, please see “Compensation Discussion and Analysis—Long-Term Incentives.”

(3)  These columns show the number of time-vested restricted share units and non-qualified stock options granted to the Named Executive Officers under the long-term incentives plans. The units and options vest in one-third increments over a three-year period commencing on March 1, 2019, and the anniversary of the date of grant, respectively.

(4)  This column shows the exercise or base price of option awards granted to the Named Executive Officers. This is equal to the closing market price of our common stock on the date of grant.

(5)  This column represents the grant date fair value of these awards computed in accordance with FASB ASC Topic 718. The 2018

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performance share unit fair value is calculated using the Monte Carlo simulation to value total shareholder return at the share price on the grant date. The grant date fair value of stock option awards is measured using the Black-Scholes option-pricing model.

Outstanding Equity Awards at Year-End 2018

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2018, for the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, Other Rights That Have Not Vested(4)(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, Other Rights That Have Not Vested ($)
Jeremy D. Thigpen	155,971	77,986	8.61	2/10/2026
	72,539	145,079	13.35	2/9/2027
	-	328,947	9.18	2/7/2028
					45,716	317,269
					75,265	522,339
					163,399	1,133,989
							274,295	1,903,607
							187,238	1,299,432
							307,557	2,134,446
Mark L. Mey	65,359	32,680	8.61	2/10/2026
	31,337	62,674	13.35	2/9/2027
	-	126,880	9.18	2/7/2028
					19,157	132,950
					32,515	225,654
					63,025	437,394
							114,943	797,704
							80,887	561,356
							118,629	823,285
Howard E. Davis	49,019	24,510	8.61	2/10/2026
	24,953	49,908	13.35	2/9/2027
	-	101,034	9.18	2/7/2028
					14,368	99,714
					25,892	179,690
					50,187	348,298	86,207	598,277
							64,410	447,005
							94,464	655,580
Brady K. Long	38,992	19,497	8.61	2/10/2026
	23,212	46,426	13.35	2/9/2027
	-	93,985	9.18	2/7/2028
					11,429	79,317
					24,085	167,150
					46,685	323,994
							68,574	475,904
							59,916	415,817
							87,873	609,839
Keelan I. Adamson	3,492	-	78.76	2/9/2021
	8,455	-	50.79	2/16/2022
	15,767	-	59.30	2/13/2023
	29,412	14,706	8.61	2/10/2026
	15,552	31,105	13.35	2/9/2027
	-	62,970	9.18	2/7/2028
					8,621	59,830
					16,137	111,991
					31,279	217,076
							51,724	358,965
							40,144	278,599
							58,875	408,593
John B. Stobart	38,597	-	59.30	2/13/2023
	65,656	32,829	8.61	2/10/2026
	31,453	62,906	13.35	2/9/2027
	-	127,350	9.18	2/7/2028
					19,244	133,553
					32,635	226,487
					63,259	439,017
							115,465	801,327
							81,186	563,431
							119,069	826,339

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EXECUTIVE COMPENSATION

(1)  Each option award has a 10-year term and vests in one-third increments over a three-year period.

(2)  Represents time-vested restricted share units granted on February 11, 2016, February 10, 2017 and February 8, 2018. Restricted share units vest in one-third increments over a three-year period.

(3)  For purposes of calculating the amounts in these columns, the closing price of our shares on the NYSE on December 31, 2018, of $6.94 was used.

(4)  Represents performance share units, which are subject to a three-year performance period ending on December 31, 2018, December 31, 2019, and December 31, 2020. The actual number of performance share units received will be determined in the first 60 days following the end of the performance period and is contingent on our performance as determined by comparing our total shareholder return relative to the Performance Peer Group. Any shares earned will vest on the last day of the performance period. For more information regarding long-term incentive plans, please see “Compensation Discussion and Analysis—Long-Term Incentives.”

(5)  Performance share units are listed at the targeted number of units.

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EXECUTIVE COMPENSATION

Option Exercises and Shares Vested for 2018

The following table sets forth certain information with respect to the exercise of options and the vesting of RSUs and PSUs, as applicable, during 2018 for the Named Executive Officers.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Jeremy D. Thigpen	--	--	480,180	4,782,616
Mark L. Mey	--	--	215,862	2,214,737
Howard E. Davis	--	--	33,980	327,387
Brady K. Long	--	--	41,305	407,481
Keelan I. Adamson			52,496	486,039
John B. Stobart	--	--	141,068	1,304,709

(1)  Value realized on vesting is calculated by multiplying the closing price of our shares on the NYSE on the date of vesting by the number of gross shares that vested on such date, including any shares subsequently withheld in satisfaction of requisite tax withholding.

Pension Benefits for 2018

We maintain the following pension plans for executive officers and other employees that provide for post-retirement income based on age and years of service:

●	Transocean Savings Restoration Plan
●	Transocean U.S. Retirement Plan
●	Transocean Pension Equalization Plan

The following table and narrative disclosure set forth certain information with respect to pension benefits payable to the Named Executive Officers pursuant to these plans:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2017 ($)
Jeremy D. Thigpen	Transocean Savings Restoration Plan	4	534,498	--

Mark L. Mey	Transocean Savings Restoration Plan	4	293,971	--

Howard E. Davis	Transocean Savings Restoration Plan	3	153,878	--

Brady K. Long	Transocean Savings Restoration Plan	3	117,495	--
				--
Keelan I. Adamson	Transocean Savings Restoration Plan	4	166,738
	Transocean U.S. Retirement Plan	10	383,692	--
	Transocean Pension Equalization Plan	10	369,847

John B. Stobart	Transocean Savings Restoration Plan	4	420,834	--
	Transocean U.S. Retirement Plan	2	89,306	--
	Transocean Pension Equalization Plan	2	217,968	--

Transocean Savings Restoration Plan

The Company maintains the Transocean Savings Restoration Plan, a nonqualified, unfunded, defined contribution plan for key management employees who earn compensation in excess of certain limits in the Internal Revenue Code. All Named Executive Officers participate in this plan. Effective January 1, 2017, all participants in this plan are fully vested. The plan provides that eligible participants receive an annual contribution equal to 10% (or such other percentage as determined by the administrative committee) of the compensation earned in a particular calendar year that is in excess of the Internal Revenue Code limits.

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EXECUTIVE COMPENSATION

Compensation considered under this plan includes basic salary and annual performance bonus. A participant must be employed on the last day of the calendar year in order to receive a contribution for a particular year. Benefits are payable upon a participant’s termination of employment, or six months after termination in the case of certain officers.

Transocean U.S. Retirement Plan

The Transocean U.S. Retirement Plan is a tax-qualified pension plan. Benefit accruals under this plan were frozen effective as of December 31, 2014. Messrs. Adamson and Stobart are the only Named Executive Officers who participate in this plan.

The purpose of the plan is to provide post-retirement income benefits to employees in recognition of their long-term service to the Company. Benefits available to executives are no greater than those offered to non-executive participants. The plan is funded through cash contributions made by the Company based on actuarial valuations and regulatory requirements. Employees working for the Company in the U.S. are fully vested after completing five years of eligible employment. Employees earn the right to receive a benefit upon retirement at the normal retirement age of 65 or upon early retirement (age 55 or older with five years of service). Furthermore, employees earn the right to receive a benefit if they are active employees and age 65 or older (with five years of service).

The elements of compensation included in computing the retirement benefit are basic salary and annual performance bonuses earned prior to January 1, 2015. Retirement benefits are calculated as (i) the sum of 1% of the employee’s compensation for each calendar year (or partial year) of employment, divided by (ii) twelve.

Certain assumptions and calculation methods were used to determine the values of the pension benefits disclosed in the “Pension Benefits for 2018” table above. In particular, monthly accrued pension benefits, payable at age 65, were determined as of December 31, 2018. The present value of these benefits was calculated based on assumptions used in the Company’s financial statements for 2018.

Transocean Pension Equalization Plan

The Pension Equalization Plan (“PEP”) is a nonqualified, unfunded, noncontributory pension plan that was frozen effective December 31, 2014. Messrs. Adamson and Stobart are the only Named Executive Officers with a frozen benefit in the PEP.

Certain employees are eligible to receive a benefit under the PEP if the level of their compensation prior to January 1, 2015, would otherwise cause them to exceed the Internal Revenue Code compensation limitations imposed on the Transocean U.S. Retirement Plan. The purpose of the PEP is to provide supplemental post-retirement income in recognition of service to the Company. Benefits are payable upon a participant’s termination of employment, or six months after termination in the case of certain officers.

The plan recognizes the same forms of compensation and the same formula used to calculate the plan benefit as the Transocean U.S. Retirement Plan however, earnings are not limited to the pay cap under the Internal Revenue Code Section 401(a)(17) (U.S. $260,000 in 2014 when the PEP was frozen). Benefits are not earned until the individual has five years of credited service with the Company.

Certain assumptions and calculation methods were used to determine the values of the pension benefits disclosed in the “Pension Benefits for 2018” table above. In particular, monthly accrued pension benefits, payable at age 65, were determined as of December 31, 2018. The present value of these benefits was calculated based on assumptions used in the Company’s financial statements for 2018.

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EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

The following table summarizes the treatment of outstanding awards as provided in the terms and conditions of each award.

Event	Consequences
Voluntary not-for-cause termination	Restricted Share Units and Stock Options – executive’s right to unvested portion of award terminates immediately
Involuntary not-for-cause termination or Retirement

Restricted Share Units – prorated portion of award vests

Performance Share Units – prorated portion of award vests based on actual performance after the performance period ends

Stock Options – executive’s right to unvested portion of award terminates immediately

Termination due to Death or Disability	Restricted Share Units and Stock Options – award vests Performance Share Units – prorated portion of award vests based on actual performance after the performance period ends
Involuntary termination not-for-cause after a Change of Control	Restricted Share Units and Stock Options – award vests Performance Share Units – award vests based on target performance

The following table sets forth certain information with respect to compensation that would be payable to the Named Executive Officers, as of December 31, 2018, upon a variety of termination or change of control scenarios.

As of December 31, 2018, the Named Executive Officers of the Company were eligible for the Executive Severance Benefit Policy. However, members of the Executive Management Team are further subject to the full limitations of the Minder Ordinance regarding severance.

Name	Triggering Event(1)	Cash Severance Payment(2) ($)	Non-Equity Incentive Compensation(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Retirement Plan Benefit(6) ($)	Total ($)
Jeremy D. Thigpen	Voluntary Not-for-Cause	--	--	--	--	534,498	534,498
	Involuntary Not-for-Cause	--	962,500	2,461,657	--	534,498	3,958,655
	Retirement	--	962,500	2,461,657	--	534,498	3,958,655
	Death	--	962,500	3,481,342	--	534,498	4,978,340
	Disability	--	962,500	3,481,342	--	534,498	4,978,340
	Change of Control	--	962,500	5,407,475	--	534,498	6,904,473
Mark L. Mey	Voluntary Not-for-Cause	--	--	--	--	293,971	293,971
	Involuntary Not-for-Cause	--	497,420	1,013,760	--	293,971	1,805,151
	Retirement	--	497,420	1,013,760	--	293,971	1,805,151
	Death	--	497,420	1,416,873	--	293,971	2,208,264
	Disability	--	497,420	1,416,873	--	293,971	2,208,264
	Change of Control	--	497,420	2,180,638	--	293,971	2,972,029
Howard E. Davis	Voluntary Not-for-Cause	--	--	--	--	153,878	153,878
	Involuntary Not-for-Cause	577,500	317,625	801,434	--	153,878	1,850,437
	Retirement	--	317,625	801,434	--	153,878	1,272,937
	Death	--	317,625	1,122,104	--	153,878	1,593,607
	Disability	--	317,625	1,122,104	--	153,878	1,593,607
	Change of Control	577,500	317,625	1,730,288	--	153,878	2,779,291
Brady K. Long	Voluntary Not-for-Cause	--	--	--	--	117,495	117,495
	Involuntary Not-for-Cause	577,500	315,291	732,798	--	117,495	1,743,084
	Retirement	--	315,291	732,798	--	117,495	1,165,584
	Death	--	315,291	1,030,367	--	117,495	1,463,153
	Disability	--	315,291	1,030,367	--	117,495	1,463,153
	Change of Control	577,500	315,291	1,596,117	--	117,495	2,606,403

Transocean 2019 Proxy Statement	P-87

EXECUTIVE COMPENSATION

Keelan I. Adamson	Voluntary Not-for-Cause	--	--	--	--	536,585	536,585
	Involuntary Not-for-Cause	--	269,572	497,304	--	536,585	1,303,461
	Retirement	--	269,572	497,304	--	536,585	1,303,461
	Death	--	269,572	697,035	--	390,860	1,357,467
	Disability	--	269,572	697,035	--	536,585	1,503,192
	Change of Control	--	269,572	1,076,089	--	536,585	1,882,246
John B. Stobart	Voluntary Not-for-Cause	--	--	--	--	638,802	638,802
	Involuntary Not-for-Cause	--	257,950	1,017,618	--	638,802	1,914,370
	Retirement	--	257,950	1,017,618	--	638,802	1,914,370
	Death	--	257,950	1,422,232	--	579,897	2,260,079
	Disability	--	257,950	1,422,232	--	638,802	2,318,984
	Change of Control	--	257,950	2,188,827	--	638,802	3,085,579

(1)  Amounts in the table represent obligations of the Company under agreements currently in place and valued as of December 31, 2018.

(2)  Amounts payable under the terms of the Executive Severance Benefit Policy. This includes a lump sum payment equal to 52 weeks of base salary as well as outplacement services (not to exceed 5% of the base salary) for Messrs. Davis and Long.

(3)  Amounts payable for the 2018 annual cash bonus earned (these amounts are also reflected in the “Summary Compensation Table”).

(4)  Represents the value of restricted share units and performance share units that would vest upon the triggering event, based on $6.94, the closing stock price on the last trading day of 2018.

(5)  Represents the (“in-the-money”) value of vested and unvested stock options.

(6)  Represents the present value of PEP and Savings Restoration Plan benefits which would have been payable as of December 31, 2018.

CEO Pay Ratio

Pursuant to the Securities Exchange Act of 1934, as amended, the Company is required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee.

Based on SEC rules for this disclosure and applying the methodology described below, the Company determined that our CEO’s total compensation in U.S. dollars for 2018 was $8,550,795,  and the 2018 total compensation of the median employee in U.S. dollars was $118,192. Accordingly, for 2018, the Company estimates the ratio of our CEO’s total compensation to the median total compensation of all employees to be 72 to 1.

Due to acquisitions that occurred in 2018 that impacted our employee population, we are not using the same median employee as prior year. In determining the applicable median salary, we first excluded 209 of our non-U.S. employees located in Angola, Cyprus, Hungary, Malaysia, India, Cayman Islands, Nigeria, Singapore and Thailand representing 4.2% of our workforce, a de minimis number of non-US employees as allowed under the SEC rules. Next, for all other non-U.S. employees paid in local non-U.S. currency, salaries were denominated in U.S. dollars by applying applicable currency exchange rates in place on December 31, 2018. This currency exchange was necessary for comparison to our CEO pay which is denominated in U.S. dollars. We then identified the median employee based on a tabulation of annualized base salary for all included employees on December 31, 2018, the last day of our fiscal year.

Once the median employee was identified as described above, the total annual compensation for 2018 for that employee was determined using the same rules that apply to reporting NEO compensation in the Total column of the “Summary Compensation Table.”

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning securities authorized for issuance under our equity compensation plans as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted‑Average Exercise Price of Outstanding Options, Warrants and Rights (b) (U.S.$)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	3,767,483	21.56	21,450,598
Equity compensation plans not approved by security holders	—	—	—
Total	3,767,483	21.56	21,450,598

(1) We may also grant restricted share units and other forms of share-based awards under our long-term incentive plans previously approved by our shareholders. At December 31, 2018, we had 6,445,332 shares available for future issuance pursuant to grants of restricted share units.

Transocean 2019 Proxy Statement	P-89

OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board of Directors during 2018 were Tan Ek Kia, Chairman, Frederico F. Curado, and Vincent J. Intrieri.  There are no matters relating to interlocks or insider participation that we are required to report.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require the Company’s Executive Officers and directors, and persons who own more than ten percent of the Company’s shares, to file initial reports of ownership and reports of changes in ownership of the Company’s equity securities with the SEC. Based solely on a review of such reports furnished to the Company and written representations that no report on Form 5 was required for 2018, the Company believes that no director, officer or beneficial owner of more than ten percent of the Company’s shares failed to file a report on a timely basis in 2018.

Householding

The SEC permits us, under certain circumstances, to send a single set of the Notice, proxy materials, and annual reports to any household at which two or more shareholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.

In order to take advantage of this opportunity, we have delivered only one copy of the Notice or, if you previously requested to receive paper proxy materials by mail, one proxy statement and annual report to shareholders who share an address (unless we received contrary instructions from one or more of the affected shareholders prior to the mailing date). However, if any such shareholder residing at such an address wishes to receive a separate copy of any of these documents either now or in the future, or if any such shareholder who elected to continue to receive separate copies wishes to receive a single copy in the future, that shareholder should send a request in writing to Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, Texas 77046 or by calling +1 (713) 232‑7500. We will deliver, promptly upon written or oral request to Investor Relations, a separate copy of the Notice, proxy materials or annual report, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

A number of brokerage firms have instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the proxy materials or wish to revoke your decision to household and thereby receive multiple copies.

Proposals of Shareholders

Shareholder Proposals in the Proxy Statement. Rule 14a‑8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a‑8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2020 Annual General Meeting, your proposals must be received at our principal executive offices c/o Transocean Management Ltd., Turmstrasse 30, CH-6312 Steinhausen, Switzerland by no later than 5:00 p.m. Swiss time on November 9, 2019. However, if the date of the 2020 Annual General Meeting changes by more than 30 days from the anniversary of the 2019 Annual General Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of this deadline in a Quarterly Report on Form 10‑Q, in a Current Report on Form 8‑K or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

P-90	Transocean 2019 Proxy Statement

OTHER MATTERS

Shareholder Proposals and Nominations for Directors to be Presented at Meetings. If you desire to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a‑8, you must follow the procedures set forth in our Articles of Association. Our Articles of Association provide generally that, if you desire to propose any business at an annual general meeting (including the nomination of any director), you must give us written notice at least 30 calendar days prior to the anniversary date of the proxy statement in connection with Transocean’s last annual general meeting; provided, however, that if the date of the annual general meeting is 30 calendar days before or after the anniversary date of the last annual general meeting, such request must instead be made by the tenth day following the date on which we have made public disclosure of the date of the annual general meeting. The deadline under our Articles of Association for submitting proposals will be 5:00 p.m. Swiss time on February 7, 2020, for the 2020 annual meeting unless it is more than 30 calendar days before or after May 9, 2020.

In order for the notice to be considered timely under Rule 14a‑4(c) of the Exchange Act, proposals must be received no later than 5:00 p.m. Swiss time on February 7, 2020. The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information required to be included in a proxy statement pursuant to the rules of the SEC.

If you desire to nominate directors to be presented at an annual general meeting, you must give us written notice within the time period described in the preceding paragraph. If you desire to nominate directors to be presented at an extraordinary general meeting at which the Board of Directors has determined that directors will be elected, you must give us written notice by the close of business on the tenth day following our public disclosure of the meeting date. Notice for the nomination of directors at any general meeting must set forth:

●	Your name and address and the name and address of the person or persons to be nominated;
●

A representation that you are a holder of record of our shares entitled to vote at the meeting or, if the record date for the meeting is subsequent to the date required for that shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting and, in either case, setting forth the class and number of shares so held, including shares held beneficially;

●	A representation that you intend to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice;
●	A description of all arrangements or understandings between you and each nominee you propose and any other person or persons under which the nomination or nominations are to be made by you;
●	Any other information regarding each nominee you propose that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
●	The consent of each nominee to serve as a director if so elected.

The Board of Directors may refuse to transact any business you propose or to acknowledge your nomination of any person if you fail to comply with the foregoing procedures. You may obtain a copy of our Articles of Association and Organizational Regulations, in which these procedures are set forth, upon written request to our Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH‑6312 Steinhausen, Switzerland.

Cost of Solicitation

The accompanying proxy is being solicited on behalf of the Board of Directors. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by us. We have retained Georgeson LLC for a fee of $20,000, plus expenses, to aid in the solicitation of proxies. Proxies may be solicited by personal interview, mail, telephone, facsimile, internet or other means of electronic distribution by our directors, officers and employees, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Transocean 2019 Proxy Statement	P-91

OTHER MATTERS

Forward‑Looking Statements

The statements included in this proxy statement, including in the letter to shareholders and in the section entitled “Compensation Discussion and Analysis—Executive Summary—2018 Business Overview,” regarding future financial performance, results of operations, liquidity, stacking of assets and the market and other statements that are not historical facts are forward‑looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward‑looking statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to, the future prices of oil and gas, operating hazards and delays, actions by customers and other third parties, conditions in the drilling industry and in the capital markets and those described under “Item 1A. Risk Factors” in the 2018 Annual Report and in our other filings with the SEC. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward‑looking statements. All subsequent written and oral forward‑looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward‑looking statements. Each forward‑looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward‑looking statements, except as required by law.

P-92	Transocean 2019 Proxy Statement

APPENDIX A

Transocean Ltd. and subsidiaries

Non-GAAP Financial Measures and Reconciliations

Earnings Before Interest, Taxes,  Depreciation and Amortization and Related Margins

(in millions, except percentages)

Year ended
12/31/18

Contract Drilling Revenues	$ 3,018
Contract intangible amortization	112
Contract drilling revenues before amortization	3,130
Drilling contract termination fees	(124)
Adjusted Normalized Revenues	$ 3,006

Net income (loss)	$ (2,003)
Interest expense, net of interest income	567
Income tax expense	228
Depreciation expense	818
Contract intangible amortization	112
EBITDA	(278)

Acquisition and restructuring costs	34
Loss on impairment of goodwill and other assets	1,464
Bargain purchase gain	(10)
Gain on disposal of assets, net	7
Loss on retirement of debt	3
Adjusted EBITDA	1,206

Drilling contract termination fees	(124)
Adjusted Normalized EBITDA	$ 1,082

EBITDA margin	(9)%
Adjusted EBITDA margin	39%
Adjusted Normalized EBITDA margin	36%

Transocean 2019 Proxy Statement	AP-1

VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 8, 2019/5:59 a.m. Swiss Time on May 9, 2019, the Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. TRANSOCEAN LTD. TURMSTRASSE 30 CH-6312 STEINHAUSEN SWITZERLAND ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to: Transocean 2019 AGM Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA or Schweiger Advokatur / Notariat, Dammstrasse 19, CH-6300 Zug, Switzerland. All proxy cards must be received no later than 11:59 p.m. Eastern Daylight Time on May 8, 2019/5:59 a.m. Swiss Time, on May 9, 2019, the Meeting date. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E66674-P20178 THIS PROXY CARD IS VALID ONLY WHEN SIGNED. Please indicate in the appropriate space how you wish the shares to be voted. If you give no specific voting instructions in relation to one or several proposals, you instruct the independent proxy to exercise your voting rights for all proposals in accordance with the recommendation of the Board of Directors (“FOR” proposals 1-3, 5, and 7-9, and “FOR” each nominee and ratification listed in proposals 4, 6 and 10). 6. Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting (please mark the boxes next to each nominee) For For Against Abstain Against Abstain 1. Approval of the 2018 Annual Report, Including the Audited Consolidated Financial Statements and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2018 Discharge of the Members of the Board of Directors and Executive Management Team From Liability for Activities During Fiscal Year 2018 Appropriation of the Accumulated Loss for Fiscal Year 2018 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 6A. Frederico F. Curado 6B. Vincent J. Intrieri 2. 6C. Tan Ek Kia 7. Reelection of Schweiger Advokatur / Notariat as the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2019 and Reelection of Ernst & Young Ltd, Zurich, as the Company's Auditor for a Further One-Year Term 3. 4. Reelection of 10 Directors (4A – 4J), Each for a Term Extending Until Completion of the Next Annual General Meeting (please mark the boxes next to each nominee) 8. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 4A. Glyn A. Barker ! ! ! 4B. Vanessa C.L. Chang 9. Advisory Vote to Approve Named Executive Officer Compensation 10. Prospective Votes on the Maximum Compensation of the Board of Directors and the Executive Management Team, respectively (please mark the boxes next to each item) 4C. Frederico F. Curado 4D. Chadwick C. Deaton 10A. Ratification of an amount of US $4,121,000 as the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2019 and 2020 Annual General Meetings Ratification of an amount of US $24,000,000 as the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2020 ! ! ! 4E. Vincent J. Intrieri 4F. Samuel J. Merksamer 10B. ! ! ! 4G. Frederik W. Mohn 4H. Edward R. Muller 4I. Tan Ek Kia 4J. Jeremy D. Thigpen As Recommended by the Board of Directors Against Abstain ! ! ! If any modifications to agenda items or proposals identified in the notice of meeting or other matters on which voting is permissible under Swiss law are properly presented at the Annual General Meeting for consideration, you instruct the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors. 5. Election of Chadwick C. Deaton as the Chairman of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting ! ! ! The signature on this Proxy Card should correspond exactly with the shareholder’s name as printed above. In the case of joint tenancies, co-executors or co-trustees each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] Date

Transocean Ltd. Admission Card If you choose to personally attend and exercise your voting rights at the Transocean Ltd. Annual General Meeting on May 9, 2019 at 6:30 p.m., Swiss Time, at the Offices of Transocean Ltd., Turmstrasse 30, CH-6312 Steinhausen, Switzerland, please present this detached card, together with proof of identification, at the admission office prior to the meeting. If you hold several admission cards, please present all of them for validation at the meeting. Your vote is important. To ensure the shares are represented, you should complete, sign and date the below proxy card and return it promptly in the enclosed postage pre-paid envelope to: Transocean 2019 AGM, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA or Transocean 2019 AGM, Vote Processing, c/o Schweiger Advokatur / Notariat, Dammstrasse 19, CH-6300 Zug, Switzerland, so that it arrives no later than 11:59 p.m., Eastern Daylight Time on May 8, 2019, 5:59 a.m. Swiss Time, on May 9, 2019, the Meeting date, whether or not you intend to attend the meeting. You may revoke your proxy and vote in person if you decide to attend the meeting. You must separate this Admission Card before returning the Proxy Card in the enclosed envelope. Important notice regarding the availability of Proxy Materials for the Annual General Meeting of Shareholders to be held May 9, 2019: The Combined Document is available at: http://www.deepwater.com E66675-P20178 TRANSOCEAN LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Proxy Card for use at the Annual General Meeting of Shareholders of Transocean Ltd., a Swiss corporation (“Transocean”), or any adjournment or postponement thereof (the “Meeting”), to be held on May 9, 2019 at 6:30 p.m. Swiss Time, at the Offices of Transocean Ltd., Turmstrasse 30, CH-6312 Steinhausen, Switzerland. IMPORTANT NOTE: Please sign, date and return this Proxy Card in the enclosed postage pre-paid envelope to: Transocean 2019 AGM, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA or Transocean 2019 AGM, Vote Processing, c/o Schweiger Advokatur / Notariat, Dammstrasse 19, CH-6300 Zug, Switzerland. We urge you to return your proxy card as soon as possible to ensure that your proxy card is timely submitted. Any proxy card must be received by either Broadridge or Schweiger Advokatur / Notariat no later than 11:59 p.m. Eastern Daylight Time on May 8, 2019/5:59 a.m. Swiss Time, on May 9, 2019. The signatory, revoking any proxy heretofore given in connection with the Meeting, appoints the independent proxy, Schweiger Advokatur / Notariat, as proxy to represent the signatory at the Meeting and to vote all shares the signatory is entitled to vote at the Meeting on all matters properly presented at the Meeting in accordance with the signatory's voting instructions on the reverse side of this Proxy Card. Please provide your specific voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not provide specific voting instructions in relation to one or several proposals described on the reverse side, you instruct the independent proxy to vote “FOR” proposals 1-3, 5 and 7-9, “FOR” each nominee and ratification listed in proposals 4, 6 and 10 and as recommended by the Board of Directors on any modifications to an agenda item or any other matter which may be properly presented or brought before the Meeting. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Meeting. Continued on the reverse side. Must be signed on the reverse side.